SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
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R. G. Barry Corporation

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R.G. BARRY CORPORATION
13405 Yarmouth Road N.W.
Pickerington, Ohio 43147

September 23, 2009

To Our Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of R.G. Barry Corporation, which will be held at 11:00 a.m., Eastern Daylight Saving Time, on Thursday, October 29, 2009 at our executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

The formal Notice of Annual Meeting of Shareholders and Proxy Statement are enclosed. The Board of Directors has nominated one director for a term to expire at the 2011 Annual Meeting of Shareholders as well as three directors for terms to expire at the 2012 Annual Meeting of Shareholders. The Board recommends that you vote FOR all of the nominees.

You are also being asked to consider and vote upon a proposal to amend the R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan in order to authorize the issuance of an additional 500,000 common shares under the Plan and to reapprove the material terms of the performance criteria under the Plan. The Board recommends that you vote FOR the proposal to increase the number of common shares available for issuance under the Amended and Restated 2005 Long-Term Incentive Plan and to reapprove the material terms of the performance criteria under the Plan.

On behalf of the Board and management, I cordially invite you to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting and regardless of the number of common shares you own, it is important that your common shares be represented and voted at the Annual Meeting. Accordingly, after reading the enclosed Proxy Statement, you can ensure that your common shares are represented at the Annual Meeting by promptly completing, signing, dating and returning your proxy card in the enclosed envelope provided for your convenience. Alternatively, if you are a registered shareholder, you may transmit voting instructions for your common shares electronically through the Internet or by telephone following the simple instructions on the proxy card.

Thank you for your continued support.

Very truly yours,

Greg Tunney,
President and Chief Executive Officer

PROXY STATEMENT
GENERAL INFORMATION ABOUT VOTING
NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
SHARE OWNERSHIP
ELECTION OF DIRECTORS (Item 1 on Proxy)
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE REPORT
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF EXECUTIVE OFFICERS
Transactions with Related Persons
EQUITY COMPENSATION PLAN INFORMATION
PROPOSAL TO AMEND THE R. G. BARRY CORPORATION AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN TO AUTHORIZE ISSUANCE OF AN ADDITIONAL 500,000 COMMON SHARES AND TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE PLAN (Item 2 on Proxy)
AUDIT COMMITTEE MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

R.G. BARRY CORPORATION
13405 Yarmouth Road N.W.
Pickerington, Ohio 43147
(614) 864-6400

Pickerington, Ohio
September 23, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of R.G. Barry Corporation (the “Company”) will be held at the executive offices of the Company at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147, on October 29, 2009, at 11:00 a.m., Eastern Daylight Saving Time, for the following purposes:

1.	To elect one director to serve for a two-year term expiring at the 2011 Annual Meeting of Shareholders.

2.	To elect three directors, each to serve for a three-year term expiring at the 2012 Annual Meeting of Shareholders.

3.	To consider and vote upon a proposal to amend the R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan in order to authorize the issuance of an additional 500,000 common shares under the Plan and to reapprove the material terms of the performance criteria under the Plan.

4.	To transact any other business which properly comes before the Annual Meeting or any adjournment thereof.

Only our shareholders of record at the close of business on September 2, 2009 will be entitled to receive notice of, and vote at, the Annual Meeting and any adjournment thereof. You are cordially invited to attend the Annual Meeting. Your vote is important, regardless of the number of common shares you own. Whether or not you plan to attend the Annual Meeting, please promptly vote and submit your proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. Alternatively, refer to the instructions on the proxy card for details about transmitting your voting instructions electronically via the Internet or by telephone.

If you are a record shareholder and attend the Annual Meeting, you may revoke your proxy and vote in person. Attending the Annual Meeting will not, by itself, revoke a previously appointed proxy.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 29, 2009.

The SEC has adopted new rules which require proxy materials for a shareholder meeting to be posted on the Internet and would allow the Company to provide only provide a Notice of Internet Availability of Proxy Materials to shareholders. For this Annual Meeting, we have chosen to follow the SEC’s “full set” delivery option. Therefore, although we are posting our proxy materials online, we are also mailing a full set of our proxy materials to our shareholders. Even if you previously consented to receiving your proxy materials electronically, you will receive a copy of our proxy materials for the Annual Meeting by mail. The Company’s Proxy Statement for the Annual Meeting, this Notice of Annual Meeting of Shareholders, a sample of the proxy card sent or given to shareholders of the Company and the Company’s 2009 Annual Report to Shareholders for the fiscal year ended June 27, 2009 are available at https://materials.proxyvote.com/068798.

By Order of the Board of Directors,

Greg Tunney,
President and Chief Executive Officer

R.G. BARRY CORPORATION
13405 Yarmouth Road N.W.
Pickerington, Ohio 43147
(614) 864-6400

PROXY STATEMENT
Dated: September 23, 2009

FOR THE ANNUAL MEETING OF SHAREHOLDERS
To Be Held On October 29, 2009

GENERAL INFORMATION ABOUT VOTING

This Proxy Statement, along with the accompanying proxy card, is furnished to shareholders in connection with the solicitation by the Board of Directors (the “Board”) of R.G. Barry Corporation (the “Company”) of proxies for use at our 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on October 29, 2009 or at any adjournment of the Annual Meeting. The Annual Meeting will be held at 11:00 a.m., Eastern Daylight Saving Time, at our executive offices located at 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. The facility is located east of Columbus, Ohio, immediately south of the intersection of Interstate 70 and State Route 256. This Proxy Statement summarizes information you will need in order to vote.

As used in this Proxy Statement, the terms “Company,” “R.G. Barry,” “we”, “us” and “our” mean R.G. Barry Corporation or, where appropriate, R.G. Barry Corporation and its subsidiaries. The term “common shares” means the Company’s common shares, $1.00 per value per share. Other than common shares, there are no voting securities of the Company outstanding.

VOTING AT THE ANNUAL MEETING

Only shareholders of record at the close of business on September 2, 2009 are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment thereof. The Company is first sending or giving this Proxy Statement and the accompanying proxy card to those shareholders on or about September 23, 2009. At the close of business on September 2, 2009, 10,760,878 common shares were outstanding and entitled to vote. Each common share entitles the holder thereof to one vote on each matter to be submitted to shareholders at the Annual Meeting. Shareholders do not have cumulative voting rights in the election of directors.

To ensure that your common shares will be voted at the Annual Meeting, sign, date and promptly return the accompanying proxy card. A return envelope, which requires no postage, if mailed in the United States, has been provided for your use. Alternatively, you may transmit voting instructions electronically via the Internet or by using the toll-free telephone number stated on the proxy card. The deadline for transmitting voting instructions electronically via the Internet or telephonically is 11:59 p.m., Eastern Daylight Saving Time, on October 28, 2009. The Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ voting instructions have been properly recorded. If you vote electronically via the Internet or telephonically, you should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which will be borne by you.

Those common shares represented by properly executed proxy cards, which are received prior to the Annual Meeting and not revoked, or by properly authenticated voting instructions transmitted electronically via the Internet or by telephone prior to the deadline for transmitting those instructions and not revoked, will be voted as directed by the shareholders. The common shares represented by all valid proxies received prior to the Annual Meeting that do not specify how the common shares should be voted (excluding broker non-votes) will be voted as recommended by the Board as follows: (i) “FOR” the election of the director nominee for a term expiring at the 2011 Annual Meeting of Shareholders identified below under the caption “ELECTION OF DIRECTORS (Item 1 on Proxy)”; (ii) “FOR” the election of the three director nominees for terms expiring at the 2012 Annual Meeting of Shareholders identified below under the caption “ELECTION OF DIRECTORS (Item 1 on Proxy)”; and (iii) “FOR” the proposal to amend the R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan to authorize the issuance of an additional 500,000 common shares under the Plan and to reapprove the material terms of the performance criteria under the Plan. No appraisal rights exist for any action proposed by the Company to be taken at the Annual Meeting.

Voting of Common Shares Held in “Street Name”

If you hold your common shares in “street name” with a nominee, such as a broker, financial institution or other record holder, you may be eligible to provide voting instructions to the holder of record electronically via the Internet or telephonically and you may incur costs associated with electronic or telephonic access, such as usage charges from Internet service providers and telephone companies. If you hold your common shares in “street name,” you should carefully review the information provided to you by the holder of record. This information will describe the procedures to be followed in instructing the holder of record how to vote your “street name” common shares and how to revoke your previously given instructions. Alternatively, if you are a registered shareholder, you may transmit voting instructions for your common shares electronically through the Internet or by telephone by following the simple instructions on the proxy card.

“Broker non-votes” are common shares held of record by brokers or other nominees which are present in person or by proxy at the Annual Meeting, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter over which the broker or nominee does not have discretionary voting authority. Broker non-votes are counted toward the establishment of a quorum. If you hold your common shares in “street name” and do not provide voting instructions to your broker or nominee within the required time frame before the Annual Meeting, your broker or nominee will have the discretion to vote your common shares on the uncontested election of directors but may not vote your common shares on the proposal to amend the R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan to increase the number of common shares authorized for issuance and to reapprove the material terms of the performance criteria under the Plan.

Solicitation of Proxies

We will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy card and any other related materials and all other costs incurred in connection with the solicitation of proxies on behalf of the Board, other than the Internet access fees and telephone service fees described above. The Company has engaged D. F. King & Co., Inc. to assist in the solicitation of proxies from shareholders at a fee of not more than $7,000, plus reimbursement of reasonable out-of-pocket expenses. Although the Company is soliciting proxies by mailing the proxy materials to shareholders, proxies may be further solicited by additional mailings, personal contact, telephone, e-mail or facsimile by directors, officers and employees of the Company, none of whom will receive additional compensation for these solicitation activities. We will also pay the standard charges and expenses of brokers, voting trustees, financial institutions and other custodians, nominees and fiduciaries who are record holders of common shares not beneficially owned by them, for forwarding our proxy materials to the beneficial owners of common shares entitled to vote at the Annual Meeting.

Our 2009 Annual Report to Shareholders for the fiscal year ended June 27, 2009 (“fiscal 2009”) is being delivered with this Proxy Statement.

Right to Revoke Proxy

If you are a registered shareholder, you may revoke your proxy at any time before it is actually voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company at the address shown on the cover page of this Proxy Statement, by accessing the Internet site or using the toll-free number stated on the proxy card prior to the deadline for transmitting voting instructions electronically and electing revocation as instructed or by attending the Annual Meeting and giving notice of revocation in person. You may also change your vote by choosing one of the following options: executing and returning to the Company a later-dated proxy card; voting in person at the Annual Meeting; submitting a later-dated electronic vote through the designated Internet site; or voting by telephone at a later date using the toll-free telephone number stated on the proxy card. Attending the Annual Meeting will not, by itself, revoke your previously-appointed proxy.

Quorum and Tabulation of Voting Results

The results of shareholder voting will be tabulated by the inspectors of election appointed by the Board for the Annual Meeting. A quorum for the Annual Meeting is a majority of the outstanding common shares entitled to vote at the Annual Meeting. Common shares represented by properly-executed proxy cards returned to the Company prior to the Annual Meeting or represented by properly-authenticated electronic votes recorded through the Internet or by telephone will be counted toward the establishment of a quorum for the Annual Meeting whether they are marked “FOR ALL,” “WITHHELD FOR ALL,” “*EXCEPTIONS,” “FOR”, “AGAINST”, “ABSTAIN” or not at all.

NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders of R.G. Barry Corporation to be Held on October 29, 2009:

The United States Securities and Exchange Commission (“SEC”) recently adopted e-proxy rules that require the Company to post its proxy materials on the Internet and permit the Company to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this Annual Meeting, we have chosen to follow the SEC’s “full set” delivery option. Therefore, although we are posting a full set of our proxy materials (this Proxy Statement, the Notice of Annual Meeting of Shareholders, the proxy card and our 2009 Annual Report to Shareholders for the fiscal year ended June 27, 2009) online, we are also mailing a full set of our proxy materials to our shareholders. Even if you previously consented to receiving your proxy materials electronically, you will receive a copy of our proxy materials for the Annual Meeting by mail. We believe that mailing a full set of proxy materials will help ensure that a majority of our outstanding common shares is present in person or represented by proxy at our Annual Meeting. We also hope to help maximize shareholder participation. However, we will continue to evaluate the option of providing only a Notice of Internet Availability of Proxy Materials to some or all of our shareholders in the future.

This Proxy Statement, the Notice of Annual Meeting of Shareholders, a sample form of this proxy card sent or given to shareholders by the Company and the Company’s 2009 Annual Report to Shareholders for the fiscal year ended June 27, 2009 are available at https://materials.proxyvote.com/068798.

To obtain directions to attend the Annual Meeting and vote in person, please call (614) 864-6400 and ask for Roy Youst at extension 7275.

SHARE OWNERSHIP

The following table furnishes information regarding each person known to the Company to beneficially own more than 5% of our outstanding common shares as of September 2, 2009 (unless otherwise indicated):

	Amount and Nature of Beneficial Ownership
			Shared	Sole		Shared			Percent
Name and Address	Sole Voting		Voting	Dispositive		Dispositive			of
of Beneficial Owner	Power		Power	Power		Power	Total		Class(1)

Steven C. Leonard P.O. Box 710 Rancho Santa Fe, CA 92067	209,789	(2)	—	209,789	(2)	1,094,929	1,304,718	(2)	12.1%
Nicusa Capital Partners, L.P. 17 State Street, Suite 1650 New York, N.Y. 10004	649,870	(3)	—	649,870	(3)	—	649,870	(3)	6.0%

(1)	The “Percent of Class” is based on 10,760,878 common shares outstanding on September 2, 2009.

(2)	Based on information contained in an Amendment No. 6 to Schedule 13G filed with the SEC on January 28, 2009. With respect to the 1,304,718 common shares reported to be beneficially owned at December 31, 2008, Mr. Leonard reported sole voting power and sole dispositive power as to 209,789 common shares and shared dispositive power as to 1,094,929 common shares.

(3)	Based on information contained in an Amendment No. 1 to Schedule 13G filed with the SEC on March 4, 2008. With respect to the 649,870 common shares reported to be beneficially owned at February 15, 2008, Nicusa Capital Partners, L.P. (“Nicusa Capital”) and Nicusa Investment Advisors, LLC, which serves as investment advisor to Nicusa Capital, reported sole voting power and sole dispositive power as to all 649,870 common shares.

The following table furnishes information regarding the beneficial ownership of common shares of the Company, as of September 2, 2009, for each of the Company’s current directors, each of the nominees for re-election as a director of the Company, each of the individuals named in the “Fiscal 2009 Summary Compensation Table” on page 26 and all current executive officers and directors of the Company as a group. The address of each of the current executive officers and directors of the Company is c/o R.G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

	Amount and Nature of Beneficial Ownership(1)
			Common Shares Which
			Can be Acquired Upon
			Exercise of Options or RSUs
	Common		Which Are Currently
	Shares		Vested or Which Will			Percent
	Presently		First Become Vested			of
Name of Beneficial Owner	Held		Within 60 Days	Total		Class(2)

Nicholas DiPaolo	29,671	(5)	0	29,671	(5)	(3)
David Lauer	22,671	(4)	16,250	38,921	(4)	(3)
Roger Lautzenhiser	25,671	(4)	10,000	35,671	(4)	(3)
David Nichols	52,431	(4)	0	52,431	(4)	(3)
Janice Page	32,921	(4)	0	32,921	(4)	(3)
Edward Stan	44,378	(4)(6)	10,000	54,378	(4)(6)	(3)
Harvey Weinberg	28,046	(4)	10,000	38,046	(4)	(3)
Thomas Von Lehman	330,753	(7)	0	330,753	(7)	3.1%
Gordon Zacks	444,786	(8)	0	444,786	(8)	4.1%
Greg Tunney	22,242	(9)	100,000	122,242	(9)	(3)
Jose Ibarra	7,787		32,958	40,745		(3)
Dan Viren(10)	45,845		1,103	46,948		(3)
Glenn Evans	30,556		41,806	72,362		(3)
Lee Smith	5,808		0	5,808		(3)
Thomas Konecki	5,256		0	5,256		(3)
All other current executive officers of the Company (numbering 4)	3,829		0	3,829		(3)
All current directors and executive officers of the Company as a group (numbering 19)	1,132,651		222,117	1,354,768		12.3%

(1)	Unless otherwise indicated, the beneficial owner has sole voting power and sole dispositive power as to all of the common shares reflected in the table.

(2)	The “Percent of Class” is based upon the sum of (a) 10,760,878 common shares outstanding on September 2, 2009, (b) the number of common shares, if any, as to which the named individual or group has the right to acquire beneficial ownership upon the exercise of options which are currently exercisable or which will first become exercisable by November 1, 2009, (c) the number of common shares, if any, underlying restricted stock units (“RSUs”) which will vest by November 1, 2009, and (d) the number of common shares, if any, underlying RSUs which are vested as of September 2, 2009 but as to which the individual or group holding the RSUs has elected to defer receipt of the underlying common shares to a future date under the Company’s Amended and Restated Deferral Plan (the “Deferral Plan”).

(3)	Represents ownership of less than 1% of the outstanding common shares of the Company.

(4)	The common shares shown for Messrs. Lauer and Lautzenhiser and Ms. Page include 14,671 common shares underlying an equal number of RSUs, which were 100% vested at September 2, 2009 but each individual elected to defer receipt of the underlying common shares until a future date under the Company’s Deferral Plan. The common shares shown for Messrs. Nichols and Stan include 9,008 common shares underlying an equal number of RSUs, which were 100% vested at September 2, 2009 but each individual elected to defer receipt of the underlying common shares until a future date under the Company’s Deferral Plan. The common shares shown for Mr. Weinberg include 8,996 common shares underlying an equal number of RSUs, which were 100% vested at September 2, 2009 but Mr. Weinberg elected to defer receipt of the underlying common shares until a future date under the Company’s Deferral Plan.

(5)	Excludes 2,000 common shares held of record and beneficially by Mr. DiPaolo’s spouse as to which Mr. DiPaolo has no voting power or dispositive power and disclaims beneficial ownership.

(6)	Includes common shares which are all held jointly by Mr. Stan and his spouse.

(7)	Includes 176,917 common shares held jointly by Mr. Von Lehman and his spouse.

(8)	Includes 444,786 common shares held of record by Mr. Zacks. Excludes 14,905 common shares held of record and owned beneficially by Mr. Zacks’ spouse as to which Mr. Zacks has no voting power or dispositive power and disclaims beneficial ownership.

(9)	Includes 4,000 common shares held by the Tunney Family Trust, of which Mr. Tunney and his spouse are trustees.

(10)	Mr. Viren retired from his positions as the Company’s Senior Vice President-Finance, Chief Financial Officer and Secretary as of January 4, 2009. Thereafter, he served as Special Assistant for Mergers & Acquisitions working with the Chief Executive Officer on special projects until his retirement from the Company on August 30, 2009. Mr. Viren is included in beneficial ownership table as an individual named in the “Fiscal 2009 Summary Compensation Table”, but is excluded from the total ownership held by current executive officers and directors of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that the Company’s directors and executive officers and greater-than-10% beneficial owners of the Company’s common shares file reports with the SEC reporting their initial beneficial ownership of common shares and any subsequent changes in their beneficial ownership. Specific due dates for such reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any late report or known failure to file a required report. To the Company’s knowledge, based solely upon a review of the reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2009, all Section 16(a) filing requirements applicable to officers, directors and greater-than-10% beneficial owners of the Company’s outstanding common shares were complied with except: (a) Gordon Zacks reported late, in his Form 5 for fiscal 2009, a gift of 14,011 common shares of the Company he made on October 17, 2007; (b) Greg Tunney filed late his Form 4 reporting the award of RSUs covering 51,246 common shares made to him by the Company on November 5, 2008; and (c) Doug Yannucci failed to include 283 common shares he beneficially owned on May 7, 2009, the date on which he became an executive officer of the Company, in his initial Form 3 and reported these common shares in his Form 5 for fiscal 2009.

ELECTION OF DIRECTORS
(Item 1 on Proxy)

The Board of Directors currently has ten members — four in the class whose terms expire at the Annual Meeting of Shareholders, three in the class whose terms expire at the Annual Meeting of Shareholders in 2010, and three in the class whose terms expire at the Annual Meeting of Shareholders in 2011.

On August 2, 2006, the Board increased the number of directors of the Company from nine to ten and appointed Greg Tunney, the Company’s President and Chief Executive Officer, to fill the newly- created Board seat for a term expiring in 2009. Mr. Tunney’s appointment to the Board was required under the terms of his Executive Employment Agreement with the Company dated February 7, 2006.

On May 1, 2009, Roger Lautzenhiser notified the Company that he intends to resign from the Board immediately prior to the Annual Meeting. Mr. Lautzenhiser, who has served as a director of the Company since 1999, did not cite any disagreement with the Company as a basis for his intended resignation.

The Board intends to reduce the size of the Board from ten to nine directors if Mr. Lautzenhiser submits his resignation. To make the number of directors allocated to each class more equal, three of the four directors whose terms are to expire at the Annual Meeting will be nominated for re-election to serve for a three-year term expiring at the 2012 Annual Meeting of Shareholders and the fourth director whose term expires at the Annual Meeting will be nominated for re-election to serve for a two-year term expiring at the 2011 Annual Meeting of Shareholders. The Nominating and Governance Committee has recommended that Janice Page, Harvey Weinberg and Greg Tunney be nominated for re-election as directors in the class whose terms expire at the 2012 Annual Meeting of Shareholders and David Lauer be nominated for re-election as a director in the class whose terms expire at the 2011 Annual Meeting of Shareholders.

During the last fiscal year, management successfully challenged itself to review all cost centers to ensure that the Company is operating as efficiently and economically as possible while continuing to execute the Company’s strategic goals. The Company’s Board also reviewed its costs with the same goal. As a result, the Board took action to reduce the size of the Board, which will have an immediate impact on Board costs, and agreed to find additional ways to reduce its cost, including possible reductions in fees and director equity compensation. The Board’s goal is to reduce Board costs by $300,000 annually no later than the 2011 calendar year and this cost reduction includes those savings anticipated from the reduction in the number of Board members as described above.

Directors are elected by a plurality of the votes cast at the Annual Meeting. Under Ohio law and the Company’s Code of Regulations, the three nominees for election in the class whose terms expire at the 2012 Annual Meeting of Shareholders and the one nominee for election in the class whose terms expire at the 2011 Annual Meeting of Shareholders receiving the most votes at the Annual Meeting will be elected to the Board. Proxies may not cast votes for more than three nominees in the class whose terms expire in 2012 or for more than one nominee in the class whose terms expire in 2011.

The Company’s common shares are listed on The NASDAQ Stock Market (“NASDAQ”), and the Company is subject to the corporate governance requirements in the NASDAQ Listing Rules — Rule 5600 series (the “NASDAQ Rules”). The Board has reviewed, considered and discussed each director’s relationships, either direct or indirect, with the Company and our subsidiaries and the compensation and other payments each director receives, directly or indirectly, from the Company and our subsidiaries in order to determine whether such director meets the independence requirements of the NASDAQ Rules and the applicable rules and regulations of the SEC (the “SEC Rules”). The Board has determined that each of Nicholas DiPaolo, David Lauer, David Nichols, Janice Page, Edward Stan and Harvey Weinberg, who comprise a majority of the Board, qualifies as independent and has no relationships with the Company and our subsidiaries, either directly or indirectly, including any commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationship, other than serving as a director and holding common shares of the Company (and, in the case of Mr. Stan, receiving retirement benefits as a former executive officer of the Company, whose employment ended in 1985) that would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a director. When assessing Mr. Lauer’s independence, the Board took into account his service as a director of Huntington Bancshares Incorporated, the holding company of The Huntington National Bank, which is a lender under the Company’s revolving credit facility. When assessing Mr. Weinberg’s independence, the Board took into account his service as a director of Griffin Strategic Advisors LLC, an advisory firm specializing in helping organizations improve profitability and accelerate growth, which provided consulting services to the Company during fiscal 2009.

The Board has determined that Greg Tunney does not qualify as independent because he is an executive officer of the Company. Roger Lautzenhiser does not qualify as independent because he is a partner of a law firm that has provided services, and continues to provide services, for the Company. Thomas Von Lehman does not qualify as independent because he served as an executive officer of the Company from March 10, 2004 until May 18, 2006 and a non-executive employee of the Company from May 18, 2006 until September 30, 2006. Mr. Zacks does not qualify as independent due to payments made to him during the past three years related to his separation agreement with the Company and to a related party obligation.

The Board proposes that Janice Page, Harvey Weinberg and Greg Tunney be elected for terms of three years to expire at the 2012 Annual Meeting of Shareholders and that David Lauer be elected for a term of two years to expire at the 2011 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. Common shares as to which the authority to vote is withheld will not be counted toward the election of directors or toward the election of the individual nominees specified on the proxy card.

Each nominee has furnished the following information, as of September 2, 2009, concerning the age, principal occupation, other affiliations and business experience of the nominee, to the Company:

			Director of
		Position(s) Held	the Company	Nominee
		with the Company and	Continuously	for Term
Nominee	Age	Principal Occupation(s)	Since	Expiring in

Janice Page	60	Director of the Company; consultant on merchandising, buying, marketing, retail store operations and management since 1997; Senior (Group) Vice President, Sears, Roebuck and Company, from 1992 to 1997, Men’s,Women’s, Children’s, Athletic Footwear, Handbags and Accessories, Fine and Bridge Jewelry, Cosmetics and Fragrances.(1)	2000	2012
Harvey Weinberg	71	Director of the Company; Chairman of the Board from 1990 to 1992 and Chief Executive Officer from 1987 to 1992 of Hartmarx Corporation, clothiers.	2001	2012
Greg Tunney	48	Director and Chief Executive Officer of the Company since May 2006; President of the Company since February 2006; Chief Operating Officer of the Company from February 2006 to May 2006; President and Chief Operating Officer of Phoenix Footwear Group, Inc., a supplier of a diversified selection of men’s and women’s dress and casual footwear, belts, personal items, outdoor sportswear and travel apparel, from 1998 until February 2005.(2)	2006	2012
David Lauer	67	Director of the Company; Acting Chief Financial Officer of The Ohio State University’s Medical Center from 2004 to 2006; President and Chief Operating Officer of Bank One, Columbus, NA from June 1997 until his retirement in January 2001; Managing Partner, Columbus office, Deloitte & Touche LLP from January 1989 until he retired in June 1997; Certified Public Accountant since 1968.(3)	2003	2011

(1)	Ms. Page is also a director of American Eagle Outfitters, Inc.

(2)	Under the terms of the Executive Employment Agreement, effective as of May 1, 2009, between Mr. Tunney and the Company, the Company is obligated to cause Mr. Tunney to be nominated as a director of the Company during his employment term.

(3)	Mr. Lauer is also a director of Huntington Bancshares Incorporated, and Diamond Hill Investment Group, Inc.

The Board recommends a vote FOR the re-election of the nominees named above.

While it is contemplated that all nominees will stand for re-election, if one or more nominees at the time of the Annual Meeting should be unable or unwilling to serve, the individuals designated to vote the proxies reserve full discretion to vote for the re-election of the remaining nominees and for the election of any substitute nominee designated by the Board upon recommendation by the Nominating and Governance Committee. The Board knows of no reason why any of the individuals identified above would be unable or unwilling to serve as a director if elected to the Board.

The following information, as of September 2, 2009, concerning the age, principal occupation, other affiliations and business experience of the directors of the Company whose terms extend beyond the Annual Meeting, has been furnished to the Company by each director:

			Director of
		Position(s) Held	the Company
		with the Company and	Continuously	Term
Name	Age	Principal Occupation(s)	Since	Expires in

Edward Stan	85	Director of the Company; President of Edward M. Stan and Associates, importers.	1971	2010
David Nichols	68	Director of the Company; President and Chief Operating Officer of Macy’s South, a division of Macy’s Inc. from 2000 through 2005; previously Chairman of the Board and Chief Executive Officer of Mercantile Stores Company, Inc. from 1992 through 1998; past director of the Federal Reserve Bank, Cleveland, Ohio from 1994 through 2000.(1)	2005	2010
Nicholas DiPaolo	67	Director of the Company; former Vice Chairman of the Board of Directors and Chief Operating Officer of Bernard Chaus, Inc., a designer and marketer of women’s apparel, from January 1, 2001 to July 1, 2005.(2)	2005	2010
Gordon Zacks	76	Director of the Company; Non-Executive Chairman of the Board since May 28, 2004, Senior Chairman of the Board from March 10, 2004 to May 28, 2004, Chairman of the Board and Chief Executive Officer from 1979 to March 10, 2004 and President from 1992 to February 1999 and from August 2002 to March 10, 2004, of the Company.	1959	2011
Thomas Von Lehman	59	Director of the Company; Managing Director since June 2, 2006 of The Meridian Group, business consultants; Non-executive employee of the Company from May 18, 2006 to September 30, 2006; Chief Executive Officer of the Company from March 10, 2004 until May 18, 2006; President of the Company from March 10, 2004 until February 7, 2006; Principal and Senior Project Director, from June 30, 2003 to March 10, 2004, of The Meridian Group.	2005	2011
Roger Lautzenhiser	55	Director of the Company; Partner, Cincinnati office of Vorys, Sater, Seymour and Pease LLP, attorneys at law, since November 2000, and Managing Partner of Cincinnati office from November 2000 to January 2006.	1999	2011

(1)	Mr. Nichols is also a director of The Andersons, Inc.

(2)	Mr. DiPaolo is also a director of Foot Locker, Inc. and JPS Industries, Inc.

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

Meetings of and Communications with the Board

The Board held fifteen meetings during fiscal 2009. Each director attended 75% or more of the aggregate of (i) the total number of meetings held by the Board and (ii) the number of meetings held by the Board committees on which he or she served, in each case during the period in which he or she served as a director.

In accordance with the Company’s Board Mission & Corporate Governance Guidelines and applicable NASDAQ Rules, the independent directors meet, without management or the non-independent directors, in executive sessions. The executive sessions are chaired by the Chair of one of the Board’s standing committees, as determined prior to or at the beginning of each executive session by the independent directors.

The Board believes it is important for our shareholders to have a process to send communications to the Board and its individual members. Accordingly, shareholders who wish to communicate with the Board, the independent directors, a group of directors or a particular director may do so by sending a letter to such individual or individuals, in care of Jose Ibarra, Secretary, at the Company’s executive offices, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. The mailing envelope must contain a clear notation indicating that the enclosed correspondence is a “Shareholder — Board Communication,” “Shareholder — Director Communication” or “Shareholder — Independent Director Communication,” or must be otherwise marked appropriately. All such correspondence must identify the author as a shareholder and clearly state the identities of the intended recipients. The Company’s Secretary will make copies of all such correspondence and circulate them to the appropriate director or directors. We have no screening process with respect to shareholder communications.

Although the Company does not have a formal policy requiring members of the Board to attend annual meetings of the shareholders, the Company encourages all incumbent directors and director nominees to attend each annual meeting of shareholders. All of our then incumbent directors and nominees attended the Company’s last annual meeting of shareholders held on October 29, 2008.

Committees of the Board

The Board has three standing committees — the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. During fiscal 2009, the Board appointed an ad hoc Special Committee to review long-term strategic cash management policy and to review an unsolicited offer received by the Company. The Special Committee held five meetings during fiscal 2009 and Nicholas DiPaolo served as Chair for each of these meetings.

Audit Committee.  The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of all of the Company’s independent directors — Nicholas DiPaolo, David Lauer, David Nichols, Janice Page, Edward Stan and Harvey Weinberg. Mr. DiPaolo has been Chair of the Audit Committee since November 8, 2007. The Board has determined that each member of the Audit Committee qualifies as an independent director under applicable NASDQ Rules and SEC Rules.

The Board has also determined that each of David Lauer, Edward Stan and Harvey Weinberg qualifies as an “audit committee financial expert” under applicable SEC Rules. The Board believes that all members of the Audit Committee can read and understand the Company’s consolidated financial statements and are highly qualified to discharge their duties on behalf of the Company and our subsidiaries.

Mr. Lauer currently serves on the audit committees of three public companies, including the Company. The Board has determined that such simultaneous service does not impair Mr. Lauer’s ability to effectively serve on the Company’s Audit Committee.

The Audit Committee is organized and conducts its business pursuant to a written charter. A current copy of the Audit Committee’s charter is posted on the “Investor Information — Board of Directors” page of the Company’s website at www.rgbarry.com.

The Audit Committee’s duties and responsibilities are set forth in its charter. Its primary functions are to assist the Board in its oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent auditors; and (4) the performance of the Company’s internal audit function and independent auditors. The Audit

Committee’s specific responsibilities include, among others: (1) selecting, appointing and retaining the Company’s independent auditors for each fiscal year and determining the terms of engagement, including the proposed fees and terms of service; (2) overseeing and evaluating the work of the independent auditors; (3) reviewing and approving in advance all audit services and all permitted non-audit services; (4) reviewing the independence and objectivity of the independent auditors; (5) determining Company hiring policies for employees or former employees of the independent auditors; (6) reviewing the Company’s accounting policies and practices and financial statement presentations; (7) reviewing and evaluating the activities of the Company’s independent auditors and personnel responsible for the internal audit function; (8) reviewing with management and the independent auditors reports and recommendations relating to the integrity of the Company’s internal accounting procedures and controls; (9) preparing an annual report for inclusion in the Company’s proxy statement; and (10) other matters required by applicable SEC Rules.

The Audit Committee met four times during fiscal 2009, and its related report is included beginning on page 52.

Compensation Committee.  The Compensation Committee is comprised of all of the Company’s independent directors — Nicholas DiPaolo, David Lauer, David Nichols, Janice Page, Edward Stan and Harvey Weinberg. Ms. Page is the Chair of the Compensation Committee. The Board has determined that each member of the Compensation Committee also is a “non-employee director” with the meaning of Rule 16b-3 under the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The Compensation Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A current copy of the Compensation Committee’s charter is posted on the “Investor Information — Board of Directors” page of the Company’s website at www.rgbarry.com.

The Compensation Committee’s charter sets forth the duties and responsibilities of the Compensation Committee which include, among others: (1) reviewing, approving and overseeing the process and substance of the Company’s executive compensation policy; (2) evaluating the performance of the Chief Executive Officer and other executive officers of the Company in light of corporate goals and objectives approved by the Compensation Committee; (3) establishing and approving annually the individual elements of total compensation for the Chief Executive Officer and other executive officers of the Company; (4) determining whether the Company should enter into employment agreements, including change in control or severance agreements, with its executive officers; (5) approving the annual base salary, annual incentive awards and long-term incentive awards, including all equity-based awards, and other perquisites and benefits, direct and indirect, of the Chief Executive Officer and other executive officers of the Company; (6) administering the Company’s equity-based plans; (7) reviewing new executive compensation programs and, on a periodic basis, the operation of the Company’s existing executive compensation programs; (8) reviewing and making recommendations to the Board regarding the appropriate fee amounts to be paid to the Company’s non-employee directors; and (9) preparing the annual Compensation Committee Report, as required under applicable SEC Rules, for inclusion in the Company’s proxy statement.

The Compensation Committee met seven times during fiscal 2009, and its related report has been included beginning on page 15. The Company’s processes and procedures for considering and determining compensation of our executive officers are discussed below under the caption “COMPENSATION DISCUSSION AND ANALYSIS.”

Nominating and Governance Committee.  The Nominating and Governance Committee also consists of all of the Company’s independent directors — Nicholas DiPaolo, David Lauer, David Nichols, Janice Page, Edward Stan and Harvey Weinberg. Mr. Stan serves as Chair of the Nominating and Governance Committee. The Nominating and Governance Committee is organized and conducts its business pursuant to a written charter adopted by the Board. A current copy of the Nominating and Governance Committee’s charter is posted on the “Investor Information — Board of Directors” page of the Company’s website at www.rgbarry.com.

The Nominating and Governance Committee’s primary responsibility is to create and maintain the overall corporate governance principles and policies for the Company. The Nominating and Governance Committee’s specific responsibilities include, among others: (1) recommending to the Board policies to enhance the Board’s effectiveness; (2) developing and periodically reviewing the Company’s corporate governance policies; (3) creating and maintaining a Code of Business Conduct and Ethics for directors, officers and employees; (4) approving service by a director of the Company on the board of directors of another publicly-traded company; (5) assessing on a regular basis the qualifications needed by the Board in the context of the current status of the Board; (6) conducting evaluations of the directors whose terms of office expire each year; (7) recommending to the Board the slate of nominees to be recommended to the shareholders for election and any directors to be elected by the Board to fill vacancies; (8) recommending the directors to be selected for membership on Board committees, including the chairs of the committees; and (9) periodically initiating and overseeing performance evaluations for the Board as a whole.

The Nominating and Governance Committee met three times during fiscal 2009.

Nominating Procedures

The Nominating and Governance Committee is responsible for overseeing a broad range of issues surrounding the composition and operation of the Board, including identifying candidates qualified to become directors and recommending director nominees to the Board. When considering candidates for the Board, the Nominating and Governance Committee evaluates the entirety of each candidate’s credentials and does not have specific eligibility requirements or minimum qualifications that must be met by a nominee. The Nominating and Governance Committee considers those factors it deems appropriate, including maturity in judgment, diversity, experience, skills, accountability and integrity, financial literacy, high performance standards, other board appointments, industry knowledge, networking/contacts and degree of independence from management. Depending on the current perceived needs of the Board, the Nominating and Governance Committee may weigh certain factors more or less heavily than others. The Nominating and Governance Committee does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflicts of interest that would interfere with the performance of the duties of a director of the Company.

The Nominating and Governance Committee considers candidates for the Board from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who makes the recommendation. Pursuant to its charter, the Nominating and Governance Committee has the authority to retain consultants and search firms to assist in the process of identifying and evaluating director candidates and to approve the fees and other retention terms for any such consultant or search firm; however, neither the Nominating and Governance Committee nor the Company has used a consultant or search firm to date.

Shareholders may recommend director candidates for consideration by the Nominating and Governance Committee by giving written notice of the recommendation to Edward Stan, Chair of the Nominating and Governance Committee, c/o R.G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147. The recommendation should include the candidate’s name, age, business address, residence address and principal occupation or employment as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director if elected and a commitment by the candidate to meet personally with the Nominating and Governance Committee members should accompany any such recommendation. The Nominating and Governance Committee will consider candidate recommendations from shareholders for the 2010 Annual Meeting of Shareholders, which are submitted not later than July 11, 2010. Any shareholder who wishes to formally nominate one or more individuals must follow the procedures described below.

The Board, taking into account the recommendations of the Nominating and Governance Committee, selects nominees for election as directors at each annual meeting of shareholders. Shareholders who wish to formally nominate one or more individuals for election as a director at an annual meeting may do so, provided they comply with the nomination procedures set forth in the Company’s Articles of Incorporation. Each director nomination must be received by the Company’s Secretary not less than 30 days or more than 60 days prior to any meeting of shareholders called for the election of directors. However, if less than 35 days’ notice of the meeting is given to the shareholders, the nomination must be mailed or delivered to the Company’s Secretary not later than the close of business on the seventh day following the day on which the notice of the meeting was mailed. Each shareholder nomination must contain the following information: (a) the name, age, business and, if known, residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the number of common shares beneficially owned by the nominee and by the nominating shareholder and (d) any other information concerning the nominee that must be disclosed of nominees in proxy solicitations under applicable SEC Rules. Each nomination must be accompanied by the written consent of the proposed nominee to serve as a director if elected. The Company’s Secretary must receive notice of nominations for the 2009 Annual Meeting by September 29, 2009.

Compensation Committee Interlocks and Insider Participation

Except for Mr. Stan, who last served as an executive officer of the Company in 1985 and receives retirement benefits as a former executive officer, no other member of our Compensation Committee serves or has served at any time as one of our officers or employees or is a party to any related person transaction. None of our executive officers serve on the board of directors or compensation committee of any other entity that has an executive officer serving as a member of our Board or Compensation Committee.

Board Mission & Corporate Governance Guidelines

The Board has adopted the Board Mission & Corporate Governance Guidelines, which are available on the “Investor Information — Board of Directors” page of the Company’s website at www.rgbarry.com. The Guidelines, which are applicable to our Board, address issues relating to (1) Board responsibilities, (2) Board selection and composition, including Board size and classification, independence of the Board, Board membership criteria and selection of new directors, (3) the Chairman of the Board, (4) service on multiple boards of directors, (5) Board communications, including disclosure policy and interaction with investors and other third parties, (6) Board compensation, (7) Board meetings, including agenda items, distribution of Board materials, executive sessions of independent directors and number of Board meetings, (8) Board access to independent advisors, (9) stock ownership, (10) succession planning and (11) committee matters, including number, structure and independence of committees, compensation of committee members, selection of committee chairs and assignment and rotation of committee members and chairs.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics, which is posted on the “Investor Information — Board of Directors” page of the Company’s website at www.rgbarry.com. This Code, which is applicable to all of our directors, officers and employees, addresses issues relating to (1) conflicts of interest, (2) corporate opportunities, (3) use of inside information, (4) corporate communications, (5) fair dealing, (6) confidentiality, (7) accounting practices, (8) records retention, (9) compliance with laws, rules and regulations, (10) the duty to report suspected violations and consequences of violations and (11) other Company policies and procedures.

COMPENSATION OF DIRECTORS

The following table summarizes compensation awarded or paid to, or earned by, each of the directors during fiscal 2009.

Director Compensation for Fiscal 2009

					Change in
					Pension
	Fees				Value and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred		All Other
	Cash(1)	Awards(2)	Awards(3)	Compensation	Compensation		Compensation		Total
Name	($)	($)	($)	($)	Earnings ($)		($)		($)

Gordon Zacks	55,000	46,342	212	0	0	(4)	63,017	(5)	164,571
Nicholas DiPaolo	57,750	46,342	621	0	0		0		104,713
David Lauer	47,500	46,342	212	0	0		0		94,054
Roger Lautzenhiser	45,000	46,342	212	0	0		0		91,554
David Nichols	46,500	46,342	621	0	0		0		93,463
Janice Page	57,500	46,342	212	0	0		0		104,054
Edward Stan	55,000	46,342	212	0	0	(4)	0		101,554
Thomas Von Lehman	45,000	46,342	0	0	0		0		91,342
Harvey Weinberg	48,000	46,342	212	0	0		0		94,554

(1)	Directors of the Company are paid on an annual retainer basis for the cash portion of their compensation for service on the Board and its standing committees; chairs of these standing committees receive an additional annual retainer for their role on those committees. This compensation approach for directors of the Company has been in effect since the start of fiscal 2008. For fiscal 2009, directors of the Company who were not employees of the Company or its subsidiaries received an annual retainer of $45,000 for service as a director. The Chairman of the Board and the Chairs of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee each received an additional annual retainer of $10,000. In fiscal 2009, an ad hoc Special Committee was appointed to review long-term strategic cash management policy and to review an unsolicited tender offer received by the Company. Members of the Special Committee were paid on a per meeting basis. Any member of the Special Committee received $500 for each meeting for telephonic meetings attended or $1,000 per meeting for in-person meetings, and the Chair of each Special Committee meeting received an additional $250 per telephonic meeting or $500 for each in-person meeting.

Greg Tunney, the Company’s President and Chief Executive Officer, is not included in this table because directors who are employees of the Company received no additional compensation for service as a director during fiscal 2009. The compensation received by Mr. Tunney as an employee of the Company is shown in the “Fiscal 2009 Summary Compensation Table” on page 26 of this Proxy Statement.

(2)	These amounts represent the expense to the Company in fiscal 2009, as computed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised), “Share-Based Payments” (“SFAS 123R”), and reported in our consolidated financial statements, of RSUs granted to directors. Generally, RSUs granted to the directors vest on the first anniversary of the grant date. Information on assumptions made in applying SFAS 123R with respect to these grants is included in Notes (1)(p) and (11) of the Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data.” of the Company’s Annual Report on Form 10-K for fiscal 2009 (the “2009 Form 10-K”). No directors forfeited RSUs during fiscal 2009.

On May 6, 2009, the Company granted each of the non-employee directors 7,500 RSUs covering one common share each and having a one-year vesting period. Each of these RSUs had a fair value of $6.00 at grant date. As of June 27, 2009, each non-employee director held 7,500 outstanding nonvested RSUs. Under the Company’s Deferral Plan, recipients of RSU awards may defer receipt of common shares of the Company that would otherwise have been received by the recipient upon vesting of his or her RSUs. Any such awards deferred are not eligible for dividends during the period in which they have been deferred. David Lauer, Roger Lautzenhiser and Janice Page elected to defer receipt of the common shares underlying their respective RSUs that vested in May 2007, May 2008 and May 2009. Harvey Weinberg elected to defer receipt of the common shares underlying his RSUs that vested in May 2007 and May 2008. David Nichols and Ed Stan elected to defer receipt of the common shares underlying their respective RSUs that vested in May 2008 and May 2009.

(3)	These amounts represent the expense to the Company in fiscal 2009, as computed in accordance with SFAS 123R and reported in our consolidated financial statements, of options held by the named directors. Options have an exercise price equal to the closing price of the Company’s common shares on the date of grant and generally vest in equal annual installments over a one-to-five year period. Information on assumptions made in applying SFAS 123R with respect to option grants is found in Notes (1)(p) and (11) of the Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplement Data.” of the Company’s 2009 Form 10-K and in Notes (1)(p) and (10) of the Company’s Annual Report on Form 10-K for fiscal 2008. No options were granted to any of the non-employee directors during fiscal 2009. No directors forfeited previous option grants during fiscal 2009.

Information with respect to outstanding options held by each non-employee director as of June 27, 2009 is disclosed below:

Total Options Outstanding at
June 27, 2009

Gordon Zacks	0
Nicholas DiPaolo	0
David Lauer	16,250
Roger Lautzenhiser	10,000
David Nichols	0
Janice Page	0
Edward Stan	10,000
Thomas Von Lehman	0
Harvey Weinberg	10,000

(4)	Two directors, Messrs. Zacks and Stan, are participants in Company qualified and supplemental pension plans as a result of their prior service as employees of the Company. None of the payments received by Messrs. Zacks and Stan under the Company’s pension plans are conditioned on their service as a director of the Company, and no continuing benefit accruals are made on behalf of Messrs. Zacks or Stan under the Company’s pension plans as a result of their service as directors of the Company.

(5)	Mr. Zacks, the Company’s current non-executive Chairman of the Board, retired as an employee of the Company on July 1, 2004. Mr. Zacks and the Company are parties to a separation agreement dated March 10, 2004 pursuant to which Mr. Zacks retired from his positions as President and Chief Executive Officer of the Company. The Company is obligated under that agreement to maintain Mr. Zacks’ life insurance benefits, including a split-dollar policy, until his death for as long as the Company can maintain such insurance without additional premium costs. The Company also agreed for a five-year period ended September 1, 2009 to reimburse Mr. Zacks for office-related costs of $45,000 per year. In fiscal 2009, there was $10,243 in attributed income on payments made by the Company on behalf of Mr. Zacks on a split-dollar life insurance policy held by the Company on his life. The Company is obligated to gross up for taxes from the impact of the split-dollar payments attributed to Mr. Zacks, which amounted to $7,774 for fiscal 2009.

Under an agreement dated September 27, 1989, as amended, the Company agreed, upon the death of Mr. Zacks, to purchase from his estate, at the estate’s election, up to $4 million of the Company’s common shares held by Mr. Zacks at the time of his death. The common shares would be purchased at their fair market value at the time the estate exercises its put right. The estate’s put right expires after the second anniversary of Mr. Zacks’ death. The Company agreed to fund its potential obligation to purchase the common shares by purchasing and maintaining life insurance during Mr. Zacks’ lifetime. In addition, Mr. Zacks agreed that, for a period of 24 months following his death, the Company will have a right of first refusal to purchase any common shares owned by Mr. Zacks at his death if his estate elects to sell the common shares.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the following “COMPENSATION DISCUSSION AND ANALYSIS” with management. Based on such review and discussion, the Compensation Committee has recommended to the full Board that the “COMPENSATION DISCUSSION AND ANALYSIS” be included in this Proxy Statement and incorporated by reference into the Company’s 2009 Form 10-K.

Submitted by the Compensation Committee of the Board of Directors:

Janice Page, Chair	Nicholas DiPaolo	David Lauer
David Nichols	Edward Stan	Harvey Weinberg

COMPENSATION DISCUSSION AND ANALYSIS

Introduction:

This Compensation Discussion and Analysis (CD&A) describes the Company’s compensation approach and specifically describes the total compensation for the following named executive officers (“NEOs”):

•	Greg Tunney, President and Chief Executive Officer (“CEO”)

•	Jose Ibarra, Senior Vice President-Finance, Chief Financial Officer and Secretary (“CFO”), from January 5, 2009 to date

•	Daniel Viren, Senior Vice President-Finance, Chief Financial Officer and Secretary, through January 4, 2009

•	Glenn Evans, Senior Vice President-Sourcing & Logistics

•	Lee Smith, Senior Vice President-Creative Services

•	Thomas Konecki, Senior Vice President-Sales, Licensing and Business Development through March 2009; in March 2009, Mr. Konecki was appointed President-Private Brands

Executive Summary:

Company Financial and Operating Performance:

Management’s success in adapting and guiding the Company through demanding business environments is one of the critical elements in the Compensation Committee’s determination of executive compensation.

In fiscal 2009, despite the global economic recession, the loss of several retailing partners to bankruptcy and what has been called the most challenging retail environment since the Great Depression, management delivered strong operating results and further strengthened the Company’s position as the leading resource for accessory footwear.

Revenue/income growth, inventory productivity, expense management, return on assets, return on shareholders’ equity and earnings per share each exceeded the fiscal 2009 operating plan prepared by management and approved by the Board in early fiscal 2009. For the third consecutive year, strong operating results placed the Company among the top-performing public accessory footwear companies in the United States.

We believe that the Company’s ability to perform well and grow stronger in such a challenging economy is a direct result of management’s focus on controlling risk, improving liquidity, increasing cash reserves, protecting the balance sheet, generating an appropriate return on investments and keeping the business sustainable, while taking the kinds of calculated risks that are necessary to encourage long-term and profitable growth. These, too, are critical measures in assessing management’s performance.

Executive Compensation Highlights for fiscal 2009:

A significant portion of the compensation for the NEOs varies with Company and individual performance. The Company’s pay for performance philosophy was evident in the specific elements of compensation in fiscal 2009. Highlights from this year were as follows:

•	In fiscal 2009, executive officers received base salary increases averaging 3.6% and Mr. Tunney received a base salary increase of 5.9%.

•	The fiscal 2009 annual bonus matrix under the 2009 R.G. Barry Management Bonus Plan (the “2009 Bonus Plan”) was adjusted lower than the bonus matrix for fiscal 2008 to anticipate both lower operating results due to the downturn in the economy and ensure the Company continued to provide an appropriate return to our shareholders. We have a long-standing methodology and matrix that we use to reinforce the achievement of our annual operating plan.

•	We continued to use performance-based RSUs as the Company’s primary form of long-term equity compensation.

•	The Company renewed Mr. Tunney’s employment agreement effective May 1, 2009 as the Company’s President and CEO. The only material change to his previous employment agreement was the addition of an annual benefit adjustment payment equal to 8.75% of his annual base salary ($43,750 for fiscal 2009). This benefit adjustment effectively provides a retirement oriented compensation benefit as part of Mr. Tunney’s compensation package. Further information regarding his new employment agreement can be found under the caption “COMPENSATION OF EXECUTIVE OFFICERS — Potential Payments upon Termination or Change in Control” beginning on page 32 of this Proxy Statement.

•	Mr. Viren stepped down as CFO and his successor, Mr. Ibarra, was appointed CFO. Mr. Viren continued as an employee of the Company on special assignment as Special Assistant to the CEO for Mergers & Acquisitions through his retirement at the end of August, 2009. Any further use of Mr. Viren’s services by the Company will be on a consulting basis only.

•	Mr. Konecki received a new assignment effective March 2009 as President-Private Brands.

Compensation Committee:

The Compensation Committee of the Board is responsible for overseeing our executive compensation program and is comprised entirely of independent, non-employee directors. The Compensation Committee annually reviews the performance and compensation of the CEO and makes recommendations to the Board on changes to his compensation. The Compensation Committee reviews the performance and compensation of the CEO in executive session, without the CEO or other members of Company management present. Decisions on executive officer compensation are made by the Compensation Committee, although compensation levels for executive officers other than the Company’s CEO have historically been recommended to the Compensation Committee by the CEO, who has substantial knowledge of the contributions made by the individual executive officers.

Philosophy and Objectives:

The compensation program for the Company’s CEO and other executive officers is administered in a manner that:

•	Pays for Performance — The majority of compensation is tied to base salary, with a significant variable portion tied to the performance of the individual and the Company overall.

•	Responds to Competitiveness — All components of compensation are set competitively as compared against appropriate peer companies so that the Company can continue to attract, retain and motivate high performing executive talent.

•	Focuses Accountability on Short-term and Long-term Performance — Annual performance bonuses and long-term incentives reward an appropriate balance of short- and long-term financial and strategic business results, with an emphasis on managing the Company’s business for the long-term.

•	Provides Alignment with Shareholder Interests — Long-term incentives align decision making with the interests of the Company’s shareholders.

The Compensation Committee has the responsibility to create a compensation program that embraces the above philosophy in a manner that attempts to achieve the optimal balance between employee attraction, retention and motivation and expense control. In seeking that balance, the Compensation Committee looks to market data to set compensation targets that are competitive with an executive peer group consisting of companies that are similar in revenue and industry with the Company, but it also takes into account the current financial performance of the Company.

Role of Chief Executive Officer:

After a review of the analyses conducted by the independent compensation consultant, the CEO recommends to the Compensation Committee base salaries, target annual bonus levels, and long-term incentive grants for the Company’s executive officers, other than himself. The Compensation Committee then considers, discusses, modifies as appropriate, and acts on such proposals in determining the overall compensation program for executive officers.

The independent compensation consultant works at the direction of the Compensation Committee on executive compensation and also with the Company in the review and support of its employee benefit and compensation programs.

Role of Compensation Consultant:

The Compensation Committee retained Hewitt Associates LLC (“Hewitt”) as its independent consultant on executive and director compensation. Hewitt’s mandate was to serve and work for the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, executive compensation design issues, market trends, and technical considerations. The nature and scope of services rendered by Hewitt on the Compensation Committee’s behalf are described below:

•	Benchmarking analyses, including executive peer group surveys, proxy data studies, director pay studies, dilution analyses and market trends;

•	Ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations impacting compensation and benefit programs;

•	Assistance with the redesign of any compensation or benefit programs, as desired or needed;

•	Preparation for and attendance at selected management, Compensation Committee or Board meetings; and

•	Other miscellaneous requests that occur throughout the year.

The Compensation Committee did not direct Hewitt to perform the above services in any particular manner or under any particular method. The Compensation Committee has final authority to hire and terminate Hewitt or any other consultant at any time, and the Compensation Committee evaluates the performance of the consultant annually. Hewitt representatives attended Compensation Committee meetings in fiscal 2009 and assisted the Compensation Committee, as needed, with the market data and a benchmarking assessment of executive pay, annual incentive plan design, and CEO compensation.

In fiscal 2009, the Compensation Committee reviewed the total direct compensation (base salary, annual bonus and long-term incentives) for the executive officers, including the NEOs, and laid out the goals and objectives for compensation strategy. It assessed the competitiveness of the Company’s executive compensation as compared to a peer group of public companies, as well as general executive compensation surveys as recommended by Hewitt. Hewitt recommended to the Compensation Committee a group of companies as a data pool and the methodology to be used in determining a peer group based on the following criteria:

•	Same or similar industry: blend of footwear and apparel/accessories companies

•	Comparable size: defined by revenue and market value

•	Ownership structure: U.S. publicly-traded companies

•	Location: should have a broad, national representation

•	Sufficient number of peers: 14 — 20 companies

The Compensation Committee approved the use of the following 15 peer companies:

Cherokee Inc.	Crown Crafts, Inc.
Deckers Outdoor Corporation.	Delta Apparel, Inc.
Heelys, Inc.	Joe’s Jeans Inc.
K-Swiss Inc.	LaCrosse Footwear, Inc.
Lakeland Industries, Inc.	Orange 21 Inc.
Phoenix Footwear Group, Inc.	Rocky Brands, Inc.
Steven Madden, Ltd.	Tandy Brands Accessories, Inc.
Weyco Group, Inc.

The Committee made the following observations as to the Company’s competitive posture versus market and compensation objectives, which are described in further detail under the caption ‘‘Compensation Program Elements”:

•	As a group, total direct compensation for the Company’s executive officers approximated the 50th percentile of the peer companies.

•	Base salaries and target total cash compensation, in general, met the Company’s compensation objectives.

•	Long-term incentives were generally at or below the 50th percentile of the peer companies for most executive officer positions.

Compensation Program Elements:

For fiscal 2009, the Compensation Committee continued to target the Company’s executive officer total compensation between the 50th and 65th percentiles of the peer group. The Company’s market compensation objectives provide a directional reference for competitiveness when both the Company and the individual executive officer are meeting performance expectations. Further, in applying compensation objectives to actual pay decisions, the Compensation Committee’s use of market data as a reference point provides the flexibility for the Compensation Committee to apply judgment in reviewing the specific facts and circumstances of other areas the Compensation Committee considers in the pay process. Overall, the Compensation Committee believes that the amount and elements of its executive compensation program are reasonable and in the best interests of the Company and our shareholders in light of current market conditions and the limited pool of top accessory footwear executive candidates.

Competitive Compensation
Element	Description	Philosophy Versus Peers

Base Salary	Fixed compensation element to pay for experience, expertise, and knowledge Provide base level of compensation at or slightly above peers to attract and retain executives	50th — 65th percentile
Annual Performance Bonus	Focus on attaining annual Company performance goals and other strategic objectives	50th — 65th percentile
Set individual target opportunities at or slightly above peers to attract, retain and motivate executives to drive shareholder value
Total Cash	Base Salary plus Annual Performance Bonus	50th — 65th percentile
Long-Term Incentive Award	RSUs link the interests of executives and shareholders, encourage stock ownership and provide further emphasis on Company financial performance	50th percentile
Designed to be competitive with peers and maintain a balanced focus on short-term and long-term performance while managing share dilution levels
Total Direct Compensation	Base Salary, Annual Performance Bonus, and Long-Term Incentive Award	50th — 65th percentile
Benefits	Basic 401(k) plan and health and welfare benefits provide financial security	We have no stated percentile target for benefits except to be generally competitive with our peer group
Other benefits, which are limited, provided to meet competitive needs
Total Compensation	Base Salary, Annual Performance Bonus, Long-Term Incentive Award, and Benefits	50th — 65th percentile

Committee’s process for setting Executive Compensation:

The process for setting annual levels of the key compensation elements is conducted in the beginning of the fiscal year. However, compilation of information regarding peer practices and trend development, analysis of our programs and outcomes and discussion of possible program changes begins several months earlier. Also, throughout the year, the Compensation Committee considers overall structure and elements of the compensation and updates the types of compensation incentive and/or benefits deemed appropriate.

The Compensation Committee seeks information and advice from Hewitt in fulfilling its responsibilities to determine executive compensation. The Compensation Committee generally considers the following factors when establishing the annual levels for the compensation elements:

•	For each executive: the market value of each compensation element and the total of all the elements representing the annual package, to be consistent with the program objectives. Factors considered on an individual basis include prior years’ compensation levels, prior year performance, including accomplishment of individual objectives and demonstrated leadership, change in scope of responsibilities and evaluation by the CEO.

•	For executives as a group: internal equity among executives for each element and the total compensation opportunity.

•	For each executive: to have a significant portion of compensation be variable “at risk” pay tied to both short-term and long-term performance-based incentives, and with a greater percent of compensation being “at-risk” as the scope of responsibilities increases.

•	Peer group data, which serve as a baseline for considering base salary, annual performance bonus and total compensation.

•	Prior year Company performance and the context of performance results.

•	Company’s financial position, current year budget and projections.

•	Number of common shares available to grant under our Amended and Restated 2005 Long-Term Incentive Plan (the “2005 LTIP”), dilution based on previously-issued and current equity awards and overhang calculations.

•	External factors, such as market conditions for a particular job or skill set.

•	CEO’s recommendations and performance ratings.

There is no established formula for weighting these factors, some of which are intangible and not readily quantifiable, or a pre-established priority. Depending on the given year or the executive, the Compensation Committee may find certain factors more significant than others. In total, however, they provide necessary context and perspective for determining the relative value of different executives to the Company and for developing a compensation program that will meet program objectives and provide the appropriate performance incentives.

Risk Assessment:

Our compensation programs are balanced and focused on creating shareholder value over the long term. Under this structure, the highest amount of compensation can be achieved through consistent superior performance over sustained periods of time. This provides strong incentives to manage the Company for the long term, while avoiding excessive risk taking in the short term. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance metric. Nonetheless, because performance-based incentives play a large role in our executive compensation program, we believe that it is important to ensure that these incentives do not result in our executive officers taking actions that may conflict with our long-term best interests. We address this is several ways. First, we believe that base salaries are a sufficient component of the total compensation to discourage “excessive” risk taking. Second, the earnings goals under our annual performance bonus plan are based upon budgeted earnings levels that are reviewed and approved by the Board and that we believe are attainable without the need to take inappropriate risks or make material changes to our business model or strategy. Third, our 2005 LTIP awards are based on executive officer leadership competencies, primarily assessed by the CEO and approved by the Board. These awards are structured as RSUs that have a five year cliff-vesting period, which mitigates against the taking of short-term risks.

Base Salary:

The base salaries of the CEO and other executive officers and subsequent adjustments to those base salaries are determined relative to the following factors: (1) the importance to the Company of the executive officer’s job function; (2) the individual’s performance in the executive’s position; (3) the individual’s potential to make a significant contribution to the Company in the future; and (4) a comparison of industry pay practices. The Compensation Committee believes that all of these factors are important and the relevance of each factor varies from individual to individual. The Compensation Committee historically has not assigned any specific weight to any of these factors in the evaluation of any executive officer’s base salary. The Compensation Committee believes that it is important for the Company to remain competitive in its management salaries in order to attract and retain the small group of senior managers who are key to the Company’s operations.

Before making salary recommendations to the Compensation Committee, the CEO reviews survey information from Hewitt to determine competitive compensation levels for each of the Company’s senior management positions. During fiscal 2009, the Compensation Committee sought to provide base salaries to our executive officers which are comparable to individuals holding similar positions in the Company’s peer group.

Annual Performance Bonus:

The Company has historically maintained one or more annual bonus plans for its employees, including the Company’s executive officers. The Compensation Committee evaluates the performance metrics as well as the performance goal levels used to establish the grid of potential payouts. The Compensation Committee believes these performance levels promote Company growth without sacrificing quality of earnings. The Compensation Committee also considers that both metrics and goals are significant as a measure of executive efforts in managing the business consistent with the business plan and operating strategy, and are in the best interest of the shareholders.

Target bonus award opportunities under the 2009 Bonus Plan were designed to achieve our competitive pay philosophy of paying between the 50th and 65th percentile of peers in respect of total cash compensation.

Based on projected Company performance resulting from the economic environment for fiscal 2009, the Committee adjusted the 2009 Bonus Plan matrix lowering the target payout amounts (as a percent of base salary) as compared to previous years. The Compensation Committee felt that the resulting plan provided a fair opportunity to earn a bonus award in a tough environment, while recognizing the impact to shareholders. The Compensation Committee approved the following individual threshold, target and maximum potential bonuses as a percentage of base salary for the NEOs under the 2009 Bonus Plan:

	Threshold	Target	Maximum

Greg Tunney	27.5%	50%	100%
Jose Ibarra	18.8%	27.5%	55%
Daniel Viren	18.8%	27.5%	55%
Glenn Evans	13.8%	22%	50%
Lee Smith	13.8%	22%	50%
Thomas Konecki	13.8%	22%	50%

The pre-incentive, pre-tax income levels associated with the threshold, target and maximum bonus levels for fiscal 2009 were $9.5 million, $10.9 million and $17.6 million respectively.

An executive’s payout opportunity in the 2009 Bonus Plan (expressed as a percentage of base salary) was based on the executive’s position with the Company with more senior positions receiving a higher payout opportunity. Mr. Tunney’s payout opportunities at threshold, target and maximum were mandated by his employment agreement with the Company. The participation percentages of the other executive officers were established by the Compensation Committee based on market survey data provided by Hewitt.

In fiscal 2009, the Company’s pre-incentive, pre-tax income given above exceeded the level for a target payout, but was less than the maximum payout level. Company performance resulted in payouts to the executive officers, other than the CEO, that ranged from 34.27% to 39.27% of their respective fiscal 2009 base salaries. The CEO earned a performance bonus payout in fiscal 2009 of 68.53% of his base salary at the end of fiscal 2009.

The Compensation Committee approved the fiscal 2010 Bonus Plan matrix as shown below.

	Threshold	Target	Maximum

Greg Tunney	25%	50%	120%
Jose Ibarra	17.5%	30%	70%
Glenn Evans	12.5%	25%	60%
Lee Smith	12.5%	25%	60%
Thomas Konecki	10%	20%	48%

Long-Term Incentive Awards:

Long-term incentive awards are designed to align the interests of management with our shareholders, create a stock retention vehicle for our executive officers, provide a common reward structure across the executive population, and contribute to an entrepreneurial environment among our executives.

The Compensation Committee currently uses RSUs with a performance-accelerated vesting feature as the Company’s primary form of long-term equity compensation. The Compensation Committee feels the granting of performance-based RSUs strengthens the Company’s pay-for-performance philosophy and encourages stock ownership by the Company’s executive officers. The Compensation Committee’s objective is to keep dilution through equity awards to below 10% of the Company’s outstanding common shares on a fully diluted basis. When compared to options, RSUs generally result in less dilution because fewer RSUs are granted than the number of options they replace due to the fact that, when granted, RSUs have more value than options.

We establish target dollar values for each position when granting RSU awards. We target the 50th percentile of competitive market practice when establishing the annual dollar value of our long-term incentive awards for our executive officers; however, award sizes may be adjusted based on individual performance considerations, which include primarily leadership competencies and values. The CEO makes award recommendations based on his assessment and reviews them with the Compensation Committee for their approval.

The RSUs combine a five-year cliff-vesting period with a performance-accelerated vesting feature. Each year, the Compensation Committee sets a financial performance target to trigger accelerated vesting of 20% of the RSUs. If the year’s target is not met, 20% of the RSUs are reset to vest on the fifth anniversary of the original RSU grant date. If the year’s target is met, 20% of the RSUs vest and are immediately settled in an equal number of common shares. In the event of an executive officer’s termination because of death or disability, all RSUs immediately vest. If an executive officer’s service terminates because of retirement, a pro-rata number of RSUs will vest and be settled in common shares in the year of retirement. Pro-rata numbers are determined based on the number of months worked by an executive officer versus the full number of months included in the vesting period. If an executive officer’s termination occurs for any reason other than death, disability or retirement, all unvested RSUs are forfeited. Upon vesting, each RSU is settled in the form of common shares.

The Compensation Committee granted RSUs on September 9, 2009 to each of the named current executive officers with the exception of Mr. Konecki, who did not receive an RSU grant. Grants made are shown below:

		Fair Value of Grant
		Based on $7.61 per Share
	Total Common Shares	Closing Price
	Underlying RSU Grant	on September 9, 2009

Greg Tunney	38,636	$294,020
Jose Ibarra	12,134	92,340
Glenn Evans	8,724	66,390
Lee Smith	8,464	64,411

The Compensation Committee granted RSUs on September 11, 2008 to all the named executive officers except the CEO, on November 5, 2008 to Greg Tunney in his capacity as CEO, and to Jose Ibarra on January 5, 2009 commensurate with his promotion to CFO. The RSU grants during fiscal 2009 for the named executive officers were as follows:

		Fair Value of Grant Based on
		$5.20 per Share
		Closing Price on January 5, 2009,
		$5.30 per Share
		Closing Price on November 5,
		2008 and $7.16 per Share	Cumulative Vested
		Closing Price	Portion of RSUs
	Total Common Shares	at September 11,	as of August 20,
	Underlying RSU Grants	2008	2009

Greg Tunney	51,246	$271,604	10,249
Jose Ibarra	12,832	80,245	1,972
Daniel Viren	11,207	80,242	2,241
Glenn Evans	8,103	58,017	1,621
Lee Smith	7,759	55,554	1,552
Thomas Konecki	6,034	43,203	1,207

The Compensation Committee granted RSUs on August 30, 2007 (the “2007 RSU Grants”) and on May 17, 2006 (the “2006 RSU Grants”) to the named executive officers listed in the table below. The Compensation Committee granted RSUs on May 17, 2006 to the then-serving executive officers other than Mr. Tunney. Because of the Company’s fiscal year change, the anniversary for the 20% performance vesting of these RSUs was reestablished as August 15, 2007. Both the 2007 RSU Grants and the 2006 RSU Grants have a five-year cliff-vesting period, with potential accelerated vesting at 20% per year if annual performance goals set by the Compensation Committee were met.

	2007 RSU Grant		2006 RSU Grant
	Total Common Shares	Cumulative Vested	Total Common	Cumulative Vested
	Underlying	Portion as of	Shares Underlying	Portion as of
	RSU Grant	August 20, 2009	RSU Grant	August 20, 2009

Greg Tunney	27,397	10,958	0	0
Jose Ibarra	4,795	1,918	3,992	2,394
Daniel Viren	8,904	3,562	12,974	7,784
Glenn Evans	6,164	2,466	6,986	4,191
Lee Smith	6,164	2,466	5,963	3,579
Thomas Konecki	6,164	2,466	6,986	4,191

The Company achieved the Compensation Committee established financial performance targets for fiscal 2009 (pre-incentive, pre-tax income of $10.8 million), and accordingly, 20% of each of the 2006 RSU Grants, the 2007 RSU Grants and the RSUs granted on September 11, 2008 and November 5, 2008 and a prorated portion of the RSUs granted on January 5, 2009 (based on the portion of fiscal 2009 during which the RSUs were outstanding) vested on August 20, 2009.

As of the end of fiscal 2009, 105,000 common shares were subject to outstanding options granted under the 2005 LTIP, 390,455 common shares were covered by outstanding RSUs granted under the 2005 LTIP and 209,724 common shares remained available for future issuance under the 2005 LTIP. The Company believes it is important to continue to use equity compensation to attract, retain and motivate not only its senior management group but also the non-employee directors. We believe that the proposed increase in available common shares under the 2005 LTIP is necessary to not only continue to attract, retain and motivate director and employee participants but also to align those participant’s interest with those of our shareholders. The proposal to increase the number of common shares to be made available under the 2005 LTIP is discussed in detail under the caption “PROPOSAL TO AMEND THE R.G. BARRY CORPORATION AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN TO AUTHORIZE ISSUANCE OF AN ADDITIONAL 500,000 COMMON SHARES AND TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE PLAN (Item 2 on Proxy).”

The Compensation Committee periodically reviews the stock ownership levels of the Company’s executive officers. Since a primary focus of the RSU program is to emphasize stock ownership, the Compensation Committee has determined that additional stock ownership requirements are not needed at this time. In addition, the Company does not have a formal policy providing for the recoupment of incentive awards in the event of a financial restatement which affects the performance criteria underlying previous awards. The Compensation Committee may revisit this issue in the future.

Benefits:

The Company previously maintained a pension plan providing for the accrual of and payment of monthly benefits to salaried employees, and a supplemental retirement plan providing for the accrual and payment of additional monthly retirement benefits to eligible participants. In February 2004, the pension plan and supplemental retirement plan were amended to freeze all benefits at the levels accrued at March 31, 2004 under the respective plans. Effective January 2005, the Company elected to provide ongoing retirement benefits to the executive officers and all other employees through a 401(k) plan, with the exceptions noted below. The Company provides an annual 3% of base salary contribution to each employee’s 401(k) plan account, regardless of the participant’s contribution level.

On November 10, 2005, the Company created a new plan, the 2005 Supplemental Retirement Plan (“2005 SRP”) effective January 1, 2005 to provide benefits to certain employees, including Mr. Viren. Each participant in the 2005 SRP was credited with a benefit under the 2005 SRP with the intent to put the participant in the same position as if the supplemental retirement plan had been “unfrozen”; however, no pension benefits accrued for any participant in the 2005 SRP between March 31, 2004 and December 31, 2004. For this reason, the 2005 SRP is also referred to as the “unfrozen SRP.” Mr. Viren’s benefit under the 2005 SRP was reduced by 3% contribution made by the Company to his respective 401(k) plan accounts.

All executive officers participate in the Company’s medical, dental, disability and life insurance benefit plans on the same basis as all other full-time employees of the Company. In lieu of the Company’s general corporate group life insurance policy, Messrs. Tunney and Viren were each provided a life insurance policy that has a death benefit of $500,000, and these individuals pay taxes based on the premiums.

In early 2009, the Compensation Committee worked with the independent consultant to review the competitiveness of the CEO’s total benefits package against the benefits of CEOs at peer companies and other similarly-sized public companies. The Compensation Committee observed a competitive gap in the value of Mr. Tunney’s benefits versus the market. As referenced in the “Executive Summary”, the Compensation Committee extended Mr. Tunney’s employment agreement and included an annual benefit adjustment payment equal to 8.75% of his annual base salary ($43,750 for fiscal 2009) to address the competitive gap in his total benefits package. The benefit adjustment is aligned to the life of the employment agreement and does not obligate the Company beyond the contract term. This benefit adjustment provides an effective retirement oriented compensation benefit as part of the compensation package. The amount can be found in the “All Other Compensation” column of the “Fiscal 2009 Summary Compensation Table”.

Monthly car allowances are provided to all executive officers. During fiscal 2009, the aggregate annual car allowances for the named executive officers ranged from $8,100 to $12,000 per individual.

Mr. Tunney’s employment agreement provides the ability for him to obtain a country club membership, which he utilized beginning in late fiscal 2008. To obtain this membership, the Company paid a refundable initiation fee of $25,000 during fiscal 2008 to a country club, and the Company has paid and will continue to pay the dues and “business related” expenses associated with Mr. Tunney’s membership. During fiscal 2009, Mr. Tunney received benefits of $77,881 in relocation-related costs paid for by the Company and he received a tax gross-up reimbursement of $45,994 with respect to these relocation related costs.

Employment Agreements and Severance:

Mr. Tunney and Mr. Viren were the only executives with executive employment agreements during fiscal 2009 and Mr. Tunney’s was then extended in May 2009 when the original was to expire. Both employment agreements were updated during fiscal 2009 to comply with Internal Revenue Code Section 409A. Below is a summary of key terms for each of the employment agreements:

Mr. Tunney:

•	Executive Employment Agreement renewed effective as of May 1, 2009 providing for service as the Company’s President and CEO.

•	Term of the Executive Employment Agreement extends until May 1, 2012, and will thereafter automatically renew for additional one-year periods, unless either the Company or Mr. Tunney gives 90 days’ prior written notice of intent not to renew.

•	Base salary increased to a minimum of $500,000 and subject to annual review.

•	Participation in Company’s annual performance bonus program and long-term incentive plan.

•	Participation in Company’s benefit plans.

•	The previously described annual benefit adjustment payment equal to 8.75% of base salary on January 15th of each year during the employment term. This amount will also be paid in the event of disability or termination without cause and for good reason or in connection with a change-in-control.

•	Termination definitions and change in control benefits (see “Potential Payments upon Termination or Change in Control”).

•	Confidentiality, non-solicitation and non-compete obligations.

Mr. Viren:

•	Term of employment under Executive Employment Agreement commencing on June 5, 2000 and ended on August 30, 2009 at which time it was not renewed.

We have no employment agreements for our other executive officers. Each of our other executive officers has an individual change-in-control severance agreement providing for severance for a qualified termination following a change-in-control of the Company.

The employment agreements and change-in-control agreements are summarized further under the caption called “Potential Payments upon Termination or Change in Control” beginning on page 39 of this Proxy Statement.

Tax Deductibility of Executive Compensation:

Section 162(m) of the Internal Revenue Code generally prohibits the Company from deducting non-performance-based compensation in excess of $1,000,000 per taxable year paid to the CEO and the Company’s three most highly compensated executive officers (other than the CEO and the CFO) as of the end of the Company’s fiscal year. The Company may continue to deduct compensation paid to such executive officers in excess of $1,000,000 if the payment of that compensation qualifies for an exception, including an exception for certain “qualified performance-based compensation”. The proposal to reapprove the material terms of the performance criteria to which grants of restricted stock, RSUs, stock awards, stock units and cash awards granted under the 2005 LTIP may be subject is being sought to enable the Compensation Committee to structure awards under the 2005 LTIP so that any compensation that may be paid in respect of such awards will qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and the related Treasury Regulations. This proposal is discussed in detail under the caption “PROPOSAL TO AMEND THE R.G. BARRY CORPORATION AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN TO AUTHORIZE ISSUANCE OF AN ADDITIONAL 500,000 COMMON SHARES AND TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA UNDER THE PLAN (Item 2 on the Proxy Card).” The Company incurred no non-deductible compensation during fiscal 2009 for tax purposes.

The Company does not have a policy that requires the Company’s executive compensation programs to qualify as performance-based compensation under Section 162(m), although the Company will continue to work to structure components of its executive compensation package to achieve maximum deductibility under Section 162(m) while at the same time considering the goals of its executive compensation philosophy.

COMPENSATION OF EXECUTIVE OFFICERS

Fiscal 2009 Summary Compensation Table

							Change
							in Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings(3)	Compensation(4)(5)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Greg Tunney,	2007	452,850	37,500	0	121,333	450,000	0	65,127	1,126,810
President and Chief	2008	471,577	0	41,141	121,333	401,200	0	131,690	1,166,941
Executive Officer	2009	494,615	0	111,918	73,305	342,650	0	199,489	1,221,977
Jose Ibarra,	2009	192,689	0	25,547	493	79,718	11,631	16,135	326,213
Senior Vice President- Finance, Chief Financial Officer and Secretary, from January 5, 2009 to date
Daniel Viren,	2007	240,021	0	16,036	17,218	131,181	144,948	29,083	578,487
Senior Vice President- Finance,	2008	247,399	0	29,407	4,796	117,597	55,787	27,609	482,595
Chief Financial Officer and Secretary, through January 4, 2009	2009	256,072	0	48,866	732	101,354	242,310	27,350	676,684
Glenn Evans,	2008	190,374	0	17,891	3,718	80,983	6,704	16,404	316,074
Senior Vice	2009	196,705	0	30,925	493	67,913	11,724	16,914	324,674
President-Sourcing and Logistics
Lee Smith,	2008	183,582	0	17,903	0	78,094	0	96,329	375,908
Senior Vice	2009	198,841	0	35,464	0	66,120	0	16,006	316,431
President-Creative Services
Thomas Konecki,	2007	181,140	0	8,635	0	85,500	0	54,239	329,514
President-Private Brands	2009	189,858	0	28,111	0	65,311	0	5,696	288,976

(1)	The amounts reported for fiscal 2009 represent the expense to the Company in fiscal 2009, as computed in accordance with SFAS 123R and reported in our consolidated financial statements, of RSUs previously granted to the NEOs. Generally, RSUs provide for a five-year cliff-vesting period with an accelerated performance-based vesting feature. Each fiscal year, the Compensation Committee sets a financial performance target to trigger accelerated vesting of 20% of the RSUs. If the fiscal year’s target is not met, those RSUs are reset to vest on the fifth anniversary of the original RSU grant date. Vested RSUs are settled on a one-for-one basis in the Company’s common shares. A new grant of RSUs was made to the executive officers in fiscal 2009 as disclosed in the “Grants of Plan-Based Awards for Fiscal 2009” table on page 27 of this Proxy Statement. Information on assumptions made in applying SFAS 123R to RSU grants are included in Notes (1)(p) and (11) of the Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data.” of the Company’s 2009 Form 10-K. None of the NEOs forfeited previous RSU grants during fiscal 2009.

(2)	The amounts reported for fiscal 2009 represent the expense to the Company in fiscal 2009, as computed in accordance with SFAS 123R and reported in our consolidated financial statements. All options have an exercise price equal to the closing price of the Company’s common shares on the date of grant, and generally vest in equal annual installments over a three to five year period. No option grants were made to any of the NEOs during fiscal 2009. Information on assumptions made in applying SFAS 123 with respect to option grants is found in Notes (1)(p) and (11) of the Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data.” of the Company’s 2009 Form 10-K and in Notes (1)(p) and (10) of the Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data.” of the Company’s Annual Report on Form 10-K for fiscal 2008. None of the NEOs for 2009 forfeited previous option grants during fiscal 2009.

(3)	The amounts reflected in this column for fiscal 2009 represent the aggregate change in the actuarial present value of vested benefits under the Company’s pension plans (including supplemental plans) from the measurement dates used for our fiscal 2009, fiscal 2008 and fiscal 2007 consolidated financial statements (June 27, 2009, March 31, 2008 and March 31, 2007, respectively). The assumptions used to determine benefit obligations are described in Note (10) of the Notes to Consolidated Financial Statements included in “Item 8. Financial Statements and Supplementary Data.” of the Company’s 2009 Form 10-K. The Company’s pension and supplemental plans are described under the caption “Pension Benefits” beginning on page 30 of this Proxy Statement. Messrs. Tunney, Smith and Konecki are not participants in the Company’s pension or supplemental plans.

(4)	“All Other Compensation” as a compensation category for NEOs includes benefits including 401(k) company contributions, unique personal individual life insurance benefits, and car and gas allowances and for the CEO only, it includes financial planning as well as health and country club benefits. In addition, any relocation expenses paid for by the Company and any related tax gross-ups provided on such imputed personal income are included within “All Other Compensation”.

(5)	“All Other Compensation” includes both non-perquisite and perquisite items paid or accrued for the benefit of the NEOs during fiscal 2009. Non-perquisite items included the Company’s 3% contribution to each of the NEO’s 401(k) plan account made in fiscal 2009, insurance premiums paid for individual life insurance policies on the lives of certain NEOs (Greg Tunney and Dan Viren) and tax gross-up amounts where relocation and moving costs were incurred by the affected NEOs. Any 401(k) plan contributions made for the benefit of the NEOs vest to the individuals immediately. In fiscal 2009, $14,838 of 401(k) plan contributions were made on behalf of Mr. Tunney and tax gross-ups in the amount of $45,994 were paid to Mr. Tunney. There were no non-perquisite compensation items in excess of $10,000 in fiscal 2009 for any of the NEOs other than Mr. Tunney.

“All Other Compensation” in the form of perquisites and personal benefits provided by the Company to its NEOs in fiscal 2009 included car and nominal gasoline reimbursement allowances, temporary living and relocation related payments, and financial and tax planning benefits. In fiscal 2009, within these categories, the Company recorded a $12,000 car allowance and $77,881 in moving and relocation costs reimbursed to Mr. Tunney. No perquisites or personal benefits were provided to any of our other NEOs during fiscal 2009 that exceeded the greater of $25,000 or 10% of the total amount of perquisites and personal benefits provided to such NEO in fiscal 2009. Perquisites are valued based on the aggregate incremental cost to the Company.

Grants of Plan-Based Awards

The following table supplements the information in the “Fiscal 2009 Summary Compensation Table” with respect to cash and stock-based incentive awards granted to each of the NEOs during fiscal 2009 under the 2009 Bonus Plan (“Bonus”) and the 2005 LTIP (“RSUs”), respectively.

Grants of Plan-Based Awards for Fiscal 2009

			Estimated Future Payouts Under			All Other Stock	Grant Date
			Non-Equity Incentive Plan Awards(1)			Awards: Number of	Fair Value of Stock
		Grant	Threshold	Target	Maximum	Shares of Stock or	and Option Awards
Name	Grant Date	Type	($)	($)	($)	Units(2)	(3)

Greg Tunney		Bonus	137,500	220,000	500,000
	11/05/08	RSUs				51,246	$271,604
Jose Ibarra		Bonus	38,062	54,810	111,650
	09/11/08	RSUs				6,897	$49,383
	01/05/09	RSUs				5,935	$30,862
Daniel Viren		Bonus	46,420	66,845	136,165
	09/11/08	RSUs				11,207 (4)	$80,242
Glenn Evans		Bonus	27,248	43,597	99,085
	09/11/08	RSUs				8,103	$58,017
Lee Smith		Bonus	26,529	42,446	96,496
	09/11/08	RSUs				7,759	$55,554
Thomas Konecki		Bonus	26,204	41,927	95,288
	09/11/08	RSUs				6,034	$43,203

(1)	Additional information with respect to threshold, target and maximum annual bonus opportunities associated with the award made to each of the NEOs under the Company’s 2009 Bonus Plan is provided above under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Annual Performance Bonus” beginning on page 21 of this Proxy Statement. The amounts actually paid out to the NEOs under the 2009 Bonus Plan are reported in the “Non-Equity Incentive Plan Compensation” column of the “Fiscal 2009 Summary Compensation Table”.

(2)	This column shows the number of RSUs granted under the Company’s 2005 LTIP. Each RSU represents a contingent right to receive one common share of the Company. The RSUs provide for a five-year cliff-vesting period with an accelerated performance-based vesting feature. Each year, the Compensation Committee sets a financial performance target to trigger accelerated vesting of 20% of the RSUs. If the fiscal year’s target is not met, those RSUs are reset to vest on the fifth anniversary of the original RSU grant date. The Company achieved the Compensation Committee-established financial performance target for fiscal 2009 (pre-incentive, pre-tax income of $10.8 million) and, accordingly, 20% of each of the fiscal 2009 RSU grants [other than the RSU grant made to Mr. Ibarra on January 5, 2009 which vested on a prorated basis in fiscal 2009 for 10.0%] vested on August 20, 2009. Additional information with respect to the RSUs granted to the NEOs during fiscal 2009 is provided under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Awards” beginning on page 22 of this Proxy Statement.

(3)	Represents the grant date fair value of the RSU awards determined in accordance with SFAS 123R. These amounts are accounting expenses only and do not reflect the actual value received by the NEOs. The grant date fair values for RSU awards are calculated using the closing price of the Company’s common shares on the grant date. The grant date fair values for RSU awards were as follows: (a) 9/11/08 — $7.16 per RSU; (b) 11/5/08 — $5.30 per RSU; and (c) 1/5/09 - $5.20 per RSU.

(4)	Subsequent to his retirement on August 30, 2009, Mr. Viren received 1,103 common shares as a prorated portion of his then unvested RSUs provisions of the 2005 LTIP.

Options and Other Equity-Based Award Holdings

The following table summarizes the outstanding options and RSUs held at the end of fiscal 2009 by the Company’s NEOs.

Outstanding Equity Awards at Fiscal Year-End for Fiscal 2009

	Option Awards				Stock Awards
	Number of	Number			Number	Market
	Common	of Common			of Shares	Value of
	Shares	Shares			or Units	Shares
	Underlying	Underlying			of Stock	or Units
	Unexercised	Unexercised	Option		that	of Stock
	Options	Options	Exercise	Option	Have not	that Have
	(#)	(#)	Price	Expiration	Vested(1)	not Vested(2)
Name	Exercisable	Unexercisable	($)	Date	(#)	($)

Greg Tunney	100,000	0	6.58	02/07/13	73,164	558,241
Jose Ibarra	5,458	0	4.60	06/29/11	19,064	145,458
	10,000		5.50	05/08/12
	1,500		3.27	05/06/13
	16,000		3.80	03/08/10
Daniel Viren	0	0	—	—	26,114	199,250
Glenn Evans	9,306	0	4.60	06/28/11	17,226	131,434
	10,000	0	5.50	05/09/12
	7,500	0	3.27	05/07/13
	15,000	0	3.80	03/08/10
Lee Smith	0	0	—	—	16,267	124,117
Thomas Konecki	0	0	—	—	15,157	115,648

(1)	Unvested RSUs outstanding at June 27, 2009 include: (a) the unvested portion of common shares from the 2006 RSU Grant to each NEO other than Mr. Tunney (as to which 60% was unvested); (b) the unvested portion of common shares from the 2007 RSU Grant (as to which 80% was unvested); (c) a September 11, 2008 grant to each NEO other than Mr. Tunney (as to which 100% was unvested); (d) a November 5, 2008 grant to Mr. Tunney (as to which 100% was unvested); and (e) a grant on January 5, 2009 to Mr. Ibarra (as to which 100% was unvested). Each grant vests 100% at the end of five years from date of grant, subject to potential accelerated vesting of 20% of the outstanding RSUs in each of the next four years after grant if certain performance goals set annually by the Compensation Committee are met. See footnote (1) to the “Fiscal 2009 Summary Compensation Table” above for a discussion of the manner in which RSUs vest. Also see the discussion of RSUs granted generally under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Awards” beginning on page 22 of this Proxy Statement.

(2)	Market value is determined based on $7.63, the closing price of the Company’s common shares on June 26, 2009, the last trading day of fiscal 2009.

Exercises and Vesting of Previously Awarded Equity-Based Compensation

The following table provides information regarding the aggregate dollar value realized by the NEOs in connection with the exercise of options or the vesting of RSUs during fiscal 2009.

Fiscal 2009 Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Common Shares		Common Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise(1)	on Vesting	on Vesting(2)
Name	(#)	($)	(#)	($)

Greg Tunney	0	0	5,479	41,805
Jose Ibarra	4,000	9,160	1,757	13,406
Daniel Viren	35,000	85,550	4,376	33,389
Glenn Evans	10,000	22,600	2,630	20,067
Lee Smith	0	0	2,426	18,510
Thomas Konecki	0	0	2,630	20,067

(1)	The value realized upon exercise of options is calculated by multiplying (a) the difference between the market price of the underlying common shares at exercise and the exercise price of the option by (b) the number of common shares covered by the portion of each option exercised.

(2)	The value realized upon the vesting of RSUs is calculated by multiplying the number of common shares underlying the vested portion of each RSU award by the market value of the underlying common shares on the vesting date.

Pension Benefits

The following table discloses the actuarial present value, as of June 27, 2009, based on measurements made for our fiscal 2009 consolidated financial statements, of the accumulated benefit for each of Jose Ibarra, Daniel Viren and Glenn Evans under each plan in which he participates that provides for specified retirement payments and benefits or payments and benefits that will be provided following retirement as well as other information concerning each such plan. No other NEOs participate in any of these plans.

Pension Benefits for Fiscal 2009

			Present	Payments
		Number of Years	Value of	During Last
		Credited Service(1)	Accumulated Benefit	Fiscal Year
Name	Plan Name	(#)	($)	($)

Jose Ibarra	R.G. Barry Corporation Associates’ Retirement Plan	14.0	87,087	0
Daniel Viren	R.G. Barry Corporation Associates’ Retirement Plan	15.6	332,355	0
	R.G. Barry Corporation 2008 Restoration Plan	15.6	30,075	0	(2)
	R.G. Barry Corporation Amended and Restated 2005 Supplemental Retirement Plan	20.4	668,127	0	(2)
Glenn Evans	R.G. Barry Corporation Associates’ Retirement Plan	17.6	84,722	0

(1)	The number of years credited service for Messrs. Viren, Ibarra and Evans for the Associates’ Retirement Plan and for Mr. Viren for the 2008 Restoration Plan covers each individual’s term of employment with the Company up to March 31, 2004. The number of years credited service for Mr. Viren for the Amended and Restated 2005 Supplemental Retirement Plan covers the entire period of his employment with the Company through the end of fiscal 2009.

(2)	With his retirement from the Company on August 30, 2009, Mr. Viren received a lump-sum payment of $31,258 in settlement of his 2008 Restoration Plan benefits and a lump-sum payment of $716,983 in settlement of his Amended and Restated 2005 Supplemental Retirement Plan benefit. These lump sum payments were in full settlement of Mr. Viren’s accrued pension benefit under these plans in lieu of a normal annuity stream of payments over his remaining life.

The Company’s Associates’ Retirement Plan (as amended, the “ARP”) provides for the payment of monthly benefits to salaried employees at age 65 based upon 48% of a participant’s “final average monthly compensation” (subject to a limitation imposed by law on the amount of annual compensation upon which benefits may be based) less a designated percentage of the participant’s primary social security benefits. Benefits under the ARP are reduced by 1/30th for each year of credited service less than 30 years.

The Company’s Restoration Plan (as amended, the “Restoration Plan”) is a non-qualified supplemental plan which works in conjunction with the ARP to provide monthly payments to eligible participants whose participation in the Company’s ARP is limited by Internal Revenue Service rules. Under the Restoration Plan, the Company pays to each eligible participant the difference, if any, between (a) the monthly benefit which would have been payable to the participant or the participant’s designated beneficiary under the Company’s ARP if the provisions of the ARP were administered without regard to the maximum amount of retirement income limitations of Internal Revenue Code Section 401 (a)(17) and (b) the monthly benefit which is in fact payable to the participant or the participant’s designated beneficiary under the ARP.

The Company also sponsors a Supplemental Retirement Plan (as amended, the “SRP”) for certain officers and other key employees as designated by the Board. The SRP is unfunded, noncontributory and provides for the payment of additional monthly retirement benefits to each eligible participant based upon 2.5% of the participant’s “final average monthly compensation” reduced by a designated percentage of the participant’s primary social security benefits, with the difference multiplied by the participant’s years of credited service up to a maximum of 24 years, and the resulting product then reduced by the participant’s monthly benefit payable under the ARP.

On February 20, 2004, the ARP, the Restoration Plan and the SRP were each amended to freeze all benefits under each plan at the levels accrued at March 31, 2004. From and after March 31, 2004, no new individual could become a participant in the SRP and benefits would begin to be distributed no earlier than the date a participant terminates employment with the Company.

On November 10, 2005, the Company created a new plan, the 2005 Supplemental Retirement Plan (as amended, the “2005 SRP”) effective January 1, 2005 to provide benefits to certain employees, including Mr. Viren. Each participant in the 2005 SRP was credited with a benefit under the 2005 SRP with the intent to put the participant in the same position as if the SRP had been “unfrozen”; however, no pension benefits accrued for any participant in the 2005 SRP between March 31, 2004 and December 31, 2004. For this reason, the 2005 SRP is also referred to as the “unfrozen SRP.” The Company amended and restated the 2005 SRP in December 2008 to provide for a lump-sum payment option to Mr. Viren, who subsequently made this election.

In December 2008, the Company adopted the 2008 Restoration Plan to provide benefits to a participant in lieu of the participant’s benefit under the Restoration Plan. The 2008 Restoration Plan provides a participant with the same amount the participant would have received under the Restoration Plan. However, under the 2008 Restoration Plan, a participant may elect to receive distribution of the participant’s benefit in a lump sum and on a date specified in writing delivered to the Company prior to the effective date of the 2008 Restoration Plan. Mr. Viren is the only participant in the 2008 Restoration Plan.

A participant’s “final average monthly compensation” for purposes of each of the ARP, the SRP, the 2005 SRP, the Restoration Plan and the 2008 Restoration Plan is the average of the participant’s compensation (salary and commissions but excluding cash bonuses and overtime pay) during the five consecutive calendar years of the last ten years in which such participant’s total compensation was highest.

See the “Critical Accounting Policies and Use of Significant Estimates” section of “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.” included in the Company’s 2009 Form 10-K for related disclosures on the Company’s retirement plans, as well as Note (10) of the Notes to Consolidated Financial Statements in “Item 8. Financial Statements and Supplementary Data.” of the Company’s 2009 Form 10-K as to methods and assumptions used in the computations set forth in the table above.

Nonqualified Deferred Compensation

The following table sets forth for Jose Ibarra, Daniel Viren and Glenn Evans the dollar amount of earnings accrued during fiscal 2009 and the dollar amount of the total balance, as of June 27, 2009, for their respective accounts under the Company’s nonqualified Deferred Compensation Plan. No other NEOs participate in the Deferred Compensation Plan.

Nonqualified Deferred Compensation for Fiscal 2009

	Aggregate Earnings in	Aggregate Balance
	Last FY(1)	at Last FYE
Name	($)	($)

Jose Ibarra	$1,946	$48,402
Daniel Viren	$1,288	$32,028
Glenn Evans	$798	$19,863

(1)	Earnings accrued during fiscal 2009 under the Deferred Compensation Plan are based on market rates. As a result, no above-market or preferential earnings were included as compensation for fiscal 2009 in the Fiscal 2009 Summary Compensation Table.

The Company’s Deferred Compensation Plan was established as a nonqualified, unfunded retirement plan designed to provide additional benefits to those employees of the Company earning an annual salary of at least $95,000. Under the Deferred Compensation Plan, each eligible participant could defer up to 25% of his or her base salary and 100% of his or her bonus per year. The combination of base salary and bonus deferrals, however, could not exceed 25% of the eligible participant’s base salary. Amounts deferred by a participant under the Deferred Compensation Plan are immediately vested. The Company uses the prime rate as listed in the Wall Street Journal for determining rates of return, computed quarterly. Distributions from the Deferred Compensation Plan are made upon a participant’s termination of employment, death or disability, and are made in the form of a lump-sum or annual installments over a five- or ten-year period. On February 21, 2004, the Company froze the Deferred Compensation Plan. From and after February 21, 2004, (a) no new employee may become a participant in the Deferred Compensation Plan and (b) eligible participants may not defer additional base salary or bonus amounts into their accounts.

Potential Payments upon Termination or Change in Control

Greg Tunney — Pursuant to the terms of his executive employment agreement, effective as of May 1, 2009 (the “2009 employment agreement”), Mr. Tunney is employed as the Company’s President and Chief Executive Officer. The 2009 employment agreement provides for severance benefits in the event that Mr. Tunney’s employment is terminated by the Company without “cause” or by him for “good reason” (each as defined in the 2009 employment agreement). Examples of “good reason” for which Mr. Tunney may terminate his employment include: (i) a reduction in his base salary or a material reduction in his participation in the Company’s bonus or incentive plans or his receipt of benefits or perquisites; (ii) a material change or reduction in his duties or responsibilities; (iii) a requirement that he be based at any office more than 30 miles from the Company’s current corporate offices in Columbus, Ohio; and (iv) the failure of the Company to nominate him for re-election to the Board at each shareholder meeting at which he is up for election. Examples of “cause” for which the Company may terminate Mr. Tunney’s employment include (i) gross negligence materially detrimental to the Company; (ii) conviction of a felony or any lesser crime involving a breach of trust or fiduciary duty owed to the Company; (iii) willful and continued failure to perform job duties and (iv) intentional misconduct that is materially injurious to the Company.

In the event Mr. Tunney’s employment is terminated by the Company without cause or by him for good reason: (i) he will continue to receive his base salary for a period of 12 months after termination; (ii) he will be entitled to continue his participation in all Company health and welfare plans for up to 12 months; (iii) he will receive the Annual Retirement Payment (defined as 8.75% multiplied by his base salary then in effect) for the calendar year in which his termination occurs; (iv) any portion of the stock option granted to him on February 7, 2006 that is unvested on the date of termination will become fully vested and remain exercisable for 12 months; (v) he will receive his target bonus under the Company’s senior management bonus program for the year in which his termination occurs or, if greater, a pro rata portion of any annual performance bonus that he otherwise would be entitled to receive for his partial service during the year in which his termination occurs; and (vi) the Company will provide him with reasonable outplacement services, not to exceed $20,000.

Mr. Tunney is entitled to enhanced severance benefits if his employment is terminated in connection with a “change in control.” A “change in control” includes: (i) the acquisition by any person or group (with specified exceptions) of more than 50% of the outstanding common shares of the Company; (ii) the Company’s incumbent directors (including any person who becomes a director with the approval of at least 50% of the incumbent directors) cease for any reason to constitute at least a majority of the Board; (iii) the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company, unless the Company’s shareholders immediately prior to such business combination retain a majority of the voting power of the resulting entity; or (iv) the approval by the Company’s shareholders of a complete liquidation or dissolution of the Company; provided, in each case, that the change in control also constitutes a “change in control event” under Section 409A of the Internal Revenue Code.

If, within 12 months after a change in control of the Company, Mr. Tunney’s employment is terminated by the Company without cause or by Mr. Tunney for good reason, he will (i) receive a lump-sum cash payment equal to two times the sum of (a) his base salary in effect on the termination date or, if greater, on the date of the change in control, plus (b) his target bonus in effect as of the termination date or, if greater, as of the date of the change in control; (ii) be entitled to continue his participation in all Company health and welfare plans for up to 12 months; and (iii) receive the Annual Retirement Payment for the calendar year in which his termination occurs.

If Mr. Tunney’s employment terminates by reason of death, Mr. Tunney’s estate or beneficiaries will receive a pro-rata portion of any annual performance bonus that Mr. Tunney otherwise would be entitled to receive for his partial service during the year in which his death occurs. If Mr. Tunney’s employment terminates due to his disability, Mr. Tunney will receive (i) a pro-rata portion of any annual performance bonus that he otherwise would be entitled to for his partial service during the year in which his termination occurs and (ii) the Annual Retirement Payment for the calendar year in which the termination occurs.

During Mr. Tunney’s employment with the Company and for a period of one year following his termination, Mr. Tunney may not (i) engage directly or indirectly in, or render services to, any business or enterprise that competes with the Company and our affiliates or (ii) solicit, on behalf of himself or any other person or entity, (a) any of the managerial level employees of the Company or our affiliates to leave their employment or (b) any customer of the Company to purchase goods from any other person or entity. In addition, Mr. Tunney will keep and maintain confidential, and may not use or disclose, non-public information relating to the business of the Company and our affiliates.

Daniel Viren — Pursuant to his amended and restated executive employment agreement, effective as of December 30, 2008, Daniel Viren was employed as Senior Vice President — Finance, Chief Financial Officer and Secretary of the Company through January 4, 2009. On January 5, 2009, he stepped down as an executive officer and became Special Assistant to the CEO for Mergers & Acquisitions until his retirement from the Company at the end of August. The term of his employment agreement expired on August 30, 2009.

Upon his retirement, Mr. Viren received 1,103 common shares as a prorated portion of his then unvested RSUs under the provisions of the 2005 LTIP, and received a total lump sum of $748,241 in settlement of his vested 2008 Restoration Plan and 2005 SRP pension plan benefits. These lump sum payments were in full settlement of Mr. Viren’s accrued pension benefit under these plans in lieu of a normal annuity stream of payments over his remaining life. Upon his retirement, Mr. Viren and the Company entered into a month-to-month consulting agreement whereby Mr. Viren will render services to further assist in any merger and acquisition evaluations that may be undertaken by the Company.

Under his amended and restated executive employment agreement, Mr. Viren for a period of one year following his retirement (except in the case of a hostile change of control of the Company) may not engage directly or indirectly in any business or enterprise which is in competition with the Company. In addition, Mr. Viren will keep and maintain confidential, and shall not use or disclose, non-public information relating to the business of the Company and our affiliates.

Change in Control Agreements.  All other executive officers of the Company, including Messrs. Ibarra, Evans, Smith and Konecki are parties to three-year change in control agreements with the Company, which provide for severance payments to the executive officer if his or her employment is terminated within 36 months after the occurrence of a “change in control.” Agreements were executed on January 2, 2008 and terms extend through January 2, 2011. These agreements are intended to serve as a retention tool and to provide incentive to the executive officers to continue focusing on our business in the event of a potential change in control.

For purposes of these agreements, a change in control occurs (i) if any person or group acquires shares of the Company possessing more than 50.1% of the total voting power of the Company’s outstanding shares or (ii) or as a result of, or in connection with a tender or exchange offer, merger or other business combination, sale of assets or contested director election, the persons who were directors of the Company immediately before the completion of such transaction cease to constitute a majority of the Board of the Company or any successor to the Company.

If the executive’s employment is terminated within 36 months following a change in control for “cause” (as defined in the agreement) or due to the executive officer’s disability (as defined in the agreement) or death, the executive officer or his or her beneficiaries, as applicable, will receive the executive officer’s base salary through the date of termination, but will not be entitled to receive any further benefits under the agreement. Examples of “cause” for which the Company may terminate the executive officer’s employment in connection with a change in control include: (i) willful and continued refusal by the executive officer to substantially perform his or her duties with the Company; (ii) failure to comply with any applicable law or regulation affecting the Company’s business; (iii) commission of an act of fraud, bad faith or dishonesty toward the Company; (iv) conviction of any felony or misdemeanor involving moral turpitude; (v) misappropriation of any funds, property or rights of the Company; and (vi) breach of any provision of the change in control agreement.

If the executive officer’s employment is terminated within 36 months following a change in control without cause or by the executive officer for “good reason” (as defined in the agreement), he or she will receive, within 30 days following the date of termination, a lump-sum cash severance payment equal to the greater of (i) the total compensation (including bonus) paid to or accrued for the benefit of the executive officer for the fiscal year preceding the change in control or (ii) the total compensation (including bonus) paid to or accrued for the benefit of the executive officer for the twelve-month period immediately preceding the date of termination. Examples of “good reason” for which the executive officer may terminate his or her employment in connection with a change in control include: (i) a reduction in the executive officer’s duties or responsibilities or status; (ii) assignment of duties inconsistent with the executive officer’s position; (iii) a reduction in the executive’s base salary or a reduction in his or her total compensation (including bonus) such that his or her total compensation for a given calendar year is less than 90% of his or her total compensation for the prior fiscal year; (iv) the failure by the Company to provide specified benefits; (v) the relocation of the Company’s principal executive offices or requiring the executive officer to relocate his or her principal residence in connection with a business relocation; (vi) the Company’s failure to continue in effect any material health, welfare or benefit or plans in which executive officer participates; and (vii) any breach of the change in control agreement by the Company.

During the executive officer’s employment with the Company and for a period of one year following his or her termination (or, in the case of a termination without cause or for good reason following a change in control, for such number of months as the executive officer receives severance payments under the agreement), the executive officer may not engage directly or indirectly in any business or enterprise which is in competition with the Company. In addition, the executive officer shall at all times keep and maintain confidential, and shall not use or disclose, non-public information relating to the business of the Company and its affiliates.

In addition to the benefits and payments described above, the executive officers may be entitled to accelerated vesting of some or all of their outstanding options, RSUs and other equity awards, in accordance with the terms of the Company’s equity compensation plans.

Summary of Employment Termination Payment and Benefits:

The following tables show the potential payments and benefits that will be provided to our current named executive officers under each of the employment agreements and change in control agreements discussed above assuming termination of employment on June 27, 2009.

Mr. Viren is excluded from these tables since he retired at August 30, 2009, and his actual post-employment payment is described in the applicable section on page 33. In these tables, the amounts reported for long-term incentives (options and RSUs) represent, as applicable, the in-the-money value of options and the value of RSUs that vest as a result of termination of employment. All of our named executive officers hold both options and RSUs, except for Mr. Smith and Mr. Konecki, who do not hold any options. The in-the-money value of stock options and the value of RSUs are calculated based on the closing stock price of $7.63 on June 26, 2009, the last trading day of the fiscal year. No amount is reported for options or RSUs that were vested prior to June 27, 2009.

Mr. Tunney(1)

			Termination
			Without Cause or
			for Good Reason
			Within 12 Months
	Termination	Termination for	Following a
	Without Cause or	Cause or Without	Change of
Element	for Good Reason ($)	Good Reason ($)	Control ($)	Death ($)	Disability ($)

Cash Severance Payment	842,650	—	1,220,000	342,650	342,650
Benefits and Perquisites
Health and Welfare Benefit Plan Continuation	6,113	—	6,113	—	—
Life Insurance Continuation	46,112	—	46,112	—	—
Outplacement	20,000	—	20,000	—	—
Value of Long-Term Incentives	558,241	—	558,241	558,241	558,241
Total Payments	1,473,116	—	1,850,466	900,891	900,891

(1)	Mr. Tunney is not a participant in the Company’s pension plans (including supplemental plans) described beginning on page 30 or in the Deferred Compensation Plan described on page 31 of this Proxy Statement.

Mr. Ibarra(1)

	Termination
	Without Cause or
	for Good Reason
	Within 36 Months
	Following a
	Change of
Element	Control ($)	Death ($)	Disability ($)

Cash Severance	272,407	—	—
Value of Long-Term Incentives	—	145,458	145,458
Total Payments	272,407	145,458	145,458

(1)	The present value of the post-employment benefits for which Mr. Ibarra would have been eligible as of June 27, 2009 under the ARP and under the Deferred Compensation Plan is described beginning on page 30 and page 31, respectively, of this Proxy Statement.

Mr. Evans(1)

	Termination
	Without Cause or
	for Good Reason
	Within 36 Months
	Following a
	Change of
Element	Control ($)	Death ($)	Disability ($)

Cash Severance	264,618	—	—
Value of Long-Term Incentives	—	131,434	131,434
Total Payments	264,618	131,434	131,434

(1)	The present value of the post-employment benefits for which Mr. Evans would have been eligible as of June 27, 2009 under the ARP and under the Deferred Compensation Plan is described beginning on page 30 and page 31, respectively, of this Proxy Statement.

Mr. Smith(1)

	Termination
	Without Cause or
	for Good Reason
	Within 36 Months
	Following a
	Change of
Element	Control ($)	Death ($)	Disability ($)

Cash Severance	264,961	—	—
Value of Long-Term Incentives	—	124,117	124,117
Total Payments	264,961	124,117	124,117

(1)	Mr. Smith is not a participant in the Company’s pension plans (including supplemental plans) described beginning on page 30 or in the Deferred Compensation Plan described on page 31 of this Proxy Statement.

Mr. Konecki(1)

	Termination
	Without Cause or
	for Good Reason
	Within 36 Months
	Following a
	Change of
Element	Control ($)	Death ($)	Disability ($)

Cash Severance	255,169	—	—
Value of Long-Term Incentives	—	115,648	115,648
Total Payments	255,169	115,648	115,648

(1)	Mr. Konecki is not a participant in the Company’s pension plans (including supplemental plans) described beginning on page 30 or in the Deferred Compensation Plan described on page 31 of this Proxy Statement.

Transactions with Related Persons

Under an existing agreement, the Company is obligated for up to two years after the death of the chairman to purchase, if the estate elects to sell, up to $4,000,000 of the Company’s common shares, at their fair market value. For a period of 24 months following the chairman’s death, the Company has a right of first refusal to purchase any common shares owned by the chairman at the time of his death if his estate elects to sell such common shares and has the right to purchase such common shares on the same terms and conditions as the estate proposes to sell such common shares to a third party.

The Company and its cofounder, the mother of the chairman, entered into an agreement in August 2005 whereby she transferred all of her product designs and patent rights to the Company and released all unpaid claims that would have accrued under a previous agreement. Under the August 2005 agreement, the Company is obligated to make 24 quarterly payments of $25,000 each payable on the last business day of every October, January, April and July until the last business day in April 2011. Since the death of the chairman’s mother in February 2007 and through March 24, 2008, the Company made the quarterly payments with respect to the agreement to the successor trust of which the chairman is the trustee and beneficiary. On March 24, 2008, the chairman assigned the remaining payment rights under the agreement to a fund established with a philanthropic organization. As of June 27, 2009, the Company reported approximately $90,000 of the then remaining liability under this agreement as current installments of long-term debt and the remaining $97,000 as long-term debt.

Roger Lautzenhiser, a director of the Company who has expressed his intention to resign as director prior to the Annual Meeting, is a partner with Vorys, Sater, Seymour and Pease LLP, a law firm which rendered legal services to the Company during fiscal 2009 and continues to do so. The Company paid approximately $334,428 during fiscal 2009 for such services.

The Company’s Code of Business Conduct and Ethics requires that any potential conflict of interest involving a transaction or proposed transaction between the Company and a third party with whom an “insider” (i.e., a director, officer or employee of the Company or a relative of any such person) is affiliated or in which the insider has an interest, the interest should be disclosed immediately by the insider to his or her management supervisor, in the case of an employee. The Chief Executive Officer and members of the Board must report any such circumstance to the Nominating and Governance Committee of the Board for review and approval. In addition, pursuant to its charter, the Audit Committee reviews and makes recommendations to the Board with respect to any proposed transaction involving the Company, on one hand, and any director or executive officer of the Company (or an immediate family member of such persons), on the other hand, or involving any entity in which any of our directors or executive officers has more than a modest financial interest. Any material related person transactions are included within the disclosures in the Notes to the Company’s Consolidated Financial Statements.

EQUITY COMPENSATION PLAN INFORMATION

The Company maintains four equity compensation plans (collectively, the “Plans”) under which common shares may be issued to eligible directors, officers and employees, each of which has been approved by the Company’s shareholders: (1) the R.G. Barry Corporation 1997 Incentive Stock Plan (the “1997 Plan”); (2) the R. G. Barry Corporation 2002 Stock Incentive Plan (the “2002 Plan”); (3) the R. G. Barry Corporation Employee Stock Purchase Plan (the “Stock Purchase Plan”); and (4) the R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan (the “2005 LTIP”). No new equity-based awards may be granted under the 1997 Plan or the 2002 Plan.

The 2005 LTIP authorizes the issuance of 500,000 of the Company’s common shares, plus (1) the number of common shares that were authorized to be the subject of awards under the 1997 Plan and the 2002 Plan but as to which awards had not been made as of May 20, 2005, and (2) any common shares underlying awards granted under the 1997 Plan and the 2002 Plan which are forfeited after May 20, 2005. In addition, no more than 500,000 common shares are available for the grant of incentive stock options under the 2005 LTIP. As of June 27, 2009, a total of 209,724 common shares were available for new awards under the 2005 LTIP.

The following table shows for the Plans, as a group, (1) the number of common shares issuable upon exercise of outstanding options or vesting of outstanding RSUs, (2) the weighted-average exercise price of outstanding options and (3) the number of common shares remaining available for future equity-based awards, in each case as of June 27, 2009.

Number of Common
Shares Remaining
Available for
	Number of Common		Future Issuance
	Shares to be Issued	Weighted-Average	Under Equity
	Upon Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Shares
	Options, Warrants	Options, Warrants	Reflected in Column
	and Rights(1)	and Rights(3)	(a))(2)
Plan category	(a)	(b)	(c)

Equity compensation plans approved by shareholders	653,684	$5.21	715,724
Equity compensation plans not approved by shareholders	0	0	0
Total	653,684	$5.21	715,724

(1)	Includes 77,279 common shares issuable upon exercise of options granted under the 1997 Plan; 80,950 common shares issuable upon exercise of options granted under the 2002 Plan; 105,000 common shares issuable upon exercise of options granted under the 2005 LTIP; and 390,455 common shares underlying RSUs granted under the 2005 LTIP. There were no options outstanding under the Stock Purchase Plan as of June 27, 2009.

(2)	Includes 209,724 common shares remaining available for future issuance under the 2005 LTIP and 506,000 common shares remaining available for future issuance under the Stock Purchase Plan.

(3)	Weighted-average exercise price is based on outstanding options at June 27, 2009 and does not include any effect of RSUs, which require no cash contribution upon vesting and subsequent issuance of Company common shares.

PROPOSAL TO AMEND THE R. G. BARRY CORPORATION
AMENDED AND RESTATED 2005 LONG-TERM INCENTIVE PLAN
TO AUTHORIZE ISSUANCE OF AN ADDITIONAL 500,000 COMMON SHARES AND
TO REAPPROVE THE MATERIAL TERMS OF THE PERFORMANCE CRITERIA
UNDER THE PLAN
(Item 2 on Proxy)

Background

On May 20, 2005, our shareholders approved the 2005 Long-Term Incentive Plan. Effective as of October 28, 2008, the 2005 Long-Term Incentive Plan was amended and restated by the Board to incorporate certain changes required by Section 409A of the Internal Revenue Code and to reflect other administrative changes. The Amended and Restated 2005 Long-Term Incentive Plan is referred to as the “2005 LTIP” throughout this discussion.

The 2005 LTIP is a long-term incentive plan that offers a wide range of awards, including options, restricted stock, RSUs, stock awards, stock appreciation rights, stock units and cash awards. The various types of awards available under the 2005 LTIP provide the Company with flexibility in responding to market-competitive changes in incentive compensation practices.

We believe the 2005 LTIP is an important element of our compensation program, as equity-based awards granted under the 2005 LTIP serve to align the interests of participants with those of our shareholders through increased ownership of our common shares. Additionally, we believe the 2005 LTIP assists us in attracting, retaining and motivating participants.

Proposed Amendment to Authorize Issuance of Additional Common Shares

Based on the recommendation of the Compensation Committee, we are asking our shareholders to approve an amendment to the 2005 LTIP which would add 500,000 common shares to the total number of common shares authorized for issuance under the 2005 LTIP. As initially approved by our share-holders, the total number of common shares available for issuance under the 2005 LTIP is 500,000 common shares, plus: (i) the number of common shares that were authorized to be the subject of awards under the 1997 Plan and the 2002 Plan (which plans were terminated as to new awards on May 20, 2005) but as to which awards had not been made as of May 20, 2005 (62,000 common shares); and (ii) any common shares underlying awards granted under the 1997 Plan and the 2002 Plan but forfeited after May 20, 2005. As of September 4, 2009, there were no common shares available for awards under the 2005 LTIP. In addition, as of September 4, 2009, options covering an aggregate of 263,229 common shares remained outstanding under the 1997 Plan and the 2002 Plan and RSUs for 319,430 shares granted under the 2005 LTIP were outstanding. If these options are forfeited, the underlying common shares will also be available for awards under the 2005 LTIP.

We believe that the proposed increase in available common shares under the 2005 LTIP is necessary for us to (i) continue to attract, retain and motivate participants and (ii) continue to align the interests of participants in the 2005 LTIP with the interests of our shareholders. If the proposed amendment is approved by our shareholders, the Compensation Committee and the Board believe that the number of common shares available under the 2005 LTIP will permit them to grant appropriately competitive awards of long-term incentives for approximately the next four years. During the past three fiscal years (fiscal 2009, fiscal 2008 and fiscal 2007), the Company’s annualized “burn rate” (defined as the number of stock option and restricted stock unit shares granted during a fiscal year divided by the total outstanding common shares at the end of that fiscal year) averaged approximately 1.33% per year for that time frame.

The proposed amendment to the 2005 LTIP will become effective if and when approved by our shareholders at the Annual Meeting. In the event that our shareholders do not approve the proposed amendment to the 2005 LTIP, awards previously granted by us under the 2005 LTIP will remain valid and the 2005 LTIP will remain in effect.

Reason for Shareholder Reapproval of Material Terms of Performance Criteria

Shareholder reapproval of the material terms of the performance criteria to which grants of restricted stock, RSUs, stock awards, stock units and cash awards may be subject, is being sought to enable the Compensation Committee to structure awards under the 2005 LTIP so that any compensation that may be paid in respect of such awards will qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code and the related Treasury Regulations. Section 162(m) of the Internal Revenue Code generally limits the federal income tax deduction that the Company may take for certain compensation paid in excess of $1,000,000 to any “covered employee” of the Company in any one taxable year. Currently, Section 162(m) of the Internal Revenue Code only applies to the Company’s CEO as well as the three other highest compensated officers of the Company (not including the Company’s CFO). For awards granted under the 2005 LTIP, other than options and stock appreciation rights, to qualify as “qualified performance-based compensation,” payment, settlement, issuance or vesting of the awards, as the case may be, must be contingent upon satisfying one or more of the performance criteria described below under the caption “Summary of the 2005 LTIP — Performance-Based Awards”, as established and certified by the Compensation Committee, and the award must satisfy the other requirements under Section 162(m) of the Internal Revenue Code. The Treasury Regulations related to Section 162(m) require shareholder periodic reapproval of the material terms of performance criteria in certain instances. The shareholders of the Company are being asked to reapprove the material terms of the performance criteria to which grants of restricted stock, RSUs, stock awards, stock units and cash awards may be subject, to give the Compensation Committee the ability to structure these types of awards so that any amounts paid, settled or issued in respect of them under the 2005 LTIP may satisfy the requirements to be “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and, thus, deductible by the Company for federal income tax purposes.

Summary of the 2005 LTIP

The principal features of the 2005 LTIP, as proposed to be amended, are summarized below. The complete text of the 2005 LTIP, marked to show the proposed amendment, is attached to this Proxy Statement as Appendix I.

Administration

The Compensation Committee administers all aspects of the 2005 LTIP, except for awards made to non-employee directors of the Company. The amount and terms of all equity awards to non-employee directors are determined by the full Board. When the term “Committee” is used in this discussion of the 2005 LTIP in reference to grants to non-employee directors, it refers to the full Board.

The Compensation Committee is comprised of at least three directors, each of whom qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and as an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code.

The Committee has the authority to, among other things:

•	Construe and interpret the 2005 LTIP;

•	Adopt rules and regulations relating to the administration of the 2005 LTIP;

•	Decide which employees and non-employee directors will be granted awards;

•	Identify the awards to be granted to each participant;

•	Specify the terms and conditions of each award, including the procedures for exercising an award; and

•	Administer any performance-based awards, including certifying that applicable performance criteria have been achieved.

To the extent permitted by law, the Committee may delegate to any individual (including employees) or entity that it deems appropriate any of its duties (other than the discretionary aspects of the items just listed).

Eligibility for Awards

The 2005 LTIP permits the Committee to grant awards to any employee of the Company or any of our subsidiaries or to any non-employee director of the Company. As of September 4, 2009, there were approximately 154 employees of the Company and our subsidiaries who were eligible for an award under the 2005 LTIP and nine non-employee directors of the Company. In fiscal 2009, 34 of our employees, including each of the NEOs identified in the “Fiscal 2009 Summary Compensation Table” on page 26 of this Proxy Statement and each of our other executive officers, and all nine of our non-employee directors received grants of RSUs under the 2005 LTIP. In addition, since the beginning of fiscal 2010, 26 of our employees, including all of our current executive officers, received a total of 121,198 RSUs in grants made on September 9, 2009 under the 2005 LTIP. Further information regarding the RSU grants made in fiscal 2009 to the non-employee directors of the Company and to the NEOs is disclosed under the captions “COMPENSATION OF DIRECTORS” beginning on page 13 of this Proxy Statement and “COMPENSATION OF EXECUTIVE OFFICERS — Grants of Plan-Based Awards” beginning on page 27 of this Proxy Statement, respectively. Further information regarding the RSU grants made in fiscal 2010 to the named current executive officers is disclosed under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Awards” beginning on page 22 of this Proxy Statement.

From time to time, the Committee will determine who will be granted awards under the 2005 LTIP, the nature and size of the awards, and all other terms of the awards. Since the grant of 2005 LTIP awards is at the discretion of the Committee, past awards may not be indicative of awards which will be granted in the future.

Awards

The 2005 LTIP provides for the grant of incentive stock options that qualify under Section 422 of the Internal Revenue Code, nonqualified stock options, stock appreciation rights, restricted stock, RSUs, stock awards, stock units and cash awards, each as defined in the 2005 LTIP. Grants of restricted stock, RSUs, stock units and cash awards may, as determined by the Committee, also be performance-based awards, as defined in the 2005 LTIP. Since the inception of the 2005 LTIP, only incentive stock options, nonqualified stock options and RSUs have been granted under the 2005 LTIP. Please see the discussion under the caption “-Plan Benefits” beginning on page 48 of this Proxy Statement.

Authorized Common Shares and Limitations on Grants

With the approval of the proposed amendment, the number of common shares available for issuance under the 2005 LTIP will equal the sum of: (i) 1,000,000 common shares; plus (ii) the 62,000 common shares that remained available for awards under the 1997 Plan and the 2002 Plan on May 20, 2005; plus (iii) the 147,724 common shares underlying awards granted under the 1997 Plan and the 2002 Plan which have been forfeited since May 20, 2005; plus (iv) any common shares underlying outstanding options granted under the 1997 Plan and the 2002 Plan which are forfeited in the future. The maximum number of common shares that may be granted through incentive stock options during the term of the 2005 LTIP is 500,000.

If an award granted under the 2005 LTIP is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of common shares or the payment of cash equal to the difference between the fair market value of the award and any exercise price of the award, the common shares associated with that award will be available for future grants.

The maximum number of common shares with respect to which awards may be issued under the 2005 LTIP to any individual during any calendar year is 200,000.

The common shares issued pursuant to the 2005 LTIP may consist of authorized but unissued common shares or common shares held by the Company as treasury shares.

Adjustments

If there is a corporate transaction that affects the Company’s outstanding common shares, such as a stock dividend, stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change, the Committee will make such adjustments as it deems appropriate to the number of common shares authorized for issuance pursuant to the 2005 LTIP and the individual limitations described in this summary. The Committee will also make adjustments to outstanding awards previously granted under the 2005 LTIP as it deems appropriate. However, an adjustment will only be made to the extent such adjustment complies with Section 409A of the Internal Revenue Code, to the extent applicable. Any such decision by the Committee will be final and binding on all participants and their beneficiaries.

Options

Options to purchase common shares of the Company may be granted alone or in tandem with stock appreciation rights. An option may be granted in the form of a nonqualified stock option or an incentive stock option. Incentive stock options may only be granted to employees of the Company or a subsidiary corporation of the Company (as defined in the Internal Revenue Code) and may not be granted to non-employee directors of the Company.

The price at which a common share may be purchased upon exercise of an option (the “exercise price”) may not be less than the fair market value (as defined in the 2005 LTIP) of the Company’s common shares on the date the option is granted (subject to later adjustment as described above under the caption “— Adjustments”). The exercise price of an incentive stock option granted to a participant who owns (as defined in the Internal Revenue Code) common shares possessing more than 10 percent of the voting power of the Company, its parent corporation or its subsidiary corporations, determined under rules issued by the Internal Revenue Service (“IRS”) (a “10% holder”) may not be less than 110 percent of the fair market value of the Company’s common shares on the date the option is granted. The fair market value of the Company’s common shares, determined in accordance with the terms of the 2005 LTIP, was $8.53 per common share on September 2, 2009.

The Committee may establish the term of each option, but no incentive stock option may be exercised after 10 years from the grant date (five years if the participant is a 10% holder).

Incentive stock options that become exercisable for the first time in any year cannot relate to common shares having a fair market value (determined on the date of grant) of more than $100,000 per participant.

The Committee will develop procedures for the exercise of options, including tendering common shares the participant has owned for at least six months as partial or full payment of the exercise price.

Stock Appreciation Rights

Stock appreciation rights (“SARs”) may be granted either alone (as freestanding awards) or in tandem with options. The exercise price of an SAR must be equal to or greater than the fair market value of the Company’s common shares on the date of grant (subject to later adjustment as described above under the caption “— Adjustments”). A participant exercising an SAR receives an amount, payable in cash, common shares or a combination of cash and common shares as determined by the Committee, equal to the difference between the fair market value of a common share on the exercise date and the exercise price, multiplied by the number of common shares with respect to which the SAR is exercised.

Tandem SARs are exercisable by surrendering the right to exercise the equivalent portion of the related option. A tandem SAR is exercisable only with respect to common shares for which the related option is exercisable, and expires when the related option expires or is exercised.

Restrictions on Reload and Repricing

Neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the Company’s common shares are then traded) any award granted under the 2005 LTIP without the prior approval of our shareholders.

No participant in the 2005 LTIP will be entitled to (and no Committee discretion may be exercised to extend to any participant) an automatic grant of additional awards solely in connection with any exercise or settlement of an award or otherwise.

Restricted Stock

Restricted stock may be issued to participants as determined by the Committee. Restricted stock consists of common shares of the Company that are issued to a participant but which are subject to restrictions on transfer and the risk of forfeiture if certain specified conditions are not met. Restricted stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the restriction period established by the Committee. During the restriction period and at the discretion of the Committee, restricted stock either will be held by the Company as escrow agent or be issued to the participant with the certificates for the restricted stock bearing a legend describing the applicable restrictions. The restrictions may include time-based or performance-based restrictions. Restricted stock will vest, and the associated restrictions on transfer will lapse, if at the end of the restriction period, the pre-determined time-based or performance-based conditions have been satisfied.

Restricted stock will be forfeited (or if restricted stock was issued for a cash payment, will be resold to the Company for the amount originally paid), if all conditions have not been satisfied at the end of the restriction period. If restricted stock is held in escrow, it will not be released unless all conditions have been satisfied at the end of the applicable restriction period.

Unless the Committee determines otherwise, a participant who has been granted restricted stock will have the right to receive dividends on such common shares and will have the right to vote such common shares during the restriction period.

Restricted stock may constitute performance-based awards as discussed below under the caption ‘‘— Performance-Based Awards”.

RSUs

RSUs may be issued to participants as determined by the Committee. RSUs consist of notional common shares of the Company that are issued to participants but which are subject to restrictions on transfer and a risk of forfeiture if specified conditions are not satisfied during the restriction period. RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the restriction period established by the Committee. During the restriction period, participants are not entitled to receive any dividends or to exercise any voting rights in connection with the notional common shares underlying the RSUs.

At the end of the restriction period, RSUs either will be forfeited (if the Committee determines that specified conditions have not been satisfied) or settled (if the Committee determines that applicable conditions have been satisfied). RSUs may be settled (i) by issuing one common share of the Company for each RSU to be settled in common shares, (ii) by paying cash equal to the fair market value of one common share of the Company for each RSU to be settled in cash, or (iii) in a combination of common shares and cash.

RSUs may constitute performance-based awards as discussed below under the caption “— Performance-Based Awards”.

Other Stock Awards

The Committee is authorized to grant awards of common shares to any participant as an incentive, bonus or in lieu of any retainer due to a non-employee director as the Committee determines to be in the best interest of the Company and subject to such other terms and conditions as the Committee deems appropriate.

Stock Units

The Committee is authorized to grant stock units to participants. A stock unit is a notional account representing one common share of the Company. Stock units may be issued with or without payment by the participant as required by applicable law or any other consideration specified by the Committee. The Committee will determine whether a holder of a stock unit is also entitled to a dividend equivalent right. A dividend equivalent right is a right to receive the amount of any dividend paid on the common share of the Company underlying a stock unit. The dividend evidenced by the dividend equivalent right will be forfeited or paid in cash or in additional stock units when the associated stock unit is forfeited or settled.

Common shares equal to the number of stock units to be settled will be distributed to the participant unless the Committee provides for settlement in cash or in a combination of cash and common shares. If a stock unit is settled in cash, the amount distributed will be the fair market value of the common shares that would have been distributed had the stock unit been settled in common shares.

Stock units may constitute performance-based awards as discussed below under the caption “— Performance-Based Awards”.

Cash Awards

The Committee may grant cash awards subject to the terms and conditions specified by the Committee. Cash awards, which may be subject to vesting requirements, may constitute performance-based awards as described below under the caption “— Performance-Based Awards”. The maximum annual cash award that may be paid to any participant in any single fiscal year is $500,000.

Performance-Based Awards

Any award of restricted stock, RSUs, stock units or cash awards under the 2005 LTIP may be subject to the achievement of one or more performance criteria with the intention that the award constitutes “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code. To the extent that awards are intended to constitute “qualified performance-based compensation,” the performance criteria will be based on one or more of the following:

•	Cash flow;

•	Earnings (including gross margin, earnings before interest and taxes and earnings before taxes and net earnings);

•	Earnings per share;

•	Growth in earnings or earnings per share;

•	Stock price;

•	Return on equity or average shareholders’ equity;

•	Total shareholder return;

•	Return on shareholder equity;

•	Return on assets or net assets;

•	Return on investment;

•	Revenue;

•	Income or net income;

•	Operating income or net operating income;

•	Operating profit or net operating profit (whether before or after taxes);

•	Operating margin;

•	Return on operating revenue;

•	Market share;

•	Overhead or other expense reduction;

•	Growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; and

•	Strategic plan development and implementation.

Different performance criteria may be applied to an individual participant or to groups of participants and may be based on the results achieved separately or collectively by the Company, any subsidiary of the Company, or any combination of segments, products or divisions of the Company or subsidiaries of the Company. These criteria may be applied solely with regard to the Company or any subsidiary of the Company or relatively between the Company or any subsidiary of the Company and one or more unrelated entities.

Performance-based awards may be paid in cash, common shares or a combination of both, depending on the type of the award and the award terms. If the Compensation Committee decides to grant performance-based awards, it will establish the performance criteria to be applied, the participants or class of participants to which the performance criteria apply and the period over which the achievement of the performance criteria will be measured. The Compensation Committee will also decide the method for computing the cash award or other award that will be issued or earned if (and to the extent that) those performance criteria are met.

Once performance criteria have been established, the Compensation Committee may not revise the criteria associated with a performance-based award or increase the amount of the cash award or other award that may be paid or earned if those performance criteria are met. However, the Compensation Committee may reduce or eliminate a cash award or other award that may be paid or earned if the performance criteria are met.

Award Agreements

By accepting an award, a participant will have agreed to be bound by the terms of the 2005 LTIP and the applicable award agreement between the participant and the Company that sets forth the terms and conditions of the award.

Effect of Termination of Service on Awards that are not Performance-Based

Unless the applicable award agreement provides otherwise and except in the case of a Business Combination (as discussed below under the caption “— Merger, Consolidation or Similar Events”), the following rules apply to all awards granted under the 2005 LTIP that are not performance-based awards as described above when a participant terminates service as an employee or a non-employee director, as the case may be:

Death.  If a participant’s employment (or, in the case of a non-employee director, his or her Board service) terminates because of death:

•	All restricted stock, RSUs, freestanding SARs, stock awards, stock units or cash awards (whether or not then vested) held by the participant at the time of termination of employment (or Board service in the case of a non-employee director) will be settled as provided in the participant’s award agreement; and

•	All options and tandem SARs (whether or not then exercisable) held by the participant at the time of termination of employment (or Board service in the case of a non-employee director) will be exercisable by the participant’s beneficiaries at any time before the earlier of the expiration date of the award specified in the participant’s award agreement or one year after the participant’s death.

Disability.  If a participant’s employment (or, in the case of a non-employee director, his or her Board service) terminates because of disability (as defined in the 2005 LTIP):

•	All restricted stock, RSUs, freestanding SARs, stock awards, stock units or cash awards (whether or not then vested) held by the participant when employment or service terminates will be settled as provided in the participant’s award agreement; and

•	All options and tandem SARs (whether or not then exercisable) held by the participant when employment or Board service terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the expiration date of the award specified in the participant’s award agreement or one year after termination of employment or Board service.

Retirement.  If a participant’s employment (or, in the case of a non-employee director, his or her Board service) terminates because of retirement:

•	All restricted stock, RSUs, freestanding SARs, stock awards, stock units or cash awards (whether or not then vested) held by the participant when employment or Board service terminates will be settled as provided in the participant’s award agreement; and

•	All options and tandem SARs (whether or not then exercisable) held by the participant when employment or Board service terminates will be exercisable by the participant (or his or her beneficiary) for a period of up to 90 days from the last day of their employment before the expiration of the award pursuant to the participant’s award agreement.

For purposes of the 2005 LTIP, “retirement” is defined as follows:

•	In the case of a non-employee director, termination of service as a member of the Board for any reason other than disability or death after the non-employee director has served at least one full term on the Board.

•	In the case of employees of the Company or any of the subsidiaries of the Company, any termination of service that meets the definition of early or normal retirement under the Company’s tax-qualified defined benefit retirement plan (or, if the Company does not maintain a tax-qualified defined benefit retirement plan, the normal or early retirement definition included in the tax-qualified plan that the Company most recently maintained).

Voluntary Termination of Service.  If a participant voluntarily terminates his or her employment (or, in the case of a non-employee director, his or her Board service) other than as a result of retirement:

•	All vested restricted stock, RSUs, freestanding SARs, stock awards, stock units or cash awards will be settled as provided in the participant’s award agreement;

•	All exercisable options and tandem SARs held by the participant when employment terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the expiration date of the award specified in the participant’s award agreement or three months after termination of employment; and

•	All awards that are not vested or exercisable on the date of termination of employment will be forfeited.

Involuntary Termination of Service without Cause.  If the employment of a participant is terminated involuntarily (or, in the case of a non-employee director, his or her Board service) without cause (as defined in the 2005 LTIP) other than as a result of retirement:

•	All vested restricted stock, RSUs, freestanding SARs, stock awards, stock units or cash awards will be settled as provided in the participant’s award agreement;

•	All exercisable options and tandem SARs held by the participant when employment terminates will be exercisable by the participant (or his or her beneficiary) at any time before the earlier of the expiration date of the award specified in the participant’s award agreement or three months after termination of employment; and

•	All awards that are not vested or exercisable on the date of termination of employment will be forfeited.

Involuntary Termination of Service for Cause.  Unless the participant’s award agreement provides otherwise, all outstanding awards will be forfeited as of the date of termination of employment if a participant’s employment is terminated involuntarily for cause.

Effect of Termination of Service on Performance-Based Awards

Unless the applicable award agreement otherwise provides and except in the case of a Business Combination (as discussed below under the caption “— Merger, Consolidation or Similar Events”), the following rules apply to all performance-based awards granted pursuant to the 2005 LTIP when a participant’s service as an employee or as a non-employee director, as the case may be, terminates:

•	Involuntary Termination of Service for Any Reason or Voluntary Termination of Service. Unless a participant’s termination results from death, disability or retirement, a participant will forfeit all performance-based awards if, before the end of the applicable performance period or periods, such participant’s employment or service is terminated for any reason or such participant terminates his or her employment or service voluntarily.

•	Termination of Service as a result of Death, Disability or Retirement. If, before the end of the applicable performance period or periods, a participant dies, becomes disabled, or retires and the Compensation Committee determines (at the time that it makes such determination for all other participants with similar performance-based awards) that the performance objectives for that period have been satisfied, the disabled, retired or terminated participant or the beneficiary of a deceased participant will receive a partial award (payable, settled or distributed as described in the applicable award agreement) equal to:

•	The cash award or other award that would have been paid, settled or distributed to the participant at the end of the performance period during which he or she died, became disabled or retired, multiplied by

•	The number of whole years between the beginning of the performance period and the date the participant died, became disabled or retired, and divided by

•	The number of whole years included in the original performance period.

Other Events Resulting in the Forfeiture of Awards

Awards granted pursuant to the 2005 LTIP will be forfeited by a participant on the occurrence of any of the following events (whether such events occur before, during or after the participant is an employee or a non-employee director):

•	Without the written consent of the Committee, the participant engages in activities described in the 2005 LTIP that are in competition with the Company or the subsidiaries of the Company;

•	The participant refuses or fails to consult with, supply information to or otherwise cooperate with the Company or the subsidiaries of the Company after having been requested to do so; or

•	The participant deliberately engages in conduct that the Committee concludes harms the Company or any subsidiary of the Company.

Buy Out of Awards

At any time, the Committee, in its sole discretion and without the consent of the holders, may cancel any or all outstanding stock options, SARs, restricted stock, RSUs (other than RSUs subject to Section 409A of the Internal Revenue Code) or stock units (other than stock units subject to Section 409A of the Internal Revenue Code) by giving written notice of cancellation to the holders of the cancelled awards. If a buy out notice is given, the Company will pay to each affected participant the difference between the fair market value of each award (on the date of the buy out notice) to be cancelled and the exercise price of the award, if any. Unless otherwise specified in a participant’s award agreement, no payment will be made with respect to any award that is not exercisable when cancelled (or, in the case of restricted stock and RSUs, is subject to a restriction and not vested). Payment of the buy out price may be made in cash, common shares or a combination of cash and common shares as determined by the Committee in its sole discretion.

Six-Month Distribution Delay

In order to comply with the requirements of Section 409A of the Internal Revenue Code, payment, settlement or distribution with respect to an award granted to a participant who is a “specified employee” (within the meaning of Section 409A of the Internal Revenue Code), that is paid, distributed or settled on account of the participant’s termination of service, and that is subject to Section 409A of the Internal Revenue Code will be delayed for at least six months following the participant’s termination of service.

Merger, Consolidation or Similar Events

If the Company undergoes a Business Combination (as defined below), then upon the completion of the Business Combination:

•	Unless the applicable award agreement provides otherwise, all outstanding options and SARs will become fully exercisable in accordance with the applicable award agreement (whether or not otherwise exercisable by their terms and whether or not any associated performance criteria have then been achieved);

•	Unless the applicable award agreement provides otherwise, all remaining restrictions on outstanding restricted stock and RSUs will lapse as of the date of the transaction; and

•	Unless the applicable award agreement provides otherwise, all restrictions and conditions imposed on stock units, cash awards or other performance-based awards will lapse and all performance criteria imposed on performance-based awards will be deemed to have been achieved.

The amount paid to settle such stock units or other performance-based awards and the amount of cash distributed in settlement of the cash awards will be determined as follows:

•	The value of the stock units, the amount of the cash award or, in the case of a performance-based award, the target award or, if greater in amount, the award level actually achieved immediately before the effective date of the Business Combination will be multiplied by

•	The number of whole months between the beginning of the period over which time-based restrictions on stock units and cash awards otherwise would have been measured or, in the case of performance-based awards, the beginning of the period over which performance goals were to be measured and the date of the Business Combination, and such result will be divided by

•	The period (expressed in months) over which time-based restrictions on stock units and cash awards otherwise would have been measured or, in the case of performance-based awards, the period over which performance goals were to have been measured.

For purposes of the 2005 LTIP, a “Business Combination” means:

•	With respect to any award that is subject to Section 409A of the Internal Revenue Code, a “change in control event” (as defined in the Internal Revenue Code);

•	Under all other circumstances:

•	With respect to any participant, any event that is defined as a “change in control” (or an analogous term) under any written agreement between such participant and the Company or any Company subsidiary, but only to the extent specified in that written agreement; and

•	any merger or consolidation of the Company or the exchange of Company common shares for the securities of another entity (other than a subsidiary of the Company) that has acquired the Company’s assets or which is in control (as defined in the Internal Revenue Code) of an entity that has acquired the Company’s assets but only if (i) immediately after the transaction or the end of a series of related transactions, the persons who owned a majority of the voting power of the Company immediately before the transaction own less than a majority of the voting power of the Company and (ii) the terms of the plan or agreement providing for the transaction or series of related transactions are binding on all holders of common shares (other than dissenting shareholders).

Amendment, Modification and Termination of Plan

The 2005 LTIP became effective on March 31, 2005 and will remain in effect until March 31, 2015.

The Board or the Committee may terminate, suspend or amend the 2005 LTIP at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by Rule 16b-3 under the Exchange Act (or any successor rule or regulation), applicable requirements of the Internal Revenue Code or any rules or requirements of any securities exchange, market or other quotation system on which the Company’s securities are then listed or traded. No amendment of the 2005 LTIP may (i) result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act (or any successor rule or regulation), (ii) cause the 2005 LTIP to fail to meet the requirements of Rule 16b-3 or (iii) except as otherwise provided in the 2005 LTIP or in the participant’s award agreement, adversely affect any award held by a participant without the consent of the participant.

The Company amended and restated the 2005 LTIP on October 28, 2008 for the purpose of complying with the requirements of Section 409A of the Internal Revenue Code. See “U.S. Tax Consequences — Section 409A of the Internal Revenue Code” below.

Plan Benefits

The Committee has discretionary authority to grant awards pursuant to the 2005 LTIP. The 2005 LTIP does not contain any provisions for automatic grants. As a result, the future awards, benefits or amounts that may be received by any individual participant or group of participants are not determinable.

The following table sets forth the awards which have been granted under the 2005 LTIP since its inception to: (i) each NEO; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; (iv) each nominee for election as a director; and (v) all employees, including all current officers who are not executive officers, as a group. All of the awards have been granted for compensatory purposes:

	Common Shares	Common Shares
	Underlying	Underlying
Name or Identity	Stock Option	RSU
of Group	Awards (#)	Awards (#)

Greg Tunney(1)(2)	100,000	78,643
Jose Ibarra(1)		21,619
Daniel Viren(1)		33,085
Glenn Evans(1)		21,253
Lee Smith(1)		19,886
Thomas Konecki(1)		19,184
All current executive officers as a group	100,000	28,216
All current directors who are not executive officers as a group(3)	20,000	198,704
Janice Page(3)(4)		22,171
Harvey Weinberg(3)(4)		22,171
David Lauer(3)(4)		22,171
All employees, including all current officers who are not executive officers, as a group	5,000	135,521

(1)	For additional information regarding RSU grants made to the NEOs during fiscal 2009 and each NEO’s title, see the “Fiscal 2009 Summary Compensation Table” beginning on page 26 of this Proxy Statement and the “Grants of Plan-Based Awards for Fiscal 2009” table beginning on page 27 of this Proxy Statement. For additional information regarding RSU grants made to the NEOs (other than Mr. Viren) on September 9, 2009, see the discussion under the caption “COMPENSATION DISCUSSION AND ANALYSIS — Long-Term Incentive Awards” beginning on page 22 of this Proxy Statement.

(2)	Mr. Tunney is an NEO and a nominee for election as a director.

(3)	For additional information regarding RSU grants made to the non-employee directors of the Company during fiscal 2009, see the discussion under the caption “COMPENSATION OF DIRECTORS” beginning on page 13 of this Proxy Statement.

(4)	Ms. Page, Mr. Weinberg and Mr. Lauer are nominees for election as directors of the Company.

U.S. Tax Consequences

Nonqualified Stock Options

A participant who has been granted a nonqualified stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. In general, when the option is exercised, the participant will realize ordinary income in an amount equal to the excess of the fair market value of the acquired common shares over the exercise price for those common shares, and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of the common shares will be treated as capital gains or losses, and the participant’s basis in such common shares will be equal to the fair market value of the common shares at the time of exercise.

Incentive Stock Options

A participant who has been granted an incentive stock option will not realize taxable income at the time of grant, and the Company will not be entitled to a tax deduction at that time. A participant who exercises an incentive stock option will not realize taxable income at the time of exercise provided that the participant was, without a break in service, an employee of the Company or a subsidiary of the Company during the period beginning on the date of the grant and ending on the date of exercise or, if the participant terminated employment with the Company or a subsidiary of the Company, the participant exercises the option by no later than three months following the date of such termination (if the participant terminates employment due to death or disability, this period is extended to one year). The excess of the fair market value of the common shares on the date of exercise of an incentive stock option over the exercise price is included in calculating the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised unless the participant disposes of the common shares in the year of exercise.

If the participant does not sell or otherwise dispose of the common shares within two years following the date of the grant of the incentive stock option or within one year after the transfer of common shares acquired upon exercise of the incentive stock option to the participant, upon disposition of such common shares, any amount realized in excess of the exercise price will be taxed to the participant as a capital gain and the Company will not be entitled to a corresponding tax deduction. The participant will generally recognize a capital loss to the extent that the amount realized is less than the exercise price.

If the holding requirements described above are not satisfied, the participant will realize ordinary income at the time of the disposition of the common shares acquired upon exercise of an incentive stock option in an amount equal to the lesser of (i) the excess of the fair market value of the common shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the common shares over the exercise price, and the Company will be entitled to a corresponding tax deduction. Any amount realized in excess of the fair market value of the common shares on the date of exercise will be a capital gain. If the amount realized is less than the exercise price, the participant will not recognize ordinary income, and the participant will generally recognize a capital loss equal to the excess of the exercise price over the amount realized upon the disposition of the common shares.

SARs

A participant who has been granted an SAR will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at that time. Upon the exercise of an SAR, the amount of cash or the fair market value of any common shares received will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of common shares, if any, received upon exercise of an SAR will be treated as capital gains or losses, and the participant’s basis in such common shares will be equal to the fair market value of the common shares at the time of exercise.

Restricted Stock

In general, a participant who has been granted a restricted stock award will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time, provided that that the common shares subject to the award are not transferable and are subject to a “substantial risk of forfeiture” (as defined in the Internal Revenue Code). Upon the vesting of the common shares subject to an award, the participant will realize ordinary income in an amount equal to the then fair market value of the common shares and the Company will be entitled to a corresponding tax deduction. Any gains or losses realized by the participant upon disposition of such common shares will be treated as capital gains or losses, and the participant’s basis in such common shares will be equal to the fair market value of the common shares at the time of vesting. A participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to realize taxable income on the date of grant of a restricted stock award and to have the applicable capital gain holding period commence as of that date. If a participant makes this election, the Company will be entitled to a corresponding tax deduction in the year the election is made. If the participant does not make an election pursuant to Section 83(b) of the Internal Revenue Code, dividends paid to the participant during the restriction period will be treated as compensation income to the participant and the Company will be entitled to a corresponding tax deduction.

Performance-Based Stock Units and RSUs

A participant who has been granted a performance-based stock unit or an RSU will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The participant will have compensation income at the time the stock unit or RSU is settled equal to the amount of cash received and the fair market value of common shares distributed, as appropriate, and the Company will be entitled to a corresponding tax deduction.

Performance-Based Cash Awards

A participant who has been granted performance-based cash award units will not realize taxable income at the time of grant and the Company will not be entitled to a tax deduction at that time. The participant will have compensation income at the time the award is settled equal to the amount of cash received and the Company will be entitled to a corresponding tax deduction.

Section 162(m) of the Internal Revenue Code

As described above, awards granted under the 2005 LTIP may constitute as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code in order to preserve federal income tax deductions by the Company with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1,000,000 and paid to the Company’s CEO or one of the Company’s other three most highly compensated executive officers (other than the Company’s CFO). To constitute “qualified performance-based compensation,” awards must be granted under the 2005 LTIP by a committee consisting solely of two or more “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code) and satisfy the 2005 LTIP’s limit on the total number of common shares or total value that may be awarded to any one participant during any calendar year. In addition, for awards other than options and SARs to qualify as “qualified performance-based compensation,” payment, settlement, issuance or vesting of the award, as the case may be, must be contingent upon satisfying one or more of the performance criteria described above under the caption “Summary of the 2005 LTIP — Performance-Based Awards”, as established and certified by the Compensation Committee.

Sections 280G and 4999 of the Internal Revenue Code

Sections 280G and 4999 of the Internal Revenue Code respectively deny a tax deduction to the Company and impose penalties on persons who receive excess parachute payments. A “parachute payment” is the value of any payment to a “disqualified individual” (such as officers and highly-paid employees of the Company or subsidiaries of the Company) that is contingent upon the occurrence of a change in control (as defined in the Internal Revenue Code). An “excess parachute payment” is a parachute payment whose present value is equal to or greater than three times the participant’s taxable compensation averaged over the five calendar years ending with the calendar year before the occurrence of a change in control (or over the participant’s entire period of employment if that period is less than five calendar years). This average is called the “Base Amount.”

Some participants in the 2005 LTIP may receive parachute payments in connection with a Business Combination. If this happens, the value of each participant’s parachute payment from the 2005 LTIP must be combined with other parachute payments the same participant is entitled to receive under other agreements or plans with the Company or any subsidiary of the Company, such as an employment agreement or a change in control agreement. If the aggregate present value of all parachute payments is an excess parachute payment, the participant would be required to pay an excise tax equal to 20 percent of the value of all parachute payments above one times the participant’s Base Amount. This tax is due in addition to other federal, state and local income, wage and employment taxes. In addition, neither the Company nor any subsidiary of the Company would be able to claim a tax deduction for the amount of a participant’s excess parachute payment and the $1,000,000 limit on deductible compensation under Section 162(m) of the Internal Revenue Code is reduced by the amount of the excess parachute payment.

The 2005 LTIP addresses Sections 280G and 4999 of the Internal Revenue Code in two ways. Generally, if a participant in the 2005 LTIP receives an excess parachute payment, the value of the payment is reduced to avoid the application of Sections 280G and 4999 of the Internal Revenue Code. However, the 2005 LTIP also states that another approach will be taken if a 2005 LTIP participant has another agreement with the Company or a subsidiary of the Company (such as an employment agreement or a change in control agreement) that provides for a different approach.

Miscellaneous

When a participant sells common shares that the participant has received under an award, the participant will generally recognize long-term capital gain or loss if, at the time of the sale, the participant has held the common shares for more than one year from the date the participant acquired the common shares (or, in the case of a restricted stock award, more than one year from the date the common shares vested unless the participant made an election pursuant to Section 83(b) of the Internal Revenue Code, described above). If the participant has held the common shares for one year or less, the gain or loss will be short-term capital gain or loss.

Section 409A of the Internal Revenue Code

In 2004, the Internal Revenue Code was amended to add Section 409A, which created new rules for amounts deferred under “nonqualified deferred compensation plans”. Section 409A of the Internal Revenue Code includes a broad definition of nonqualified deferred compensation plans which may extend to various types of awards granted under the 2005 LTIP. The proceeds of any grant that is subject to Section 409A of the Internal Revenue Code are subject to a 20 percent excise tax if the terms of the 2005 LTIP or the award agreement do not comply with the requirements of Section 409A of the Internal Revenue Code. The 2005 LTIP was required to be amended to be in documentary compliance with the requirements of Section 409A of the Internal Revenue Code by no later than December 31, 2008. The amendment and restatement of the 2005 Long-Term Incentive Plan on October 28, 2008 was intended to ensure that the 2005 LTIP and awards granted under the 2005 LTIP comply with, or be exempt from, the requirements of Section 409A of the Internal Revenue Code, as applicable.

Required Vote of Shareholders

The affirmative vote of a majority of the Company’s common shares voting, in person or by proxy, on the proposal at the Annual Meeting is required to approve the proposal to amend the 2005 LTIP to authorize the issuance of an additional 500,000 common shares under the 2005 LTIP and to reapprove the material terms of the performance criteria under the 2005 LTIP. Broker non-votes will not be treated as voting on the proposal. An abstention has the same effect as a vote “AGAINST” the proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the approval of the proposal to amend the 2005 LTIP to authorize the issuance of an additional 500,000 common shares under the 2005 LTIP and to reapprove the material terms of the performance criteria under the 2005 LTIP.

AUDIT COMMITTEE MATTERS

Report of the Audit Committee for the Fiscal Year Ended June 27, 2009

In accordance with applicable SEC Rules, the Audit Committee has issued the following report:

Role of the Audit Committee.  The Audit Committee currently consists of six directors and operates under the charter adopted by the Company’s Board. Because the Company’s common shares are listed on NASDAQ, the Company is subject to NASDAQ Rules regarding Audit Committee member independence. The Board has determined that each member of the Audit Committee qualifies as independent under both the applicable NASDAQ Rules and SEC Rules. In accordance with its charter, the purpose of the Audit Committee is to assist the Board with respect to its oversight of: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal and regulatory requirements; (3) the Company’s independent registered public accounting firm’s qualifications and independence; and (4) the performance of the Company’s internal audit function and independent registered public accounting firm. In addition, the Audit Committee must prepare an audit committee report in accordance with applicable SEC Rules to be included in the Company’s annual proxy statement.

Review and Discussion with Independent Registered Public Accounting Firm.  In fulfilling its oversight responsibility as to the audit process, the Audit Committee obtained from KPMG LLP (“KPMG”), the Company’s independent registered public accounting firm, the written disclosures and the letter from KPMG required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence. The Audit Committee discussed with KPMG any relationships with or services to the Company or our subsidiaries that may impact the objectivity and independence of KPMG, and the Audit Committee has satisfied itself as to KPMG’s independence. In addition, the Audit Committee reviewed and discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged With Governance, as amended.

Review and Discussion with Management.  The Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended June 27, 2009 with management and KPMG. Management has the responsibility for the preparation of the Company’s consolidated financial statements and KPMG has the responsibility for performing an audit of those statements.

Conclusion.  Based on the Audit Committee’s discussions with management and KPMG and its review of the report of KPMG to the Audit Committee, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included (and the Board approved such inclusion) in the Company’s 2009 Form 10-K filed with the SEC on September 8, 2009.

Submitted by the Audit Committee of the Board of Directors:

Nicholas DiPaolo, Chair	Janice Page	Harvey Weinberg
Edward Stan	David Lauer	David Nichols

Pre-Approval Policies and Procedures

Under applicable SEC Rules, the Audit Committee is required to pre-approve the audit and permitted non-audit services performed by the Company’s independent registered public accounting firm. SEC Rules specify the types of non-audit services that an independent registered public accounting firm may not provide to its audit client and establish the Audit Committee’s responsibility for administration of the engagement of the independent registered public accounting firm.

Consistent with SEC Rules, the charter of the Audit Committee requires that the Audit Committee review and pre-approve all audit services and permitted non-audit services provided by the Company’s independent registered public accounting firm to the Company or any of our subsidiaries. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee and, if it does so, the decisions of that member must be presented to the full Audit Committee at its next scheduled meeting. During fiscal 2009, the Audit Committee did not delegate pre-approval authority to any member of the Audit Committee.

Fees of Independent Registered Public Accounting Firm

On January 28, 2009, the Audit Committee appointed KPMG to serve as the independent registered public accounting firm of the Company for fiscal 2009. Fees billed for services rendered by KPMG for fiscal 2009 and fiscal 2008 were as follows:

Audit Fees.  The aggregate audit fees billed by KPMG for fiscal 2009 and fiscal 2008 were $262,500 and $305,372, respectively. These amounts include fees for professional services rendered by KPMG in connection with the audit of the Company’s annual consolidated financial statements, and the review of the interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit-Related Fees.  KPMG did not bill the Company for any non-audit-related services for fiscal 2009 or fiscal 2008.

Tax Fees.  The aggregate fees for tax services rendered by KPMG for fiscal 2009 and fiscal 2008 were $70,775 and $85,240, respectively. The services rendered by KPMG included preparation of the Company’s U.S. federal and state corporate tax returns.

All Other Fees.  The Company did not pay any other fees to KPMG for any other services for fiscal 2009 or fiscal 2008.

All of the services rendered by KPMG to the Company and our subsidiaries during fiscal 2009 and fiscal 2008 were pre-approved by the Audit Committee. There was no approval pursuant to delegated authority during fiscal 2009 or fiscal 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As previously noted, the Company engaged KPMG as the independent registered public accounting firm to audit the Company’s consolidated financial statements for fiscal 2009. KPMG, together with its predecessors, has served as the Company’s independent registered public accounting firm since 1966. Based on the Company’s traditional approach and timing on auditor appointment, the Audit Committee expects to make its formal selection of the independent registered public accounting firm in the latter part of calendar year 2009 for the fiscal year ending July 3, 2010.

Representatives of KPMG are expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

To be eligible for inclusion in the Company’s proxy materials relating to the 2010 Annual Meeting of Shareholders, the Company must receive proposals of shareholders intended to be presented at the 2010 Annual Meeting no later than May 26, 2010. Timely received proposals may be included in the Company’s proxy materials for the 2010 Annual Meeting of Shareholders if they comply with applicable SEC Rules.

The SEC has promulgated rules relating to the exercise of discretionary voting authority under proxies solicited by the Board. If a shareholder intends to present a proposal at the 2010 Annual Meeting of Shareholders and does not notify the Company of the proposal by August 9, 2010, the management proxies of the Company will be entitled to use their discretionary voting authority, to the extent permitted by applicable law, should the proposal then be raised, without any discussion of the matter in the Company’s proxy statement for the 2010 Annual Meeting.

In each case, written notice must be given to the Company’s Secretary, Jose Ibarra, at the following address: R. G. Barry Corporation, 13405 Yarmouth Road N.W., Pickerington, Ohio 43147.

Shareholders desiring to nominate candidates for election as directors at the 2010 Annual Meeting of Shareholders or to recommend candidates to the Nominating and Governance Committee of the Board must follow the procedures described above under the caption “ELECTION OF DIRECTORS (Item 1 on Proxy) — Nominating Procedures.”

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

The SEC has implemented rules regarding the delivery of proxy materials (i.e., annual reports and proxy statements) to households. This method of delivery often referred to as “householding,” generally permits the Company to send one annual report and one proxy statement to any household at which two or more record shareholders reside if such shareholders have affirmatively consented to householding or have not opted out of the householding process after receiving appropriate notice that the Company has instituted householding. The householding process may also be used for the delivery of Notices of Internet Availability of Proxy Materials, when applicable. Each shareholder would continue to receive a separate notice of any meeting of shareholders and a separate proxy card. The householding procedure reduces the volume of duplicate information you receive and may reduce the Company’s expenses. Although the Company does not currently household its proxy materials, the Company may institute householding in the future and will notify record shareholders who will be affected by householding at that time.

Many brokerage firms and other holders of record have instituted householding. If your family has one or more “street name” accounts holding common shares of the Company, you may have received householding information from your broker, financial institution or other nominee in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our 2009 Annual Report to Shareholders or wish to revoke your decision to household and thereby receive multiple copies of our proxy materials. You should also contact the holder of record if you wish to institute householding.

OTHER MATTERS

As of the date of this Proxy Statement, the Board knows of no matter that will be presented for action at the 2009 Annual Meeting of Shareholders other than those discussed in this Proxy Statement. If any other matter requiring a vote of the shareholders properly comes before the Annual Meeting or any adjournment thereof, the individuals acting under the proxies solicited by the Board will vote and act according to their best judgments in light of the conditions then prevailing.

It is important that your proxy card be completed and returned promptly. Shareholders who do not expect to attend the Annual Meeting in person are urged to fill in, date, sign and return the enclosed proxy card in the self-addressed envelope provided.

By Order of the Board of Directors,

Greg Tunney,
President and Chief Executive Officer

September 23, 2009

Appendix 1

R. G. BARRY CORPORATION

AMENDED AND RESTATED
2005 LONG-TERM INCENTIVE PLAN
(As proposed to be amended on October 29, 2009)

1.00 PURPOSE AND EFFECTIVE DATE

1.01 PURPOSE.  This Plan is intended to foster and promote the Company’s long-term financial success; to reward performance and to increase shareholder value by providing Participants appropriate incentives and rewards; to enable the Company to attract and retain the services of outstanding individuals upon whose judgment, interest and dedication the successful conduct of the Company’s business is largely dependent; to encourage Participants’ ownership interest in the Company; and to align the interests of management and directors with that of the shareholders.

1.02 EFFECTIVE DATE.  This Plan originally became effective on the Effective Date. This Plan is hereby amended and restated effective as of October 28, 2008 to incorporate certain changes required by Code Section 409A and to reflect other administrative changes.

2.00 DEFINITIONS

When used in this Plan, the following terms will have the meanings given to them in this section unless another meaning is expressly provided elsewhere in this document or clearly required by the context. When applying these definitions and any other word, term or phrase used in this document, the form of any term, word or phrase will include any and all of its other forms.

ACT.  The Securities Exchange Act of 1934, as amended.

AWARD.  Any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, share of Stock, Stock Unit and Cash Award. Grants of Restricted Stock, Restricted Stock Units, Stock Units and Cash Awards may, as determined by the Committee in its sole discretion, constitute Performance-Based Awards, as described in Section 11.00.

AWARD AGREEMENT.  The written or electronic agreement between the Company and each Participant that describes the terms and conditions of each Award and the manner in which it will be settled if earned. If there is any conflict between the terms of this Plan and the terms of the Award Agreement, the terms of the Plan will prevail.

BENEFICIARY.  The individual a Participant designates to receive (or to exercise) any Plan benefits (or rights) that are unpaid (or unexercised) when he or she dies. A Beneficiary may be designated only by following the procedures described in Section 15.02; neither the Company nor the Committee is required or permitted to infer a Beneficiary from any other source.

BOARD.  The Company’s board of directors.

BUSINESS COMBINATION.  A transaction of the type described in Section 13.01.

BUSINESS CRITERIA.  One or more of the criteria listed in Section 11.02.

CASH AWARD.  Any Award that is granted to a Participant under Section 10.00 and which the Award Agreement specifies will be paid in cash.

CAUSE.  For purposes of this Plan and unless otherwise specified in the Award Agreement, with respect to any Participant who is an Employee:

[1] Any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of any Company or Subsidiary asset or business opportunity;

[2] Conviction of, or entering into a plea of nolo contendere to, a felony;

[3] Intentional, repeated or continuing violation of any of the Company’s policies or procedures that occurs or continues after notice to the Participant that he or she has violated a Company policy or procedure; or

[4] Any breach of a written covenant or agreement with the Company or any Subsidiary, including the terms of this Plan.

CODE.  The Internal Revenue Code of 1986, as amended from time to time, and any applicable rulings or regulations issued under the Code.

COMMITTEE.

[1] In the case of Awards to Directors, the entire Board; or

[2] In the case of all other Awards, the Board’s compensation committee which also is a “compensation committee” within the meaning of Treas. Reg. Section 1.162-27(c)(4). The Committee will be comprised of at least three individuals [A] each of whom must be [I] an outside director, as defined in Treas. Reg. Section 1.162-27(e)(3)(i) and [II] a “non-employee director” within the meaning of Rule 16b-3 under the Act and [B] none of whom may receive remuneration from the Company or any Subsidiary in any capacity other than as a director, except as permitted under Treas. Reg. Section 1.162-27(e)(3).

COMPANY.  R. G. Barry Corporation, a corporation organized under the laws of Ohio, and all successors to it.

DIRECTOR.  Each member of the Board or of the board of directors of any Subsidiary who is not an Employee. For purposes of applying this definition, a Director’s status will be determined as of the Grant Date applicable to each Award.

DISABILITY.  Unless the Committee specifies otherwise in the Award Agreement:

[1] With respect to any Award subject to Code Section 409A, the Participant is [A] unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or [B] by reason of any readily determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer; or

[2] With respect to any other Award, as defined in Code Section 22(e)(3).

DIVIDEND EQUIVALENT RIGHT.  A right to receive the amount of any dividend paid on a share of Stock underlying a Stock Unit, as provided in Section 9.03.

EFFECTIVE DATE.  The date this Plan was originally approved by the Board.

EMPLOYEE.  Any individual who is a common law employee of the Company or of any Subsidiary. A worker who is classified as other than a common law employee but who is subsequently reclassified as a common law employee of the Company or any Subsidiary for any reason and on any basis will be treated as a common law employee only from the date that reclassification occurs and will not retroactively be reclassified as an Employee for any purpose of this Plan.

EXERCISE PRICE.  The price, if any, at which a Participant may exercise an Award.

FAIR MARKET VALUE.  The value of one share of Stock on any relevant date, determined as follows:

[1] If the shares are traded on an exchange (including the NASDAQ National Market System), the reported “closing price” on the relevant date if it is a trading day; otherwise on the next trading day.

[2] If the shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day; otherwise on the next trading day; or

[3] If neither subsection [1] nor [2] of this definition applies, the fair market value as determined by the Committee in good faith and consistent with any applicable provisions under the Code; provided, however, that, with respect to Nonqualified Stock Options and Stock Appreciation Rights, fair market value shall be determined by the reasonable application of a reasonable valuation method taking into account all information material to the value of the Company within the meaning of Code Section 409A.

FREESTANDING SAR.  A Stock Appreciation Right that is not associated with an Option and is granted under Section 7.00.

GRANT DATE.  The later of [1] the date the Committee establishes the terms of an Award or [2] the date specified in the Award Agreement.

INCENTIVE STOCK OPTION.  Any Option granted under Section 5.00 that, on the Grant Date, meets the conditions imposed under Code Section 422(b) and is not subsequently modified in a manner inconsistent with Code Section 422.

NONQUALIFIED STOCK OPTION.  Any Option granted under Section 5.00 that is not an Incentive Stock Option.

OPTION.  The right granted under Section 5.00 to purchase a share of Stock at a stated price for a specified period of time. An Option may be either [1] an Incentive Stock Option or [2] a Nonqualified Stock Option.

PARTICIPANT.  Any Employee or Director to whom the Committee grants an Award. Designation of a Participant in any year will not require the Committee to designate that person to receive an Award in any other year or, once designated, to receive the same type or amount of Award granted to the Participant in any other year. The Committee will consider the factors it deems pertinent to selecting Participants and in determining the type and amount of their respective Awards.

PERFORMANCE-BASED AWARD.  An Award granted subject to Section 11.00.

PERFORMANCE PERIOD.  The period over which the Committee will determine if a Participant has met conditions imposed on a Performance-Based Award.

PLAN.  The R. G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan, as amended from time to time.

PLAN YEAR.  The Company’s fiscal year.

PRIOR PLANS.  The R. G. Barry Corporation 1997 Stock Incentive Plan and the R. G. Barry Corporation 2002 Stock Incentive Plan.

RESTRICTED STOCK.  An Award granted under Section 6.01.

RESTRICTED STOCK UNIT.  An Award granted under Section 6.02.

RESTRICTION PERIOD.  The period over which the Committee will determine if a Participant has met conditions placed on Restricted Stock or Restricted Stock Units.

RETIREMENT OR RETIRE.

[1] In the case of an Employee, Termination of Service after meeting the definition of normal or early retirement under the Company’s tax-qualified defined benefit retirement plan (or if the Company does not maintain a tax-qualified defined benefit retirement plan the normal or early retirement definition included in the tax-qualified retirement plan that the Company most recently maintained and which included a definition of normal and early retirement), whether or not the Employee is then accruing (or ever has accrued) a benefit under any plan; and

[2] In the case of a Director, the Director’s Termination of Service on the Board for any reason other than Disability or death after completing one full term as a Board member.

STOCK.  Common shares of the Company.

STOCK APPRECIATION RIGHT (OR “SAR”).  An Award granted under Section 7.00 that is either a Tandem SAR or a Freestanding SAR.

STOCK UNIT.  An Award granted under Section 9.00.

SUBSIDIARY.  Any corporation, partnership or other form of unincorporated entity of which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, if the entity is a corporation; or of the capital or profits interest, if the entity is a partnership or another form of unincorporated entity.

TANDEM SAR.  An SAR that is associated with an Option and which expires when that Option expires or is exercised, as described in Section 7.00.

TERMINATION OF SERVICE (OR REFERENCES TO A PARTICIPANT’S SERVICE BEING TERMINATED).

[1] With respect to the exercise or settlement of any Award subject to Code Section 409A, a “separation from service” with the Company and all Subsidiaries within the meaning of Treas. Reg. Section 1.409A-1(h).

[2] Under all other circumstances, as applicable, [a] termination of the employee-employer relationship between a Participant and the Company and all Subsidiaries for any reason, [b] with respect to an Employee of a Subsidiary, a severance or diminution of the ownership relationship between the Company and that entity after which that entity is no longer a Subsidiary and after which that person is not an Employee of the Company or any entity that then is a Subsidiary, or [c] cessation of a Director’s service on the Board for any reason. However, with respect to any such Award that is not an Incentive Stock Option and unless the Committee specifies otherwise either in the Award Agreement or subsequently, a Termination of Service will not have occurred solely because an Employee becomes a consultant to the Company or any Subsidiary but only if that consultant is providing bona fide services to the Company or any Subsidiary. Also, with respect to any such Award (including an Incentive Stock Option), a Termination of Service will not have occurred while the Employee is absent from active employment for a period of not more than three months (or, if longer, the period during which reemployment rights are protected by law, contract or written agreement, including the Award Agreement, between the Participant and the Company) due to illness, military service or other leave of absence approved by the Committee.

3.00 ADMINISTRATION

3.01 COMMITTEE DUTIES.

[1] The Committee is granted all powers appropriate and necessary to administer the Plan. Consistent with the Plan’s purpose, the Committee may adopt, amend and rescind rules and regulations relating to the Plan, to the extent appropriate to protect the interest of the Company and its shareholders, and has complete discretion to make all other decisions necessary or advisable for the administration and interpretation of the Plan. Any action by the Committee will be final, binding and conclusive for all purposes and upon all Participants.

[2] The Committee (or the Board, as appropriate) also may amend the Plan and all Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement (or both) before those amendments.

3.02 DELEGATION OF DUTIES.  In its sole discretion, the Committee may delegate to any individual or entity (including Employees) that it deems appropriate any of its duties other than those described in Section 3.03[1] and [2].

3.03 PARTICIPATION.

[1] Consistent with the terms of the Plan, the Committee will:

[a] Decide which Employees and Directors may become Participants;

[b] Decide which Participants will be granted Awards;

[c] Identify the type of Awards to be granted to each Participant;

[d] Specify the terms and conditions imposed on any Awards granted;

[e] Develop the procedures through which an Award may be exercised;

[f] Specify the circumstances under which the Company may cancel an Award or reacquire any Award or shares of Stock acquired through the Plan;

[g] Impose any other terms and conditions the Committee believes are appropriate and necessary to implement the purpose of this Plan; and

[h] Discharge the duties described in Section 11.00 with respect to Performance-Based Awards.

[2] The Committee may establish different terms and conditions:

[a] For each type of Award;

[b] For Participants receiving the same type of Award; and

[c] For the same Participant for each Award the Participant receives, whether or not those Awards are granted at different times.

[3] The Committee (or its delegate) will prepare and deliver an Award Agreement to each affected Participant with respect to each Award. The Award Agreement will describe:

[a] The type of Award and when and how it may be exercised or settled;

[b] The effect of exercising an Award;

[c] Any Exercise Price associated with the Award;

[d] Any conditions that must be met before the Award may be exercised or settled;

[e] Any performance objectives imposed on Performance-Based Awards as described in Section 11.00;

[f] When and how Options and SARs may be exercised; and

[g] Any other applicable terms and conditions affecting the Award.

[4] No Award subject to Code Section 409A will be granted under this Plan to any person who is performing services only for an entity that is not an affiliate of the Company within the meaning of Code Section 414(b) or (c).

3.04 CONDITIONS OF PARTICIPATION.  By accepting an Award, each Participant agrees:

[1] To be bound by the terms of the Award Agreement and the Plan and to comply with other conditions imposed by the Committee; and

[2] That the Committee (or the Board, as appropriate) may amend the Plan and the Award Agreements without any additional consideration to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement (or both) before those amendments.

4.00 STOCK SUBJECT TO PLAN

4.01 NUMBER OF SHARES.

[1] Subject to Section 4.03, the number of shares of Stock that may be issued under the Plan is the sum of:

[a] 1,000,000; plus

[b] The number of shares of Stock that were authorized to be awarded under the Prior Plans but were not awarded under the Prior Plans; plus

[c] The number of shares of Stock that were awarded under the Prior Plans but which are subsequently forfeited under the terms of the Prior Plans.

The terms of the Prior Plans will continue to apply to all awards issued under the Prior Plans while those awards are outstanding under the Prior Plans. However, the terms of this Plan will apply to Awards issued with respect to all shares of Stock described in Section 4.01[1][a], [b] and [c].

[2] The shares of Stock to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock not reserved for any other purpose.

4.02 UNFULFILLED AWARDS.  Any Stock subject to an Award that, for any reason, is forfeited, cancelled, terminated, relinquished, exchanged or otherwise settled without the issuance of Stock or without payment of cash equal to the difference between the Award’s Fair Market Value and its Exercise Price may again be granted under the Plan and, in the discretion of the Committee, may be subject to a subsequent Award.

4.03 ADJUSTMENT IN CAPITALIZATION.  If, after the Effective Date, there is a Stock dividend or Stock split, recapitalization (including payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to shareholders, exchange of shares, or other similar corporate change affecting Stock, the Committee will appropriately adjust the number of Awards that may or will be granted to Participants in any Plan Year, the aggregate number of shares of Stock available for Awards under Section 4.01 or subject to outstanding Awards (as well as any share-based limits imposed under this Plan) the respective Exercise Prices and/or limitations applicable to outstanding or subsequently granted Awards and any other affected factor, limit or term applying to Awards. Any decision of the Committee under this section will be final and binding on all Participants and Beneficiaries. Notwithstanding the foregoing, an adjustment pursuant to this Section 4.03 shall be made only to the extent such adjustment complies, to the extent applicable, with Code Section 409A.

4.04 LIMITATIONS ON NUMBER OF SHARES ISSUABLE TO A PARTICIPANT.  The aggregate number of shares of Stock with respect to which Awards may be granted under this Plan to any Participant in any calendar year will not exceed 200,000 (adjusted as provided in Section 4.03), including Awards that are cancelled or deemed to have been cancelled under Treas. Reg. Section 1.162-27(e)(2)(vi)(B) during the Plan Year granted.

5.00 OPTIONS

5.01 GRANT OF OPTIONS.

[1] At any time during the term of this Plan, the Committee may grant [a] Incentive Stock Options to Employees who are employed by the Company or any Subsidiary that is a “subsidiary corporation” as defined under Code Section 424(f) and [b] Nonqualified Stock Options to any Employee.

[2] The Committee may grant Nonqualified Stock Options to each Director at any time, subject to any terms and conditions imposed by the Committee on the Grant Date.

5.02 OPTION PRICE.  Except as provided in Section 5.04[2] and subject to later adjustment of the Exercise Price as provided in this Plan, each Option will bear an Exercise Price that is not less than the Fair Market Value of a share of Stock on the date it is granted.

5.03 EXERCISE OF OPTIONS.  Options awarded to a Participant under Section 5.01 may be exercised at the times and subject to the restrictions and conditions (including a vesting schedule) that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan. However:

[1] An Option may not be exercised for a fraction of a share (instead, fractional shares will be settled in cash);

[2] The Committee may prohibit a Participant from exercising Options for fewer than the minimum number of shares specified by the Committee in the Award Agreement but only if this prohibition does not prevent a Participant from acquiring the full number of shares of Stock for which Options are then exercisable; and

[3] Unless the Committee specifies otherwise in the Award Agreement, no Option may be exercised more than 10 years after its Grant Date.

5.04 INCENTIVE STOCK OPTIONS.  Notwithstanding anything in the Plan to the contrary:

[1] The aggregate Fair Market Value of the Stock (determined as of the Grant Date) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and all Subsidiaries) will not exceed $100,000 [or the amount specified in Code Section 422(d)], determined under rules issued under Code Section 422;

[2] Each Incentive Stock Option granted to a Participant who owns [as defined in Code Section 424(d)] shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any Subsidiary, determined under rules issued under Code Section 422, will bear an Exercise Price that is at least 110 percent of the Fair Market Value of a share of Stock on the Grant Date;

[3] No Incentive Stock Option may be exercised more than 10 years after it is granted; provided, however, that if the Participant owns [as defined in Code Section 424(d)] shares possessing more than 10 percent of the total combined voting power of all classes of shares of the Company or any Subsidiary, determined under rules issued under Code Section 422, no Incentive Stock Option granted to such Participant may be exercised more than five years after it is granted; and

[4] The maximum number of shares of Stock that may be granted through Incentive Stock Options during the term of this Plan will not be greater than 500,000.

5.05 PAYMENT FOR OPTIONS.  The Committee will develop procedures through which a Participant may pay an Option’s Exercise Price, including a cashless exercise or tendering shares of Stock the Participant already has owned for at least six months, either by actual delivery of the previously owned shares of Stock or by attestation, valued at their Fair Market Value on the exercise date, as partial or full payment of the Exercise Price.

5.06 RESTRICTIONS ON TRANSFERABILITY.  The Committee may impose restrictions on any shares of Stock acquired through the exercise of an Option, including restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system on which Stock is then listed or traded, or any applicable blue sky or state securities laws.

5.07 RESTRICTIONS ON RELOAD/REPRICING.  Regardless of any other provision of this Plan:

[1] Neither the Company nor the Committee may “reprice” (as defined under rules issued by the exchange on which the Stock then is traded or, if the Stock is not then traded on an exchange, as defined under rules issued by the New York Stock Exchange) any Award without the prior approval of the shareholders; and

[2] No Participant will be entitled to (and no Committee discretion may be exercised to extend to any Participant) an automatic grant of additional Awards solely in connection with any exercise or settlement of an Award or otherwise.

6.00 RESTRICTED STOCK AND RESTRICTED STOCK UNITS

6.01 RESTRICTED STOCK.  Subject to the terms of this Plan, the Committee may grant Restricted Stock to Participants at any time during the term of this Plan subject to the terms and conditions that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan.

[1] Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period. At the Committee’s sole discretion, all shares of Restricted Stock will:

[a] Be held by the Company as escrow agent during the Restriction Period; or

[b] Be issued to the Participant in the form of certificates bearing a legend describing the restrictions imposed on the shares.

[2] Restricted Stock will be:

[a] Forfeited (or if shares were issued to the Participant for a cash payment, those shares will be resold to the Company for the amount paid), if all conditions have not been met at the end of the Restriction Period, and again become available under the Plan; or

[b] Released from escrow and distributed (or any restrictions described in the certificate removed) as soon as practicable after the last day of the Restriction Period, if all conditions have then been met.

[3] During the Restriction Period, and unless the Award Agreement provides otherwise, each Participant to whom Restricted Stock has been issued:

[a] May exercise full voting rights associated with that Restricted Stock; and

[b] Will be entitled to receive all dividends and other distributions paid with respect to that Restricted Stock; provided, however, that if any dividends or other distributions are paid in shares of Stock, those shares will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were issued.

6.02 RESTRICTED STOCK UNITS.  Subject to the terms of this Plan, the Committee may grant Restricted Stock Units to Participants at any time during the term of this Plan subject to the terms and conditions that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan.

[1] Restricted Stock Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

[2] Restricted Stock Units will be:

[a] Forfeited, if all conditions have not been met at the end of the Restriction Period, and again become available under the Plan; or

[b] Within 70 days after all conditions have then been met, settled, in the Committee’s discretion, [I] in shares of Stock equal to the number of Restricted Stock Units to be settled, [II] for cash equal to the number of Restricted Stock Units to be settled, multiplied by the Fair Market Value of a share of Stock on the settlement date, or [III] in a combination of shares of Stock or cash (computed under subsections 6.02[2][b][I] and [II]).

[3] During the Restriction Period, Participants may not exercise any voting rights associated with the shares of Stock underlying his or her Restricted Stock Units or receive any dividends or other distributions otherwise payable with respect to the shares of Stock underlying his or her Restricted Stock Units.

[4] If a Participant is eligible to participate in a nonqualified deferred compensation plan maintained by the Company, the Participant may elect to defer his or her Restricted Stock Units in accordance with the terms and conditions of such plan and Code Section 409A.

7.00 STOCK APPRECIATION RIGHTS

The Committee may grant Freestanding SARs and Tandem SARs (or a combination of each) to Participants at any time during the term of this Plan.

[1] The Exercise Price specified in the Award Agreement will:

[a] In the case of a Freestanding SAR and subject to later adjustment as provided in this Plan, never be less than 100 percent of the Fair Market Value of a share of Stock on the date it is granted; and

[b] In the case of a Tandem SAR, be the Exercise Price of the related Option.

[2] Tandem SARs may be exercised with respect to all or part of the shares of Stock subject to the related Option by surrendering the right to exercise the equivalent portion of the related Option. However:

[a] A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable;

[b] A Tandem SAR will expire no later than the date the related Option expires;

[c] The value of the payout with respect to the exercise of a Tandem SAR will not be more than 100 percent of the product of [i] the difference between the Fair Market Value of a share of Stock on the date the Tandem SAR is exercised, minus the Exercise Price of the related Option, and [ii] the number of shares of Stock with respect to which the Tandem SAR is exercised; and

[d] A Tandem SAR related to an Incentive Stock Option may be exercised only if the Fair Market Value of the shares of Stock subject to the related Option is greater than the Option’s Exercise Price.

[3] Freestanding SARs will be exercisable subject to the terms the Committee specifies in the Award Agreement and to the terms and conditions of the Plan.

[4] A Participant exercising an SAR will receive either:

[a] A cash amount equal to the product of: [i] the difference between the Fair Market Value of a share of Stock on the exercise date, minus the Exercise Price; multiplied by [ii] the number of shares of Stock with respect to which the SAR is exercised; or

[b] A number of shares of Stock equal to the quotient of: [i] the product of [1] the difference between the Fair Market Value of a share of Stock on the exercise date, minus the Exercise Price; multiplied by [2] the number of shares of Stock with respect to which the SAR is exercised; divided by [ii] the Fair Market Value of a share of Stock on the exercise date.

Unless otherwise specified in the Award Agreement, all SARs will be settled in shares of Stock.

8.00 OTHER STOCK AWARDS TO PARTICIPANTS

The Committee may grant Awards of shares of Stock to any Participant as an incentive, bonus or in lieu of any retainer due to a Director as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate.

9.00 STOCK UNITS

9.01 STOCK UNIT AWARDS.  The Committee may, in its discretion, grant Stock Units to Participants. Stock Units will be subject to any terms and conditions, including vesting, that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan. Stock Units may constitute Performance-Based Awards, as described in Section 11.00. The Award Agreement will state the form in which the Stock Unit is to be settled and when the Stock Unit will be settled. Shares of Stock issued through a Stock Unit Award may be issued with or without payment by the Participant as required by applicable law or any other consideration specified by the Committee. The Award Agreement will specify if the Participant granted a Stock Unit also will be entitled to a Dividend Equivalent Right.

9.02 SETTLING OF STOCK UNITS.  One share of Stock will be issued for each Stock Unit to be settled in shares of Stock unless the Award Agreement provides for settlement in cash or partially in cash and partially in shares of Stock. If all or part of any Stock Unit Award is to be settled in cash, the amount distributed will be the Fair Market Value of the number of shares of Stock that otherwise would have been distributed to settle the Stock Unit.

9.03 DISPOSITION OF DIVIDEND EQUIVALENT RIGHTS.  The right to receive the amount of any Dividend Equivalent Right will be forfeited or paid in cash or in the form of additional Stock Units (as provided in the Award Agreement) when the associated Stock Unit is forfeited or settled.

10.00 CASH AWARDS

The Committee may, in its discretion, grant Cash Awards. Cash Awards [1] will be subject to the terms and conditions, including vesting, that the Committee specifies in the Award Agreement and to the terms and conditions of the Plan and [2] may constitute Performance-Based Awards under Section 11.00. The maximum annual Cash Award that may be paid to any Participant in any single Plan Year under this Plan is not more than $500,000.

11.00 PERFORMANCE-BASED AWARDS

11.01 GENERALLY.  Any Restricted Stock, Restricted Stock Units, Stock Units or Cash Awards granted under the Plan may be granted in a manner that qualifies as “qualified performance-based compensation” under Code Section 162(m). As determined by the Committee in its sole discretion, either the granting or vesting of Performance-Based Awards will be based on achieving performance objectives derived from one or more of the Business Criteria over the Performance Period established by the Committee.

11.02 BUSINESS CRITERIA.

[1] The Business Criteria imposed on Performance-Based Awards will be one or more of the following and may be applied solely with reference to the Company (or a Subsidiary) or relatively between the Company (and/or a Subsidiary) and one or more unrelated entities:

[a] Cash flow;

[b] Earnings (including gross margin, earnings before interest and taxes, earnings before taxes and net earnings);

[c] Earnings per share;

[d] Growth in earnings or earnings per share;

[e] Stock price;

[f] Return on equity or average shareholders’ equity;

[g] Total shareholder return;

[h] Return on shareholder equity;

[i] Return on assets or net assets;

[j] Return on investment;

[k] Revenue;

[l] Income or net income;

[m] Operating income or net operating income;

[n] Operating profit or net operating profit (whether before or after taxes);

[o] Operating margin;

[p] Return on operating revenue;

[q] Market share;

[r] Overhead or other expense reduction;

[s] Growth in shareholder value relative to the moving average of the S&P 500 Index or a peer group index; and

[t] Strategic plan development and implementation.

[2] Different Business Criteria may be applied to individual Participants or to groups of Participants and, as specified by the Committee, may be based on the results achieved [a] separately by Company or any Subsidiary, [b] any combination of the Company and its Subsidiaries, or [c] any combination of segments, products or divisions of the Company and its Subsidiaries.

11.03 ESTABLISHMENT OF PERFORMANCE GOALS.  With respect to Performance-Based Awards, the Committee will establish in writing [1] the performance objectives to be applied and the Performance Period over which their achievement will be measured, [2] the method for computing the Cash Award or other Award that will be granted or earned if (and to the extent that) those performance objectives are met and [3] the Participants or class of Participants to which the performance objectives apply. Performance objectives will be established in writing no later than 90 days after the beginning of the applicable Performance Period (but in no event after 25 percent of the Performance Period has elapsed).

11.04 CERTIFICATION OF PERFORMANCE.  No Performance-Based Award will be paid to (or vest with respect to) any Participant for any Performance Period until the Committee certifies in writing that the associated objective performance objectives (and all other material conditions) imposed as a condition of receiving that Award have been met.

11.05 MODIFICATION OF PERFORMANCE-BASED AWARDS.  Once established, the Committee may not revise any performance objectives associated with a Performance-Based Award or increase the amount of the Cash Award or other Award that may be paid or earned if those performance objectives are met. However, the Committee may reduce or eliminate the Cash Award or other Award that may be paid or earned if those performance objectives are met.

12.00 TERMINATION OF SERVICE/LIMITS ON EXERCISABILITY/BUYOUTS

12.01 EFFECT OF TERMINATION OF SERVICE ON AWARDS OTHER THAN PERFORMANCE-BASED AWARDS.  Unless otherwise specified in the Award Agreement and subject to Sections 12.03 and 12.04, all Awards (other than Performance-Based Awards) will be exercisable or forfeited upon a Termination of Service as provided in this section:

[1] DEATH.  If a Participant’s Service Terminates because of death, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant’s Beneficiary anytime before the earlier of the expiration date specified in the Award Agreement or one year after the Participant’s death.

[2] DISABILITY.  If a Participant’s Service Terminates because of Disability, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or his or her Beneficiary) anytime before the earlier of the expiration date specified in the Award Agreement or one year after the Participant Terminates.

[3] RETIREMENT.  If a Participant’s Service Terminates because of Retirement, [a] all outstanding Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards (whether or not then vested) will be settled as provided in the Award Agreement and [b] all Options and Tandem SARs (whether or not then exercisable) may be exercised by the Participant (or the Participant’s Beneficiary) anytime before the expiration date specified in the Award Agreement. However, any Incentive Stock Option that is not exercised within three months of the Participant’s Retirement will be treated as a Nonqualified Stock Option.

[4] VOLUNTARY TERMINATION OF SERVICE BY PARTICIPANT.  If a Participant who is an Employee voluntarily Terminates Service before Retirement, [a] all vested Restricted Stock, Restricted Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards will be settled as provided in the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the Participant’s Beneficiary) any time before the earlier of the expiration date specified in the Award Agreement or three months after the Participant’s voluntary Termination of Service and [c] all Awards that are not vested or exercisable on the date the Participant voluntarily Terminates Service will be forfeited.

[5] INVOLUNTARY TERMINATION OF SERVICE WITHOUT CAUSE.  If the Service of a Participant who is an Employee is Terminated involuntarily without Cause, [a] all vested Restricted Stock, Restricted

Stock Units, Freestanding SARs, Stock, Stock Units or Cash Awards will be settled as provided in the Award Agreement, [b] all exercisable Options and Tandem SARs may be exercised by the Participant (or the Participant’s Beneficiary) any time before the earlier of the expiration date specified in the Award Agreement or three months after the Participant’s Service is involuntarily Terminated without Cause and [c] all Awards that are not vested or exercisable on the date the Participant’s Service is involuntarily Terminated without Cause will be forfeited.

[6] INVOLUNTARY TERMINATION OF SERVICE WITH CAUSE.  If the Service of a Participant who is an Employee is Terminated involuntarily for Cause, all outstanding Awards (whether or not then exercisable) will be forfeited.

12.02 EFFECT OF TERMINATION OF SERVICE ON PERFORMANCE-BASED AWARDS.  Unless the Committee provides otherwise in the Award Agreement or subsequently, a Participant will forfeit all Performance-Based Awards if, before the end of a Performance Period:

[1] His or her Service is Terminated involuntarily for any reason, or

[2] He or she Terminates Service voluntarily other than due to the Participant’s Retirement.

If, before the end of a Performance Period, a Participant dies, becomes Disabled, or Retires and the Committee determines (under Section 11.04) that the performance objectives established for that period are met, such Participant or the Beneficiary of a deceased Participant will receive a partial award equal to:

[a] The Cash Award and/or other Award that would have been paid, settled or distributed to that Participant at the end of the Performance Period during which the Participant died, became Disabled, Retired or was involuntarily Terminated without Cause; multiplied by

[b] The quotient of [i] the number of whole years between the beginning of the Performance Period and the date the Participant died, became Disabled, Retired or was involuntarily Terminated without Cause, divided by [ii] the number of whole years included in the Performance Period.

Such partial award shall be paid, settled or distributed as described in the related Award Agreement.

12.03 OTHER LIMITS ON EXERCISABILITY.  Regardless of any other provision of the Plan, all unexercised, unsettled or unpaid Awards granted to a Participant will be forfeited if that Participant, before his or her Termination of Service or after Termination of Service but while any Award remains exercisable, unsettled or unpaid:

[1] Without the Committee’s written consent, which may be withheld for any reason or for no reason, serves (or agrees to serve) as an officer, director or employee of any proprietorship, partnership or corporation or becomes the owner of a business or a member of a partnership that competes with any portion of the Company’s (or a Subsidiary’s) business or renders any service (including business consulting) to entities that compete with any portion of the Company’s (or a Subsidiary’s) business;

[2] Refuses or fails to consult with, supply information to, or otherwise cooperate with, the Company after having been requested to do so; or

[3] Deliberately engages in any action that the Committee concludes harms the Company or any Subsidiary.

12.04 BUY OUT OF AWARDS.  At any time, the Committee, in its sole discretion and without the consent of the Participant, may cancel any or all outstanding Options, SARs, Restricted Stock, Restricted Stock Units that are not subject to Code Section 409A and Stock Units that are not subject to Code Section 409A (collectively, “Buy Out Awards”) held by that Participant by providing to that Participant written notice (“Buy Out Notice”) of its intention to exercise the rights reserved in this section. If a Buy Out Notice is given, the Company also will pay to each affected Participant the difference between [1] the Fair Market Value (on the date of the Buy Out Notice) of each (or portion of each) Buy Out Award to be cancelled and [2] the Exercise Price, if any, associated with each cancelled Buy Out Award (“Buy Out Amount”). However, unless otherwise specified in the Award Agreement, no payment will be made with respect to any Buy Out Award that is not exercisable (or, in the case of Restricted Stock and Restricted Stock Units, still is subject to a restriction and not vested) when cancelled under this section. The

Company will complete any buy out made under this section within 30 days following the date of the Buy Out Notice. At the Committee’s option, payment of the Buy Out Amount may be made in cash, in whole shares of Stock or partly in cash and partly in shares of Stock. The number of whole shares of Stock, if any, included in the Buy Out Amount will be determined by dividing the amount of the payment to be made in shares of Stock by the Fair Market Value as of the date of the Buy Out Notice.

12.05 SIX-MONTH DISTRIBUTION DELAY.  Notwithstanding anything in this Plan to the contrary, if a Participant is a “specified employee” (within the meaning of Code Section 409A and as determined under the Company’s policy for determining specified employees) on the date of the Participant’s Termination of Service and the Participant is entitled to a distribution or payment under this Plan that is required to be delayed pursuant to Code Section 409A(a)(2)(B)(i), then such distribution shall not be made until the first business day of the seventh month following the date of the Participant’s Termination of Service (or, if earlier, the date of the Participant’s death). The first distribution or payment that can be made to the Participant following such postponement period shall include the cumulative amount of any distributions and/or payments that could not be paid or provided during such postponement period due to the application of Code Section 409A(a)(2)(B)(i).

13.00 MERGER, CONSOLIDATION OR SIMILAR EVENT

13.01 DEFINITION OF BUSINESS COMBINATION.

[1] With respect to the settlement, payment or exercise of any Award that is subject to Code Section 409A, the occurrence of any one of the following actions or events:

[a] The acquisition by any person (as defined under Code Section 409A), or more than one person acting as a group (as defined under Code Section 409A), of shares of the Company that, together with the shares of the Company held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of all of the shares of the Company;

[b] The acquisition by any person, or more than one person acting as a group, within any 12-month period, of shares of the Company possessing 30 percent or more of the total voting power of all of the shares of the Company;

[c] A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

[d] The acquisition by any person, or more than one person acting as a group, within any 12-month period, of assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

This definition of Business Combination shall be interpreted in a manner that is consistent with the definition of “change in control event” under Code Section 409A and the Treasury Regulations promulgated thereunder.

[2] Under all other circumstances:

[a] Any event that is defined as a “change in control” (or analogous term) under any other written agreement with the Company or any Subsidiary, but only to the extent specified in that other agreement; or

[b] Any transaction (or series of related transactions) that result in the merger or consolidation of the Company or the exchange of Stock for the securities of another entity (other than a Subsidiary) that has acquired the Company’s assets or which is in control [as defined in Code Section 368(c)] of an entity that has acquired the Company’s assets but only if [i] immediately after the transaction (or the end of a series of related transitions) the persons who owned a majority of the voting power of the Company immediately before the transaction (or the beginning of a series of related transactions) own less than a majority of the voting power of the Company and [ii] the terms of the transaction (or series of related transactions) are binding on all holders of Stock (except to the extent that dissenting shareholders are entitled to relief under applicable law).

13.02 EFFECT OF BUSINESS COMBINATION ON OPTIONS, SARs, RESTRICTED STOCK AND RESTRICTED STOCK UNITS.  Unless otherwise specified in the Award Agreement, if the Company undergoes a Business Combination, [1] all Options and SARs that are then outstanding will become fully exercisable in accordance with the terms of the Award Agreement (whether or not otherwise exercisable by the terms of the Award Agreement and whether or not any associated performance objectives have then been met), and [2] all remaining restrictions on outstanding Restricted Stock and Restricted Stock Units will lapse as of the date of the Business Combination.

13.03 EFFECT OF BUSINESS COMBINATION ON STOCK UNITS, CASH AWARDS OR PERFORMANCE-BASED AWARDS.  Unless otherwise specified in the Award Agreement, if the Company undergoes a Business Combination, all restrictions and conditions imposed on Stock Units and Cash Awards will lapse and all performance objectives imposed on Performance-Based Awards will be deemed to have been met. The amount paid under this section will be [1] the value of affected Stock Units or the amount of affected Cash Awards or, in the case of Performance-Based Awards, the target award or, if higher, the award level actually achieved immediately before the date of the Business Combination, multiplied by [2] the quotient of [a] the number of whole months between the beginning of the period over which time-based restrictions on Stock Units and Cash Awards otherwise would have been measured or, in the case of Performance-Based Awards, the beginning of the period over which Performance Goals were to be measured and the date of the Business Combination, divided by [b] the period (expressed in whole months) over which time-based restrictions on Stock Units and Cash Awards otherwise would have been measured or, in the case of Performance-Based Awards, the period (expressed in whole months) over which Performance Goals were to have been measured.

13.04 APPLICATION OF CODE SECTION 280G.  Except as otherwise provided in the Award Agreement or any other written agreement between the Participant and the Company or any Subsidiary then in effect, if the sum (or value) due under Sections 13.02 and 13.03 that are characterizable as parachute payments, when combined with other parachute payments attributable to the same event (whether or not that event is a Business Combination), constitute “excess parachute payments” as defined in Code Section 280G, the entity responsible for making those payments or its successor or successors (collectively, “Payor”) will reduce the Participant’s benefits under this Plan by the smaller of [1] the sum or the value of the payments due under Sections 13.02 and 13.03 or [2] the amount necessary to ensure that the Participant’s total “parachute payment” as defined in Code Section 280G(b)(2)(A) under this Plan and all other agreements will be $1.00 less than the amount that otherwise would generate an excise tax under Code Section 4999. Any reduction pursuant to this Section 13.04 shall be made in compliance with Code Section 409A.

14.00 AMENDMENT, MODIFICATION AND TERMINATION OF PLAN.

The Board or the Committee may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 or [6] without the consent of the affected Participant (except as specifically provided otherwise in the Plan or the Award Agreement), adversely affect any Award granted before the amendment, modification or termination. However, nothing in this section, the Plan or any Award Agreement will restrict the Committee’s right to exercise the discretion retained in Section 12.04 or the Committee’s or the Board’s right to amend the Plan and any Award Agreements without any additional consideration to affected Participants to the extent necessary to avoid penalties arising under Code Section 409A, even if those amendments reduce, restrict or eliminate rights granted under the Plan or any Award Agreement (or both) before those amendments.

15.00 MISCELLANEOUS

15.01 ASSIGNABILITY.  Except as provided in this section, an Award may not be transferred except by will or applicable laws of descent and distribution and, during the Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. However, with the Committee’s written consent (which may be withheld for any reason or for no reason), a Participant or a specified group of Participants may transfer Awards (other than Incentive Stock Options) to a revocable inter vivos trust, of which the Participant is the settlor, or may transfer Awards (other than Incentive Stock Options) to any member of the Participant’s immediate family, any trust, whether revocable or irrevocable, established solely for the benefit of the Participant’s immediate family, or any partnership or limited liability company whose only partners or members are members of the Participant’s immediate family (“Permissible Transferees”). Any Award transferred to a Permissible Transferee will continue to be subject to all of the terms and conditions that applied to the Award before the transfer and to any other rules prescribed by the Committee. A Permissible Transferee may subsequently transfer an Award but only to another Permissible Transferee and only after complying with the terms of this section as if the Permissible Transferee was a Participant.

15.02 BENEFICIARY DESIGNATION.  Each Participant may name a Beneficiary or Beneficiaries (who may be named contingently or successively) to receive or to exercise any vested Award that is unpaid or unexercised at the Participant’s death. Each designation made will revoke all earlier designations made by the same Participant, must be made on a form prescribed by the Committee and will be effective only when filed in writing with the Committee. If a Participant has not made an effective Beneficiary designation, the deceased Participant’s Beneficiary will be his or her surviving spouse or, if there is no surviving spouse, the deceased Participant’s estate.

15.03 NO GUARANTEE OF CONTINUING SERVICES.  Nothing in the Plan may be construed as:

[1] Interfering with or limiting the right of the Company or any Subsidiary to Terminate any Participant’s Service at any time;

[2] Conferring on any Participant any right to continue as an Employee or Director;

[3] Guaranteeing that any Employee will be selected to be a Participant; or

[4] Guaranteeing that any Participant will receive any future Awards.

15.04 TAX WITHHOLDING.  The Company will withhold from other amounts owed to a Participant, or require the Participant to remit to the Company, an amount sufficient to satisfy federal, state and local withholding tax requirements on any Award, exercise or cancellation of an Award or purchase of shares of Stock. If these amounts are not to be withheld from other payments due to the Participant (or if there are not other payments due to the Participant), the Company will defer payment of cash or issuance of shares of Stock until the earlier of:

[1] Thirty days after the settlement date; or

[2] The date the Participant remits the required amount.

If the Participant has not remitted the required amount within 30 days of the settlement date, the Company will permanently withhold from the value of the Awards to be distributed the minimum amount required to be withheld to comply with applicable federal, state and local income, wage and employment taxes and distribute the balance to the Participant. In its discretion, the Committee may allow a Participant to elect, subject to conditions the Committee establishes, to reimburse the Company for any withholding obligation through one or more of the following methods:

[a] By having shares of Stock otherwise issuable under the Plan withheld by the Company (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws);

[b] By delivering, including by attestation, to the Company previously acquired shares of Stock that the Participant has owned for at least six months;

[c] By remitting cash to the Company; or

[d] By remitting a personal check immediately payable to the Company.

15.05 INDEMNIFICATION.  Each individual who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or not taken under the Plan as a Committee or Board member and against and from any and all amounts paid, with the Company’s approval, by him or her in settlement of any matter related to or arising from the Plan as a Committee or Board member; or paid by him or her in satisfaction of any judgment in any action, suit or proceeding relating to or arising from the Plan against him or her as a Committee or Board member, but only if he or she gives the Company an opportunity, at its own expense, to handle and defend the matter before he or she undertakes to handle and defend it in his or her own behalf. The right of indemnification described in this section is not exclusive and is independent of any other rights of indemnification to which the individual may be entitled under the Company’s organizational documents, by contract, as a matter of law, or otherwise.

15.06 NO LIMITATION ON COMPENSATION.  Nothing in the Plan is to be construed to limit the right of the Company to establish other plans or to pay compensation to its employees or Directors in cash or property, in a manner not expressly authorized by the Plan.

15.07 REQUIREMENTS OF LAW.  The grant of Awards and the issuance of shares of Stock will be subject to all applicable laws, rules and regulations and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Also, no shares of Stock will be issued under the Plan unless the Company is satisfied that the issuance of those shares of Stock will comply with applicable federal and state securities laws. Certificates for shares of Stock delivered under the Plan may be subject to any stock transfer orders and other restrictions that the Committee believes to be advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Stock is then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this section.

15.08 TERM OF PLAN.  Subject to Section 14.00, the Plan will continue until the tenth anniversary of the date it was originally adopted by the Board or approved by the Company’s shareholders, whichever was earliest.

15.09 GOVERNING LAW.  The Plan and all related agreements will be construed in accordance with and governed by the laws (other than laws governing conflicts of laws) of the United States and of the State of Ohio.

15.10 NO IMPACT ON BENEFITS.  Awards are incentives designed to promote the objectives described in Section 1.01. Also, Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

15.11 COMPLIANCE WITH CODE SECTION 409A.  Awards granted pursuant to the Plan are intended to comply with, or be exempt from, Code Section 409A and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant and none of the Company, its Subsidiaries, the Board or the Committee shall have any liability to any Participant for any failure to comply with the requirements of Code Section 409A.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Daylight Saving Time on October 28, 2009.

R. G. BARRY
CORPORATION

INTERNET
http://www.proxyvoting.com/dfz
Use the Internet to vote your proxy. Have your proxy card in hand when you access the website.
OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your common shares in the same manner as if you marked, signed, dated and returned your proxy card.

 WO#
57764
▼   FOLD AND DETACH HERE   ▼

Please mark your votes as indicated in this example	☒
THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR CANDIDATES NAMED
BELOW AND, IF PERMITTED BY APPLICABLE LAW, “FOR” PROPOSAL NO. 2. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

		FOR	WITHHELD	*EXCEPTIONS
		ALL	FOR ALL

1.	Election of Directors	☐	☐	☐

Nominees:

01 David Lauer - for two-year term expiring in 2011

02 Janice Page - for three-year term expiring in 2012

03 Greg Tunney - for three-year term expiring in 2012

04 Harvey Weinberg - for three-year term expiring in 2012

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “*EXCEPTIONS” box above and write that nominee’s name in the space provided below.)

*Exceptions

	FOR	AGAINST	ABSTAIN

2. Approval of proposal to amend the R.G. Barry Corporation Amended and Restated 2005 Long-Term Incentive Plan and to reapprove the material terms of the performance criteria under the Plan.	☐	☐	☐
The individuals designated to vote this proxy are authorized to vote, in their discretion, upon such other matters (none known at the time of solicitation of this proxy) as may properly come before the Annual Meeting or any adjournment thereof.
All proxies previously given or executed by the undersigned are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the October 29, 2009 meeting and the 2009 Annual Report to Shareholders for the fiscal year ended June 27, 2009.

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign exactly as your name appears hereon. When common shares are registered in two names, both shareholders should sign. When signing as attorney, executor, administrator, guardian or trustee, please give full title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If shareholder is a partnership or other entity, please sign in entity name by authorized person.

You can now access your R.G. Barry Corporation account online.
Access your R.G. Barry Corporation account online via Investor ServiceDirect® (ISD).
BNY Mellon Shareowner Services, the transfer agent for R.G. Barry Corporation, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders to be held on October 29, 2009. The Proxy Statement for the Annual Meeting, the Notice of Annual Meeting of Shareholders, a sample of the proxy card and the 2009 Annual Report to Shareholders for the fiscal year ended June 27, 2009 are available at: https://materials.proxyvote.com/068798.
▼   FOLD AND DETACH HERE   ▼
R. G. BARRY CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 29, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned holder(s) of common shares of R.G. Barry Corporation (the “Company”) hereby constitutes and appoints Edward M. Stan and José G. Ibarra, and each of them, the lawful agents and proxies of the undersigned, with full power of substitution in each, to attend the Annual Meeting of Shareholders of the Company to be held on Thursday, October 29, 2009, at the Company’s executive offices, 13405 Yarmouth Road N.W., Pickerington, Ohio, at 11:00 a.m., Eastern Daylight Saving Time, and any adjournment, and to vote all of the common shares which the undersigned is entitled to vote at such Annual Meeting or at any adjournment.
     WHERE A CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED OR NOT VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE COMMON SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN ITEM NO. 1 AS DIRECTORS OF THE COMPANY AND, IF PERMITTED BY APPLICABLE LAW, FOR PROPOSAL NO. 2 IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE OR FOR GOOD CAUSE UNWILLING TO SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE INDIVIDUALS DESIGNATED TO VOTE THE PROXY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE COMPANY’S BOARD OF DIRECTORS MAY RECOMMEND.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250
(Continued and to be marked, dated and signed, on the other side)
WO#
57764